       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2000

                              REGISTRATION NO. 333-[          ]
                   ------------------------------------------------
                   ------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



            DELAWARE                          4923                 75-0571592
(State or other jurisdiction of   (Primary Standard Industrial    (IRS Employer
 incorporation or organization)    Classification Code Number)    Identification No.)

                               ------------------

                         504 Lavaca Street, Eighth Floor
                               Austin, Texas 78701
                                 (512) 477-5852
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                               ------------------

                             DENNIS K. MORGAN, ESQ.
                   SENIOR VICE PRESIDENT-- LEGAL AND SECRETARY
                             SOUTHERN UNION COMPANY
                         504 LAVACA STREET, EIGHTH FLOOR
                               AUSTIN, TEXAS 78701
                                 (512) 477-5852
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               ------------------

                                 WITH COPIES TO:

         STEPHEN A. BOUCHARD, ESQ.          ERIC J.  KRATHWOHL, ESQ.
         Fleischman and Walsh, L.L.P.       Rich, May, Bilodeau & Flaherty, PC
         1400 Sixteenth Street, N.W.        176 Federal Street, 6th Floor
         Washington, D.C.                   Boston, Massachusetts
         20036                              02110-2223
         (202) 939-7900                     (617) 482-1360

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT. THE ISSUANCE OF SECURITIES SHALL OCCUR WHEN ALL OTHER CONDITIONS TO THE CONSUMMATION OF THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS HAVE BEEN SATISFIED OR WAIVED.

                        --------------------------------

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 ("the Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        ---------------------------------


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
     TITLE OF EACH                                   PROPOSED MAXIMUM              PROPOSED
       CLASS OF                                     OFFERING PRICE PER              MAXIMUM                 AMOUNT OF
   SECURITIES TO BE           AMOUNT TO BE            SHARE OF COMMON              AGGREGATE               REGISTRATION
      REGISTERED             REGISTERED (1)              STOCK (2)            OFFERING PRICE (2)            FEE (2)(3)
------------------------------------------------------------------------------------------------------------------------------
Common stock, $1.00
par value                       3,136,710                 $22.00                 $49,553,438                $13,082.11
------------------------------------------------------------------------------------------------------------------------------


(1) The maximum number of shares of Southern Union common stock, $1.00 par value, to be registered is based on the maximum number of shares to be issued in connection with the transactions described herein.

(2) Calculated pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended, solely for the purpose of the registration fee based on the average of the high and low prices of Fall River Gas common stock as reported on the American Stock Exchange Composite Transactions on July 5, 2000.

(3) Filing fee of $9,577.23 was paid to the Commission on June 5, 2000 in connection with the filing of the preliminary proxy material of Southern Union Company and Fall River Gas Company. The balance of the filing fee for this Registration Statement, $3,504.88, is delivered herewith.

--------------------------------------

         THIS REGISTRATION STATEMENT IS HEREBY AMENDED ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

                             FALL RIVER GAS COMPANY
                              155 NORTH MAIN STREET
                                  P.O. BOX 911
                      FALL RIVER, MASSACHUSETTS 02722-0911

                                  July __, 2000



Dear Fellow Stockholder:

It is our pleasure to extend to you a cordial invitation to attend a special meeting of Stockholders of Fall River Gas Company.

You may have read that your Board of Directors and the Board of Directors of Southern Union Company have agreed on a merger. The enclosed proxy statement asks for your approval of the merger and provides you with detailed information about it. Please read this entire document carefully. You may obtain additional information about Fall River Gas Company and Southern Union Company from documents filed with the Securities and Exchange Commission.

YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTEREST OF FALL RIVER GAS COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER.

Your vote is important. The merger cannot be completed without the approval of at least two-thirds of the outstanding shares of Fall River Gas Company common stock entitled to vote at the meeting. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope which requires no postage if mailed in the United States.

The special meeting will be held at the office of Fall River Gas Company at 155 North Main Street, Fall River, Massachusetts beginning at 10:00 a.m. (Eastern Time), on August 29, 2000. On behalf of your Board of Directors, thank you for your continued support and interest in Fall River Gas Company.

                                        Sincerely,



                                        Bradford J. Faxon
                                        President and Chief Executive Officer

                             FALL RIVER GAS COMPANY
                              155 NORTH MAIN STREET
                                  P.O. BOX 911
                      FALL RIVER, MASSACHUSETTS 02722-0911
                            TELEPHONE: (508) 675-7811

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 29, 2000

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Fall River Gas Company will be held at the office of Fall River Gas Company on August 29, 2000, beginning at 10:00 a.m. (Eastern Time), for the following purposes:

     (1) To approve and adopt the Agreement of Merger between Southern Union Company and Fall River Gas Company; and

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on July 5, 2000, as the record date for the determination of holders of Fall River Gas Company common stock entitled to notice of and to vote at the meeting.

If you plan to attend the meeting and are a stockholder of record, please mark your proxy card in the appropriate space, or if voting by telephone, indicate this intent during the telephone voting process. An admission ticket will be mailed to you prior to the meeting date. However, if your shares are not registered in your own name, please advise the stockholder of record (your bank, broker, etc.) that you wish to attend. That firm will provide you with evidence of your ownership which will enable you to gain admittance to the meeting.

Whether you plan to attend the meeting or not, please complete, sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States. Should you attend the special meeting in person, you may if you wish, withdraw your proxy and vote in person.

                                         By order of the Board of Directors,



                                         Robert J. Pollock
                                         Clerk



Fall River, Massachusetts
July __, 2000


                                    IMPORTANT

MASSACHUSETTS LAW REQUIRES THAT THE HOLDERS OF A MAJORITY OF FALL RIVER GAS COMPANY'S OUTSTANDING COMMON STOCK BE PRESENT IN PERSON OR BY PROXY AT THE SPECIAL MEETING IN ORDER TO CONSTITUTE A QUORUM. STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF FOLLOW-UP LETTERS TO ASSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING BY PROMPTLY RETURNING THE ENCLOSED PROXY OR VOTING BY TELEPHONE. BROKER NON-VOTES, ABSTENTIONS, AND WITHHOLD AUTHORITY VOTES ALL COUNT FOR THE PURPOSE OF DETERMINING A QUORUM. IN THE ABSENCE OF A QUORUM, THE SPECIAL MEETING WILL BE ADJOURNED UNTIL A TIME ANNOUNCED AT SUCH MEETING. AT THE ADJOURNED MEETING, THE STOCKHOLDERS IN ATTENDANCE, ALTHOUGH LESS THAN A QUORUM, WILL NEVERTHELESS CONSTITUTE A QUORUM TO ACT ON ALL THE MATTERS INCLUDED IN THIS PROXY STATEMENT, IF THE ADJOURNMENT HAS BEEN AT LEAST FIFTEEN DAYS.

                                                     TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----

QUESTIONS AND ANSWERS ABOUT THE MERGER....................................................................................1

WHERE YOU CAN FIND MORE INFORMATION.......................................................................................3

SUMMARY...................................................................................................................5
     Overview.............................................................................................................5
     The Companies........................................................................................................6
     The Merger...........................................................................................................6
     The Fall River Gas Special Meeting...................................................................................9
     Summary of Other Selected Information...............................................................................11
     Selected Historical and Pro Forma Financial Information.............................................................14

RISK FACTORS AND OTHER CONSIDERATIONS....................................................................................18
     The Amount of Consideration Received in Stock May Vary as a Result of Fluctuations in Southern
         Union's Stock Price.............................................................................................18
     The Amount of Cash Paid to Stockholders Electing Cash May Be Reduced Proportionately................................19
     The Combined Company May Not Realize Benefits of Integrating Our Companies, the Company
         Southern Union Recently Acquired and the Other Companies Southern Union Has Agreed
         to Acquire......................................................................................................19
     Approvals May Not be Obtained or May Contain Unacceptable Restrictions..............................................19
     Future Acquisitions May Not Achieve Favorable Financial Results, May Dilute Your Percentage
         Ownership in Southern Union or Require Substantial Expenditures.................................................20
     A Different Set of Factors and Conditions Affect Southern Union Stock and Could Have a Negative
         Impact on Its Stock Price.......................................................................................20
     Southern Union Does Not Pay Cash Dividends on its Common Stock......................................................20
     Competition Within the Natural Gas Industry is Intense..............................................................21
     The Terms of Merger-Related Financings May Adversely Affect the Combined Company....................................21

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE..........................................................................22

COMPARATIVE DIVIDENDS AND MARKET PRICES..................................................................................24
     Southern Union......................................................................................................24
     Fall River Gas .....................................................................................................25
     Historical Equivalent Per Share Market Values.......................................................................26

COMPARATIVE PER SHARE DATA...............................................................................................26

RECENT DEVELOPMENTS......................................................................................................28
     Southern Union......................................................................................................28

THE FALL RIVER GAS SPECIAL MEETING.......................................................................................29
     Purpose, Time and Place ............................................................................................29
     Record Date; Voting Power; Vote Required ...........................................................................29
     Share Ownership of Management; Management Vote; Voting Agreement ...................................................29
     Voting of Proxies...................................................................................................30
     Revocability of Proxies.............................................................................................30
     Solicitation of Proxies.............................................................................................31



                                                             i



THE MERGER...............................................................................................................31
     Fall River Gas Background of the Merger ............................................................................31
     Fall River Gas Reasons for the Merger; Recommendation of Fall River Gas' Board of Directors.........................34
     Opinion of Fall River Gas' Financial Advisor........................................................................36
     Southern Union Background of the Merger; Reasons for Approval by the Southern Union Board of Directors..............39
     Potential Conflicts and Interests of Certain Persons in the Merger..................................................40
     Significant U.S. Federal Income Tax Consequences of the Merger .....................................................42
     Regulatory Matters..................................................................................................44
     Accounting Treatment................................................................................................46
     No Appraisal Rights.................................................................................................46
     Listing of Southern Union Common Stock..............................................................................46
     Federal Securities Law Consequences.................................................................................46

MERGER-RELATED FINANCING ................................................................................................47

THE MERGER AGREEMENT.....................................................................................................48
     Structure of the Merger.............................................................................................48
     Closing; Effective Time.............................................................................................48
     Merger Consideration................................................................................................48
     Procedure for Filing Elections and Converting Fall River Gas Common Stock into Merger Consideration.................50
     Paying Agent; Lost Certificates.....................................................................................50
     Fall River Gas Indenture............................................................................................51
     Representations and Warranties .....................................................................................51
     Covenants and Other Agreements......................................................................................53
     No Solicitation by Fall River Gas...................................................................................57
     Conditions to the Completion of the Merger..........................................................................59
     Indemnification and Insurance for Fall River Gas Officers and Directors.............................................60
     Amendments..........................................................................................................60
     Termination of the Merger Agreement.................................................................................61
     Termination Fees and Expenses.......................................................................................62

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS..............................................................64

THE COMPANIES............................................................................................................72
     Southern Union......................................................................................................72
     Fall River Gas......................................................................................................74

DESCRIPTION OF SOUTHERN UNION CAPITAL STOCK..............................................................................75
     General.............................................................................................................75
     Southern Union Common Stock.........................................................................................75
     Southern Union Preferred Stock......................................................................................75
     Transfer Agent and Registrar........................................................................................76

COMPARISON OF FALL RIVER GAS AND SOUTHERN UNION STOCKHOLDER RIGHTS.......................................................77

PRINCIPAL STOCKHOLDERS...................................................................................................89
     Beneficial Owners of More Than 5% of Southern Union's Outstanding Common Stock......................................89
     Southern Union Management Ownership ................................................................................90
     Beneficial Owners of More Than 5% of Fall River Gas' Common Stock...................................................91
     Fall River Gas Management Ownership.................................................................................92

PROPOSALS OF STOCKHOLDERS................................................................................................93



                                                            ii


OTHER MATTERS............................................................................................................93

LEGAL MATTERS............................................................................................................93

EXPERTS..................................................................................................................93

OTHER BUSINESS...........................................................................................................94

APPENDIX A --     Agreement of Merger between Southern Union Company and Fall River Gas Company

APPENDIX B --     Opinion of Legg Mason Wood Walker, Incorporated

APPENDIX C --     Voting Agreement between Southern Union Company and Certain Fall River Gas
                   Stockholders

APPENDIX D --     Southern Union Voting Agreement and Proxy for Fall River Gas Company


The accompanying proxy, to be mailed to Fall River Gas Company ("Fall River Gas") stockholders together with the Notice of Special Meeting and this proxy statement/prospectus on or about July __, 2000, is solicited by Fall River Gas in connection with the special meeting to be held on August 29, 2000.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHAT WILL HAPPEN TO FALL RIVER GAS AS A RESULT OF THE MERGER?

A: If the merger is completed, Fall River Gas will merge into Southern Union Company ("Southern Union"), Fall River Gas' utility operations will become a division of Southern Union, and Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union.

Q:   WHAT DO I NEED TO DO NOW?

A: After you carefully read and consider the information contained in this document, please indicate on the enclosed proxy card how you want to vote. Sign and mail your proxy and return it in the enclosed envelope as soon as possible so that your shares may be represented at the special meeting. Failing to vote in person or by proxy will have the same effect as a vote against the merger agreement.

Q:   WHAT IS THE REQUIRED VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT?

A: The merger agreement must be approved and adopted by the holders of at least two-thirds of the shares of Fall River Gas common stock entitled to vote at the special meeting.

Q.   WHAT WILL YOU RECEIVE IF THE MERGER IS COMPLETED?

A. You will have the option to elect either cash or Southern Union common stock or a combination of both in exchange for your shares. You may elect to receive either $23.50 in cash for each share you own or a number of shares of Southern Union common stock equal to an exchange ratio. The exchange ratio will be adjusted shortly before the closing of the merger to ensure that the value of the Southern Union common stock you receive, for each share of Fall River Gas common stock you own, will be approximately $23.50. This election is subject to the limitation that no more than 50% of the aggregate consideration paid to all Fall River Gas stockholders may be in cash.

     Please read the more detailed description of the consideration to be issued in the merger on pages 48 through 50.

Q. WILL I ALWAYS RECEIVE THE SPECIFIC AMOUNTS OF CASH AND STOCK THAT I HAVE ELECTED?

A: If you elect stock consideration, you will receive the amount of whole shares of Southern Union common stock you elected and you will get cash for any fractional shares that you would otherwise receive. However, if you elect cash, the amount of cash you receive as consideration in the merger may be less than the amount you actually elected if too many other Fall River Gas stockholders elect cash. If the Fall River Gas stockholders as a whole exceed the cash limitation, the amount of cash paid to each stockholder electing cash will be reduced proportionately.

     Please read the more detailed description of the consideration to be issued in the merger on pages 48 through 50.

Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on the record date, July 5, 2000 are entitled to vote at the special meeting.

Q:   CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before the vote takes place at the special meeting. To do so, you can attend the special meeting and vote in person. Or, you can complete a new proxy card or send a written notice stating you would like to revoke your proxy. These should be sent to: Fall River Gas Company, 155 North Main Street, P.O. Box 911, Fall River, Massachusetts 02722-0911, Attention: Clerk. This notice must reach the Clerk before the proxy is voted.

Q: MY SHARES ARE HELD IN "STREET NAME." WILL MY BROKER VOTE MY SHARES ON THE MERGER?

A: A broker will vote your shares on the merger agreement only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker(s) regarding how to instruct brokers to vote the shares.

Q.   AM I ENTITLED TO STATUTORY APPRAISAL RIGHTS?

A: No, Fall River Gas stockholders are not entitled to appraisal rights under Massachusetts law.

Q:   SHOULD I SEND IN MY CERTIFICATES NOW?

A: No. After the merger is completed, Southern Union will send written instructions to you for exchanging your stock certificates. YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this document or the enclosed proxy, you should contact Peter
     H. Thanas, Senior Vice President and Treasurer, Fall River Gas Company, 155 North Main Street, P.O. Box 911, Fall River, Massachusetts 02722.

Q:   WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: Fall River Gas and Southern Union are working as quickly as possible and hope to complete the merger in September 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Any reports, statements or other information that the companies have filed may be read and copied at the following locations of the SEC.



 Public Reference Room     New York Regional Office     Chicago Regional Center
       Room 1024                   Suite 100                Citicorp Center
450 Fifth Street, N.W.       7 World Trade Center             Suite 1400
Washington, D.C. 20549     New York, New York 10048     500 West Madison Street
                                                            Chicago, Illinois
                                                              60661-2511


You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Southern Union's and Fall River Gas' SEC filings should also be available to the public from commercial retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

In addition, materials and information concerning Fall River Gas can be inspected at the American Stock Exchange, Inc., The Office of the Secretary, 86 Trinity Place, 12th Floor, New York, New York 10006, where Fall River Gas Common Stock is listed. Materials and information concerning Southern Union can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005, where Southern Union common stock is listed.

The SEC allows us to "incorporate by reference" certain information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any additional information that is superseded by information contained directly in this document. We incorporate by reference the documents listed below that were previously filed with the SEC by Southern Union (SEC File No. 1-06407) and Fall River Gas (SEC File No. 1-13517). These documents contain important information (including the financial condition) about our company and Southern Union.

SEC FILINGS REGARDING SOUTHERN UNION (FILE NO. 1-06407)

- Southern Union's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

- Southern Union's Definitive Proxy Statement on Schedule 14A for the 1999 Annual Meeting of Stockholders filed with the SEC on September 17, 1999.

- Southern Union's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

-    Southern Union's Form 8-K, filed with the SEC on October 8, 1999.

- Southern Union's Form 8-K, filed with the SEC on November 18, 1999 (which incorporates by reference financial information for Pennsylvania Enterprises, Inc.).

-    Southern Union's Forms 8-K (two), filed with the SEC on November 19, 1999.

-    Southern Union's Form 8-K, filed with the SEC on December 6, 1999.

-    Southern Union's Form 8-K, filed with the SEC on December 30, 1999.

- Southern Union's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

- Southern Union's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

- Southern Union's Form 8-K, filed with the SEC on June 5, 2000 (which includes certain historical financial information for Pennsylvania Enterprises, Inc., ProvEnergy Corporation and Valley Resources, Inc.).

- Southern Union's Definitive Proxy Statement on Schedule 14A for a Special Meeting of Stockholders to be held on August 29, 2000, filed with the SEC on July __ , 2000.

SEC FILINGS REGARDING FALL RIVER GAS (FILE NO. 1-13517)

- Fall River Gas' Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

-    Fall River Gas' Form 8-K, filed with the SEC on October 20, 1999.

- Fall River Gas' Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

- Fall River Gas' Definitive Proxy Statement on Schedule 14A for the 2000 Annual Meeting of Stockholders filed with the SEC on December 21, 1999.

- Fall River Gas' Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

Southern Union and Fall River Gas may be required by the SEC to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the time this proxy statement/prospectus is sent and the date the Fall River Gas special meeting is held. These other documents will be considered to be incorporated by reference in this proxy statement/prospectus and to be a part of it from the date they are filed with the SEC.

Fall River Gas may have sent you some of the documents regarding Fall River Gas that are incorporated by reference, but you can obtain any of them through Fall River Gas, the SEC or the SEC's Internet web site as previously described. Likewise, you can obtain the documents regarding Southern Union that are incorporated by reference through Southern Union, the SEC or the SEC's Internet web site as previously described.

Documents incorporated by reference as exhibits to this proxy statement/prospectus are available from Southern Union and Fall River Gas without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

     SOUTHERN UNION COMPANY                FALL RIVER GAS COMPANY
     Attention: George Yankowski           Attention: Peter H. Thanas
     Director-Investor Relations           Senior Vice President and Treasurer
     504 Lavaca Street, Eighth Floor       155 North Main Street
     Austin, Texas 78701                   P.O. Box 911
     (512) 477-5852                        Fall River, Massachusetts 02722-0911
                                           (508) 675-7811

If you would like to request documents from Southern Union or Fall River Gas, please do so promptly in order to receive them before Fall River Gas' special meeting.

All information contained in or incorporated by reference in this proxy statement/prospectus with respect to Southern Union has been provided by Southern Union. All information contained in or incorporated by reference in this proxy statement/prospectus with respect to Fall River Gas has been provided by Fall River Gas. Neither Southern Union nor Fall River Gas assumes any responsibility for the accuracy or completeness of the information provided by the other party.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT. NEITHER SOUTHERN UNION NOR FALL RIVER GAS HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED JULY __, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE COMPLETION OF THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 3. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY. ("WE" AND "OUR" AS USED IN THIS DOCUMENT REFER TO SOUTHERN UNION AND FALL RIVER GAS.)

                                    OVERVIEW

Southern Union and Fall River Gas entered into a merger agreement on October 4, 1999. We are asking you to approve this merger agreement. The merger agreement sets forth the terms and conditions and the details of the transactions through which Southern Union proposes to acquire Fall River Gas. Under the terms of the merger agreement, at the closing, each outstanding share of Fall River Gas common stock will be converted into the right to receive either $23.50 in cash or a number of shares of Southern Union common stock equal to an exchange ratio that will be adjusted shortly before the closing of the merger to ensure that the value of Southern Union common stock received for each share of Fall River Gas common stock will be approximately $23.50, or a combination of both, depending on each Fall River Gas stockholder's election. At least 50% of all outstanding shares of Fall River Gas must be exchanged for shares of Southern Union common stock.

Upon completion of the transactions contemplated by the merger agreement, Fall River Gas will be merged into Southern Union and its utility business will be operated as a division of Southern Union. Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union.

                                  THE COMPANIES

SOUTHERN UNION (SEE PAGE 72)

Southern Union is a publicly owned international energy company headquartered in Austin, Texas, that primarily engages in the distribution of natural gas and is one of the fifteen largest distributors in the nation by customer count. Southern Union serves more than 1.2 million customers through: its four natural gas divisions in Texas, Missouri, Pennsylvania, and Florida; its propane distribution subsidiaries; and its equity ownership in a natural gas distribution company serving Piedras-Negras, Mexico. Through its subsidiaries, Southern Union also markets natural gas to end users and operates natural gas pipeline systems, generates and markets electricity, and constructs, maintains and rehabilitates natural gas distribution pipelines.

Southern Union recently completed a merger with Pennsylvania Enterprises, Inc. ("PEI"), on November 4, 1999. Later on November 14 and 30, 1999, Southern Union entered into merger agreements with Providence Energy Corporation ("ProvEnergy") and Valley Resources, Inc ("Valley Resources"). See "Recent Developments - Southern Union."

FALL RIVER GAS (SEE PAGE 74)

Fall River Gas is a publicly owned company, headquartered in Fall River, Massachusetts, that is primarily engaged in the distribution of natural gas. Fall River Gas provides natural gas to more than 48,000 customers in southeastern Massachusetts. Through its non-regulated subsidiary, Fall River Gas markets and rents water heaters, conversion burners and central heating and air conditioning systems to customers in Fall River Gas' service area.

                                   THE MERGER

SUMMARY (SEE PAGE 48)

We are asking you to approve and adopt the merger agreement that provides for the merger of Fall River Gas into Southern Union. Fall River Gas' utility operations will become a division of Southern Union, and Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union. When we speak about the "merger" and the "merger agreement" in this proxy statement/prospectus, we mean the merger of Fall River Gas into Southern Union and the agreement that sets forth the details of that merger.

The merger will become effective following the approval of the merger agreement by the stockholders of Fall River Gas and the satisfaction or waiver of all other conditions to the merger. At this time, these conditions include certain approvals of the state regulatory commissions of Massachusetts, Pennsylvania and Florida.

The merger agreement is attached at the back of this proxy statement/prospectus as Appendix A. We encourage you to read the merger agreement since it is the legal document that governs the merger.

WHAT HOLDERS OF FALL RIVER GAS COMMON STOCK WILL RECEIVE IN THE MERGER (SEE PAGE 48)

When the merger is completed, your shares of Fall River Gas common stock will be cancelled. You will have the option to elect either cash or Southern Union common stock or a combination of both in exchange for your shares of Fall River Gas, subject to certain limitations.

Each share of your Fall River Gas common stock that you elect to exchange for cash will be converted into the right to receive $23.50 in cash, unless too many Fall River Gas stockholders elect to receive cash. No more than 50% of the aggregate consideration paid to all Fall River Gas stockholders may consist of cash, including cash paid to Fall River Gas stockholders in lieu of issuing them fractional shares of Southern Union common stock. If the Fall River Gas stockholders' elections to receive cash for their shares exceed this cash limitation, the amount of cash paid to each Fall River Gas stockholder electing cash will be reduced proportionately. Thus, if too many Fall River Gas stockholders elect to receive cash, consequently exceeding the cash limitation, a combination of cash and Southern Union common stock having a deemed value of $23.50 will be delivered to Fall River Gas stockholders in exchange for each share they elected to be exchanged for cash.

Each share of your Fall River Gas common stock that you elect to exchange for Southern Union common stock or do not elect to exchange for cash (or cannot exchange for cash because too many Fall River Gas stockholders have elected to exchange for cash as described above), will be converted into the right to receive that number of whole shares of Southern Union common stock having a value of $23.50. Southern Union will not issue any fractional shares of its common stock in the merger. Instead, you will get cash for any fractional shares of Southern Union common stock you would otherwise receive.

You will be entitled to receive Southern Union common stock in the merger if:

-    you elect to receive Southern Union common stock;

- you elect to receive cash and Fall River Gas stockholders exceed the cash limitation;

- you do not indicate a preference as to the type of consideration you want to receive; or

- you do not properly complete the form of election provided to you by the company Southern Union has selected to be the paying agent in connection with the merger.

The exact number of shares of Southern Union common stock you will receive for each share of Fall River Gas common stock that you own will depend on the average price of Southern Union common stock on the New York Stock Exchange for the ten trading-day period beginning on the twelfth trading day and ending on the third trading day before the closing of the merger (counting from and including the trading day immediately before the closing).

If the average price of Southern Union's common stock during this ten trading-day period is:

- Above $19.6875, the number of shares of Southern Union common stock will be fixed at 1.19365 for each share of Fall River Gas common stock.

- Between $16.875 and $19.6875, the number of shares of Southern Union common stock will be adjusted so that each share of Fall River Gas' common stock will be exchanged for Southern Union common stock having a value equal to $23.50 divided by the average trading price during the period of time described above.

- Below $16.875, but at least $15.00, the number of shares of Southern Union common stock will be fixed at 1.39259 for each share of Fall River Gas common stock.

- Below $15.00, Fall River Gas has the option to terminate the merger agreement. If Fall River Gas does not terminate the merger agreement, you will receive 1.39259 shares of Southern Union common stock per share of Fall River Gas common stock.

PROCEDURE FOR FILING ELECTIONS AND CONVERTING FALL RIVER GAS COMMON STOCK INTO MERGER CONSIDERATION (SEE PAGE 50)

A form of election and complete instructions for properly making an election to receive either cash or Southern Union common stock or a combination of cash and Southern Union common stock will be delivered under separate cover to holders of record of shares of Fall River Gas (as of a record date as close as practicable to the date of mailing) at least 15 business days prior to the anticipated closing date of the merger. The closing date of the merger is expected to occur in September 2000.

Fall River Gas stockholders will be entitled to choose one of the following consideration options, which will be listed on their form of election:

-    to receive cash for each share of Fall River Gas they own;

- to receive Southern Union common stock for each share of Fall River Gas they own;

- to exchange some of their shares of Fall River Gas for cash and some for Southern Union common stock; or

-    to indicate no preference as to type of consideration.

You will be eligible to receive cash only if the paying agent has received a properly completed form of election at its designated office or offices by 4:00 p.m., Eastern Time, on the third business day prior to the closing date of the merger. You will be eligible to receive as consideration only shares of Southern Union common stock if:

- the form of election you submit indicates a preference to receive only shares of Southern Union common stock;

- the form of election you submit indicates no preference as to form of consideration; or

- you fail to submit a properly completed form of election prior to the deadline for submitting cash elections.

You may revoke your election only if Southern Union's paying agent receives written notice of revocation prior to the deadline for submitting cash elections.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 42)

In regard to the Southern Union common stock and cash received in the merger, a Fall River Gas stockholder will generally recognize capital gain for U.S. federal income tax purposes in an amount equal to the lesser of (i) the amount of cash received or (ii) the excess of the amount of cash and the fair market value of Southern Union common stock received in the merger over the tax basis of the Fall River Gas common stock surrendered.

The merger will not result in the recognition of gain or loss to Southern Union or Fall River Gas.

SINCE THE TAX CONSEQUENCES OF THE MERGER TO YOU MAY VARY DEPENDING UPON YOUR PARTICULAR CIRCUMSTANCES AS A FALL RIVER GAS STOCKHOLDER, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE FEDERAL (AND ANY STATE, LOCAL OR FOREIGN) TAX CONSEQUENCES OF THE MERGER IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

RECOMMENDATION TO FALL RIVER GAS COMMON STOCKHOLDERS (SEE PAGE 34)

The Fall River Gas board of directors believes that the merger is in the best interest of Fall River Gas stockholders and recommends that holders of Fall River Gas common stock vote "FOR" the approval and adoption of the merger agreement. The reasons for the board's recommendation are set forth on pages 34 to 36.

FAIRNESS OPINION OF FALL RIVER GAS' FINANCIAL ADVISOR (SEE PAGE 36)

In deciding to approve the merger, the Fall River Gas board of directors considered an opinion from its financial advisor Legg Mason Wood Walker, Incorporated ("Legg Mason") to the effect that, as of the date of the merger agreement, the consideration to be received by Fall River Gas stockholders was fair to the stockholders from a financial point of view. This opinion is attached as Appendix B to this proxy statement/prospectus. We encourage you to read this opinion.

                       THE FALL RIVER GAS SPECIAL MEETING

The Fall River Gas special meeting will be held at 10:00 a.m. (Eastern Time) on August 29, 2000, at the office of Fall River Gas, 155 North Main Street, Fall River, Massachusetts 02722. At the meeting, holders of Fall River Gas common stock will be asked to approve and adopt the merger agreement.

RECORD DATE; VOTING RIGHTS; VOTING AGREEMENT (SEE PAGE 29)

If you owned shares of Fall River Gas common stock as of the close of business on July 5, 2000, you are entitled to vote at the special meeting.

On that date, there were 2,252,429 shares of Fall River Gas common stock outstanding. Holders of Fall River Gas common stock will have one vote at the special meeting for each share of Fall River Gas common stock they own on that date.

In connection with the merger, Barbara N. Jarabek, as trustee to The Jarabek Family Limited Partnership, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau each entered into a voting agreement with Southern Union. According to the terms of the voting agreement, these stockholders: 1) agreed to vote or cause to be voted their shares of Fall River Gas common stock in favor of the merger and the adoption and approval of the merger agreement, and 2) granted Southern Union an irrevocable proxy to vote their shares of Fall River Gas common stock for the approval and adoption of the merger agreement and the performance of transactions related to the merger. As of the special meeting record date, the number of shares beneficially owned by the Fall River Gas stockholders who entered into the voting agreement and granted this irrevocable proxy represented approximately 25.6% of the outstanding shares of Fall River Gas common stock entitled to vote on the approval and adoption of the merger agreement and performance of transactions related to the merger agreement.

Of the 572,510 shares of Fall River Gas common stock represented by the stockholders who are parties to the voting agreement, as of May 31, 2000, 276,800 shares were beneficially owned by executive officers and directors of Fall River Gas. The voting agreement is attached as Appendix C to this proxy statement/prospectus. See "The Merger Agreement - Covenants and other Agreements - Fall River Gas Voting Agreement."

As of the close of business on May 31, 2000, directors and officers of Fall River Gas beneficially owned and were entitled to vote approximately 297,216 shares of Fall River Gas common stock, which represented approximately 13.3% of the shares of Fall River Gas outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the Fall River Gas common stock owned by him or her for the proposal to approve and adopt the merger agreement.

QUORUM; REQUIRED VOTE (SEE PAGE 29)

A majority of the shares of Fall River Gas common stock outstanding and entitled to vote on the record date must be present in person or by proxy at the special meeting or voted by telephone in order for a quorum to be present.

Consummation of the merger requires the approval of at least two-thirds of the shares of Fall River Gas outstanding and entitled to vote at the meeting.

If you hold your shares of Fall River Gas common stock through a broker or nominee, you must instruct your broker on how you would like to vote or these shares will not be voted, although they may be counted as present if your broker or nominee returns a proxy card without any voting instructions. Similarly, a properly executed proxy marked "ABSTAIN" will be counted as present, but will not be counted as a vote cast. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                      SUMMARY OF OTHER SELECTED INFORMATION

POTENTIAL CONFLICTS AND INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER (SEE PAGE 40)

Fall River Gas officers and the Fall River Gas board have interests in the merger that may be different from, or in addition to, the interest of Fall River Gas stockholders generally and may represent conflicts of interest.

The merger will constitute a "change in control" of Fall River Gas and this will entitle certain Fall River Gas officers, in accordance with the terms of their respective employment agreements, to receive lump sum severance benefits if the officer is terminated without cause or terminates his or her own employment within thirty-six months after the date the merger is completed. On October 4, 1999, these employment agreements were amended. These amendments will become effective as of the date the merger is completed. These amendments provide for payment to Bradford J. Faxon, Peter H. Thanas and John F. Fanning of $1,000,000, $700,000 and $300,000, respectively. If Messrs. Faxon, Thanas and Fanning continue their employment with Fall River Gas, these payments will be made in equal monthly installments over an eighteen-month period beginning on the effective date of the merger. These payments would be offset against any severance payments that may become owed under any of these agreements, in certain circumstances.

For six years after the merger, Southern Union has also agreed to indemnify, and use its reasonable best efforts to provide liability insurance for present and former officers and directors of Fall River Gas against acts and omissions occurring before the merger under certain circumstances.

The Fall River Gas board was aware of these interests and considered them in approving the merger agreement.

REGULATORY APPROVALS (SEE PAGE 44)

Certain approvals from the state regulatory commissions of Massachusetts, Missouri and Pennsylvania, as well as the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 are required in order to complete the merger. Authorization from the state regulatory commissions of Florida and Pennsylvania for Southern Union to issue debt securities and/or common stock sufficient to complete the merger is also required. As of the date of this proxy statement/prospectus, only the required regulatory approvals from the Missouri and Pennsylvania commissions for the merger have been obtained.

Subsequent to the execution of the merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval of the transaction by the Massachusetts Department of Telecommunications and Energy. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union has advised Fall River Gas and the Massachusetts Department of Telecommunications and Energy that it intends to seek, and through its proxy is seeking, such stockholder approval at the Southern Union special meeting.

Southern Union has advised Fall River Gas that George Lindemann, the Chairman of the Board and Chief Executive Officer of Southern Union, and members of his immediate family have advised Southern Union that they intend to vote all of the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the Fall River Gas merger agreement and the transactions contemplated thereby. As of June 30, 2000, those Lindemann family members beneficially owned and were entitled to vote approximately 27% of the shares of Southern Union common stock then outstanding.

Southern Union has advised Fall River Gas that each of Southern Union's directors and executive officers has advised Southern Union that they intend to vote the shares of Southern Union common stock that they beneficially own and are entitled to vote in favor of the approval of the Fall River Gas merger agreement and the transactions contemplated thereby. As of June 30, 2000, those directors and executive officers other than the Lindemanns, discussed above, beneficially owned and were entitled to vote approximately 5% of the shares of Southern Union common stock outstanding. Together with the Lindemanns, this represents a total of approximately 32% of the shares of Southern Union common stock outstanding as of June 30, 2000.

CONDITIONS TO THE MERGER (SEE PAGE 59)

Completion of the merger depends on the satisfaction of certain conditions, including:

-    Approval by Fall River Gas stockholders.

- All required governmental approvals obtained without material adverse conditions. To facilitate obtaining the approval of the transaction by the Massachusetts Department of Telecommunications and Energy, Southern Union is seeking approval of the transaction at the Southern Union special meeting by holders of two-thirds of the outstanding shares of Southern Union common stock.

-    No court or administrative order issued to prevent the merger.

- Effectiveness of the registration statement in which this proxy statement/prospectus is included.

- Listing on the NYSE of the Southern Union common stock being issued to Fall River Gas stockholders in connection with the merger.

-    The receipt of certain third-party consents and approvals.

AMENDMENT OF THE MERGER AGREEMENT (SEE PAGE 60)

Southern Union and Fall River Gas may amend in writing the terms of the merger agreement.

TERMINATION OF THE MERGER AGREEMENT AND TERMINATION FEES (SEE PAGE 61 AND PAGE
62)

Fall River Gas and Southern Union may terminate the merger agreement by mutual written consent without completing the merger. The merger agreement may be terminated by either Fall River Gas or Southern Union in the following instances:

- if less than two-thirds of the Fall River Gas stockholders vote to approve the merger;

- if a court issues a non-appealable order that prohibits the consummation of the merger;

- if the merger is not completed by October 15, 2000 (this date may be extended to February 28, 2001 to obtain certain governmental approvals); or

- if the other party breaches a warranty, covenant, agreement or representation contained in the merger agreement.

Fall River Gas may terminate the merger if the average trading price of Southern Union common stock used to determine the number of shares of Southern Union common stock to be received by Fall River Gas stockholders in the merger is lower than $15.00.

Also, the merger agreement may be terminated by Fall River Gas if it signs an agreement for a business combination with another party under certain circumstances. Additionally, Southern Union may terminate the merger if: 1) the Fall River Gas board or one of its committees withdraws or modifies its approval or recommendation of approval of the merger agreement to the Fall River Gas stockholders; or 2) if a third party or group acquires a majority of Fall River Gas' shares. In any of these events, Fall River Gas may be required to pay Southern Union a termination fee of $1.5 million.

COMPARATIVE STOCKHOLDER RIGHTS (SEE PAGE 77)

When the merger is completed, a holder of Fall River Gas common stock, to the extent he has not received cash in exchange for any or all of his shares, will be a stockholder of Southern Union. The rights of these stockholders will be governed by Delaware law and Southern Union's restated certificate of incorporation and bylaws (instead of Massachusetts law and Fall River Gas' articles of organization and bylaws), subject to any continuing application of any Massachusetts law provisions as a result of Southern Union becoming a Massachusetts utility. Certain differences between the rights of holders of Southern Union common stock and those of holders of Fall River Gas common stock are summarized on pages 77 to 88.

ACCOUNTING TREATMENT (SEE PAGE 46)

The merger will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles.

NO STATUTORY APPRAISAL RIGHTS (SEE PAGE 46)

Holders of Fall River Gas common stock who do not vote in favor of the merger will not be entitled to appraisal rights.

COMPARATIVE PER SHARE COMMON STOCK MARKET PRICE INFORMATION (SEE PAGE 26)

Southern Union common stock is listed on the New York Stock Exchange. Fall River Gas common stock is listed on the American Stock Exchange. On October 4, 1999, the date of the merger agreement, Southern Union common stock closed at $18.69 and Fall River Gas common stock closed at $21.00. On October 1, 1999, the last full trading day prior to the public announcement of the merger, Southern Union common stock closed at $18.75 and Fall River Gas common stock closed at $20.75. These Southern Union common stock prices are actual historical trading prices on the stated dates and are not restated to give effect to any stock dividends distributed.

LISTING OF SOUTHERN UNION COMMON STOCK (SEE PAGE 46)

Southern Union will list the shares of its common stock to be issued in the merger on the NYSE.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The summary below sets forth selected historical financial and market data and selected unaudited pro forma combined condensed financial data. The financial data should be read in conjunction with the documents incorporated by reference and the historical financial statements and the related notes of Southern Union, PEI, Fall River Gas, ProvEnergy, and Valley Resources incorporated by reference, and in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements and the related notes thereto included under "Unaudited Pro Forma Combined Condensed Financial Statements."

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF SOUTHERN UNION

The selected historical financial data of Southern Union have been derived from the audited historical consolidated financial statements and related notes of Southern Union for each of the years in the five-year period ended June 30, 1999 and the unaudited consolidated financial statements for the nine months ended March 31, 2000 and 1999. The historical data are only a summary, and you should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for Southern Union, which have been incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information." Operating results for the nine months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2000.

                                                                                                             NINE MONTHS ENDED
                                                             YEAR ENDED JUNE 30,                                  MARCH 31,
                                       ---------------------------------------------------------------   ------------------------
                                        1999(a)(b)   1998(a)(b)     1997(a)      1996(a)        1995       2000(c)       1999
                                       -----------   ----------   ----------   ----------   ----------   ----------   -----------
                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues ............   $  605,231   $  669,304   $  717,031   $  620,391   $  479,983   $  669,170   $  503,543
Earnings from continuing
   operations (d) ...................       10,445       12,229       19,032       20,839       16,069       20,547       15,950
Diluted earnings per share (e) ......         0.31         0.37         0.59         0.65         0.51         0.47         0.47
Total assets ........................    1,087,348    1,047,764      990,403      964,460      992,597    1,864,971    1,112,825
Common stockholders' equity .........      301,058      296,834      267,462      245,915      225,664      630,953      312,904
Short-term debt and capital
   lease obligation .................        2,066        1,777          687          615          770        2,169        2,033
Long-term debt and capital lease
   obligation, excluding current
   portion ..........................      390,931      406,407      386,157      385,394      462,503      734,320      411,460
Company-obligated mandatorily
   redeemable preferred securities
   of subsidiary trust ..............      100,000      100,000      100,000      100,000      100,000      100,000      100,000

Average customers served ............      998,476      979,186      955,838      952,934      947,691    1,101,585      996,052

--------------------
(a) Certain Texas and Oklahoma Panhandle distribution operations and Western Gas Interstate (a former subsidiary of Southern Union), exclusive of the Del Norte interconnect, were sold on May 1, 1996.
(b) On December 31, 1997, Southern Union acquired Atlantic Utilities Corporation and Subsidiaries for 755,650 pre-split and pre-stock dividend shares of common stock valued at $18,041,000 and cash of $4,436,000.
(c) PEI was acquired on November 4, 1999 and was accounted for as a purchase. PEI's assets are included in the Company's consolidated balance sheet at March 31, 2000 and its results of operations have been included in the Company's consolidated results of operations since November 4, 1999. For these reasons, the consolidated results of operations of the company for the periods subsequent to the acquisition are not comparable to the same periods in prior years.
(d) As of June 30, 1998, Missouri Gas Energy (a division of Southern Union) wrote off $8,163,000 pre-tax in previously recorded regulatory assets as a result of announced rate orders and court rulings.
(e) Earnings per share for all periods presented were computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year adjusted for (i) the 5% stock dividends distributed on June 30, 2000, August 6, 1999, December 9, 1998, December 10, 1997, December 10, 1996 and November 27, 1995, and (ii) the 50% stock dividend distributed on July 13, 1998 and the 33 1/3% stock dividend distributed on March 11, 1996.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FALL RIVER GAS

The selected historical financial data of Fall River Gas have been derived from the audited historical consolidated financial statements and related notes of Fall River Gas for each of the years in the five-year period ended September 30, 1999 and the unaudited consolidated financial statements for the six months ended March 31, 2000 and 1999. The historical data are only a summary, and you should read them in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports for Fall River Gas, which have been incorporated by reference in this proxy statement/prospectus. See "Where You Can Find More Information." Operating results for the six months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 2000.

                                                                                            SIX MONTHS ENDED
                                                   FISCAL YEAR ENDED SEPTEMBER 30,               MARCH 31,
                                         ------------------------------------------------   -----------------
                                            1999      1998      1997      1996     1995      2000       1999
                                         --------   -------   -------   -------   -------   -------   --------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
   Gas operating revenues .............   $42,081   $42,671   $45,261   $48,966   $44,418   $31,005   $30,755
   Operating expenses .................    39,365    39,693    42,400    46,624    42,112    28,793    28,311
   Operating income ...................     2,716     2,978     2,861     2,342     2,306     2,212     2,444
   Net income .........................     2,100     2,080     1,625     1,424     1,617     1,732     2,084
COMMON STOCK INFORMATION:
   Weighted average number of
     shares outstanding in thousands ..     2,197     2,146     1,785     1,781     1,781     2,214     2,194
   Earnings per share of common stock..      0.96      0.97      0.91      0.80      0.91      0.78      0.95
   Cash dividends per share of
     common stock .....................      0.96      0.96      0.96      0.96      0.96      0.48      0.48
CAPITALIZATION AT END
   OF PERIOD:
   Common shareholders' investment ....    17,584    17,430    12,618    12,637    12,922    19,369    19,076
   Long-term debt .....................    19,500    19,500    13,500    13,500     6,500    19,500    19,500
   Total capitalization ...............    37,084    36,930    26,118    26,137    19,422    38,869    38,576
TOTAL ASSETS AT END OF PERIOD: ........    55,683    55,639    54,935    53,191    50,957    59,172    56,511

SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The following selected unaudited pro forma combined condensed financial data presents the combined financial data of Southern Union, Fall River Gas, PEI, ProvEnergy and Valley Resources including their respective subsidiaries, after giving effect to Southern Union's merger with each of them. The PEI merger, completed on November 4, 1999, was, and the Fall River Gas, ProvEnergy and Valley Resources mergers will be, accounted for as a purchase. The unaudited pro forma combined condensed financial data also give effect to Southern Union's issuance of $300 million of senior notes that was completed on November 3, 1999, in anticipation of the PEI merger, prospective financing for the pending acquisitions by merger of Fall River Gas, ProvEnergy and Valley Resources, and the assumption of certain debt of the acquired companies. All of these transactions are assumed to be effective for the period indicated in the following selected unaudited pro forma combined condensed financial data (see "Recent Developments").

The selected unaudited pro forma combined condensed financial data as of and for the year ended June 30, 1999, and as of and for the nine months ended March 31, 2000, were derived from and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations, including the notes thereto, which are included in this proxy statement on pages 64 to 71, and other filings with the SEC by each of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources. The selected unaudited pro forma combined condensed financial data should also be read in conjunction with the historical financial statements and related notes of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources which are incorporated herein by reference, including by reference to a Southern Union Current Report on Form 8-K (see "Where You Can Find More Information") and are available in the respective reports these companies have filed with the SEC.

The selected unaudited pro forma combined condensed financial data is presented for purposes of illustration only in accordance with the assumptions stated in the notes to the financial information set forth below and is not necessarily indicative of the operating results or the financial position that would have occurred if the PEI, Fall River Gas, ProvEnergy and Valley Resources mergers had all been consummated by the beginning of the period presented nor is it necessarily indicative of the future operating results or financial position of the combined enterprise. The selected unaudited pro forma combined condensed financial data does not contain any adjustments to reflect cost savings or other synergies that may be a result of the PEI, Fall River Gas, ProvEnergy and Valley Resources mergers.

                                                                   YEAR ENDED             NINE MONTHS ENDED
                                                                  JUNE 30, 1999             MARCH 31, 2000
                                                                  -------------           -----------------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total operating revenues ......................................    $1,185,700                $1,024,386
Earnings (loss) from continuing operations (a)(b)(c) ..........        (9,768)                   (2,417)
Diluted earnings (loss) per share (d)(e) ......................         (0.19)                    (0.05)
Total assets ..................................................                               2,682,555
Common stockholders' equity (e) ...............................                                 656,972
Short-term debt and capital lease obligation (b)(f) ...........                                   6,315
Long-term debt and capital lease obligation, excluding
     current portion (b).......................................                               1,304,523
Company-obligated mandatorily redeemable preferred
     securities of subsidiary trust (b)........................                                 100,000

(a) Southern Union incurred pre-tax costs associated with various acquisition efforts unrelated to the Fall River Gas, PEI, ProvEnergy and Valley Resources mergers, and litigation costs associated with an unsuccessful acquisition, of $3,839,000 and $6,664,000 for the year ended June 30, 1999 and the nine-months ended March 31, 2000, respectively.
(b) Funding for the Fall River Gas, ProvEnergy and Valley Resources mergers is assumed to be provided by bank borrowings at an estimated annual interest rate of 7.60%. This rate is what Southern Union believes would be obtained based on current market rates. These proceeds are assumed to be utilized: to finance the cash portion of the Fall River Gas, ProvEnergy and Valley Resources mergers and the settlement of any respective stock options; and to pay a total of approximately $9 million of various professional fees and change of control agreements expected to be incurred in connection with the three pending acquisitions. Additionally, long-term debt of $300 million at an annual interest rate of 8.25% was issued on November 3, 1999 in connection with the PEI merger.
(c) In anticipation of the pending and completed acquisitions, the outstanding PEI and ProvEnergy preferred stock was repurchased prior to closing of the related merger.
(d) Earnings (loss) per share for both periods presented were computed based on the weighted average number of shares of common stock outstanding during the period adjusted for the Southern Union 5% stock dividends distributed on June 30, 2000, August 6, 1999 and December 9, 1998, and the 50% stock dividend distributed on July 13, 1998.
(e) The March 31, 2000 information reflects an estimated issuance of Southern Union common stock to Fall River Gas stockholders at an exchange ratio of
     1.39259 based on an average trading price of $15.7954 for Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before June 30, 2000, and assuming that half the Fall River Gas shares are not exchanged but paid for in cash.
(f) Represents historical short-term debt and capital lease obligation of Southern Union, Fall River Gas, ProvEnergy and ValleyResources.

                      RISK FACTORS AND OTHER CONSIDERATIONS

You should consider carefully all the information contained in this proxy statement/prospectus, including the following matters:

THE AMOUNT OF CONSIDERATION RECEIVED IN STOCK MAY VARY AS A RESULT OF FLUCTUATIONS IN SOUTHERN UNION'S STOCK PRICE

Fall River Gas stockholders may choose whether they want to exchange their Fall River Gas common stock for either cash or Southern Union common stock. Fall River Gas stockholders may also choose to exchange some of their Fall River Gas common stock for cash and some for Southern Union common stock. The opportunity to make this election will occur only shortly before the merger is completed, which will be after the time of the Fall River Gas stockholder vote on the merger. Also, the exchange ratio used to determine the amount of Southern Union common stock to be delivered to Fall River Gas stockholders who are entitled to receive Southern Union common stock will be adjusted. This adjustment will be based on the average of the closing prices of Southern Union common stock on the NYSE for a period of ten consecutive trading days ending on the third trading day before the date that the merger is completed.

The adjustments to the exchange ratio are designed to ensure that the aggregate value based on this average price of the Southern Union shares to be exchanged for each share of Fall River Gas common stock you own will be at least $23.50 per share (except as explained in the second paragraph below) unless Fall River Gas decides to complete the merger if the average price is below $15.00 a share.

You should be aware of two risks associated with these methods of electing the form of merger consideration you want to receive and adjusting the amount of Southern Union common stock to be delivered to Fall River Gas stockholders upon completion of the merger.

- First, there may be significant time lapses between: 1) when your vote is cast regarding the merger at the special meeting, 2) when you make your election regarding the form of merger consideration you want to receive, and 3) when merger is completed. During this period of time, the market value of Southern Union common stock may fluctuate significantly. At the time your vote is cast regarding approval of the merger and the time at which you make your election regarding the form of merger consideration you want to receive, you will not know the exact number of shares of Southern Union common stock that will be delivered to you when the merger is completed.

- Second, the number of shares of Southern Union common stock you will receive will be based on the closing prices of Southern Union common stock from the twelfth to the third trading days before the date that the merger is completed. The actual market value of the shares when received by you will depend on the market value of a share of Southern Union common stock on that date, which may be less than the value used to determine the number of shares you will receive.

You are urged to obtain current market quotations for Southern Union common stock and Fall River Gas common stock.

THE AMOUNT OF CASH PAID TO STOCKHOLDERS ELECTING CASH MAY BE REDUCED PROPORTIONATELY

No more than 50% of the aggregate consideration paid to all Fall River Gas stockholders may consist of cash. If you elect to receive cash in exchange for some or all of your shares of Fall River Gas common stock, the amount of cash you receive as consideration in the merger may be less than the amount you actually elected because too many other Fall River Gas stockholders elected to receive cash. If the Fall River Gas stockholders exceed their cash limitation, the amount of cash paid to each stockholder electing cash will be reduced proportionately.

THE COMBINED COMPANY MAY NOT REALIZE BENEFITS OF INTEGRATING OUR COMPANIES, THE COMPANY SOUTHERN UNION RECENTLY ACQUIRED AND THE OTHER COMPANIES SOUTHERN UNION HAS AGREED TO ACQUIRE

Southern Union recently acquired PEI and has agreed to acquire several companies, including Fall River Gas. See "Recent Developments - Southern Union." The combined company will need to combine and integrate the operations of these separate companies into one company. The combined company could encounter difficulties in the integration process, such as the loss of key employees, customers or suppliers. If the combined company cannot integrate the businesses of Southern Union and the other companies, successfully, the combined company may fail to realize the benefits that Southern Union's and Fall River Gas' management expect to realize from the merger.

APPROVALS MAY NOT BE OBTAINED OR MAY CONTAIN UNACCEPTABLE RESTRICTIONS

The consummation of the merger is conditioned upon receiving approval from various governmental regulatory authorities. It is possible that some required approvals and consents will not be obtained or that such approvals and consents can be obtained only if they contain certain restrictions on the combined company that will not be acceptable or would adversely affect the value of the combined company. See "The Merger - Regulatory Matters." Required approvals that have not yet been received are:

- approval of the merger by the Massachusetts Department of Telecommunications and Energy;

- authorization by the Florida Public Service Commission and the Pennsylvania Public Utility Commission of any securities issued by Southern Union in connection with the merger; and

- expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

In addition, other filings with, notifications to and authorizations and approvals of various government agencies and third-party consents with respect to the merger must be made or received before the completion of the merger. As of the date of this proxy statement/prospectus, only the required approval of the Pennsylvania and Missouri commissions for the merger have been obtained. Fall River Gas and Southern Union are seeking to obtain all other required approvals and consents, most of which will not be obtained prior to the Fall River Gas special meeting.

FUTURE ACQUISITIONS MAY NOT ACHIEVE FAVORABLE FINANCIAL RESULTS, MAY DILUTE YOUR PERCENTAGE OWNERSHIP IN SOUTHERN UNION OR REQUIRE SUBSTANTIAL EXPENDITURES

Southern Union's strategic plan is to increase the scale of its operations and the size of its customer base by pursuing and consummating future business combination transactions. Recently, it has acquired or agreed to acquire four companies, including Fall River Gas. See "Recent Developments - Southern Union." The combined company may not be able to consummate future acquisitions on favorable terms. In addition, future acquisitions may not achieve favorable financial results.

Future acquisitions may involve or require the issuance of shares of Southern Union common stock, which could have a dilutive effect on the then-current stockholders of Southern Union. Southern Union may not choose or be able to acquire companies or assets associated with the energy industry using its equity as currency. The combined company's leverage might be increased to finance an acquisition or the operations of the combined company. Furthermore, acquisitions may require substantial financial expenditures that will need to be financed through cash flow from operations or future debt and equity offerings by the combined company. Southern Union may not be able to generate sufficient cash flow from operations or obtain debt or equity financing sufficient to fund future acquisitions or the expenditures required because of the acquisitions.

A DIFFERENT SET OF FACTORS AND CONDITIONS AFFECT SOUTHERN UNION STOCK AND COULD HAVE A NEGATIVE IMPACT ON ITS STOCK PRICE

Upon completion of the merger, stockholders of Fall River Gas that do not receive cash for any or all of their shares of Fall River Gas stock will become holders of Southern Union common stock. The businesses and markets of Southern Union and the other companies it has acquired and is acquiring are different from those of Fall River Gas. For example, the natural gas business of Fall River Gas depends primarily on weather, economic and regulatory conditions affecting southeastern Massachusetts. Southern Union's gas business depends in part on weather and economic conditions in Texas, Missouri, Pennsylvania, and Florida. In addition, Southern Union, through its subsidiaries, is engaged in the electricity business and the propane distribution business.

There is a risk that various factors, conditions and developments which would not affect the price of Fall River Gas' stock could negatively affect the price of Southern Union's stock. See "Forward-Looking Statements May Prove Inaccurate" for a summary of many of the key factors that might affect Southern Union and the price at which Southern Union common stock may trade from time to time. See "Comparative Per Share Data" for certain unaudited historical per share data of Southern Union and Fall River Gas.

SOUTHERN UNION DOES NOT PAY CASH DIVIDENDS ON ITS COMMON STOCK

Fall River Gas presently pays a $0.24 quarterly cash dividend on its outstanding shares of common stock. Southern Union presently does not pay a cash dividend. Southern Union plans to continue to distribute an annual 5% stock dividend, subject to any required regulatory approvals being obtained.

COMPETITION WITHIN THE NATURAL GAS INDUSTRY IS INTENSE

As a result of the deregulation of the utility industry, the natural gas distribution business has become highly competitive. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

Although the merger will result in a larger combined company with a more diverse customer base, several of the combined company's competitors will still have substantially larger financial resources, staffs and facilities than the combined company. There is a risk that the intense competition for natural gas customers may in the future reduce the combined company's earnings from retail natural gas service and have an adverse effect on the stability of the combined company's utility earnings generally.

THE TERMS OF MERGER-RELATED FINANCINGS MAY ADVERSELY AFFECT THE COMBINED COMPANY

Southern Union's management would require financing through external sources of up to approximately $600 million to complete the pending mergers (assuming that Fall River Gas shareholders choose to receive the maximum of 50% of the aggregate merger consideration that may be paid to them in cash and if all $140 million of existing long-term debt of the three companies being acquired must be refinanced rather than amended and assumed as planned) necessary to fund the total cash payable to the stockholders of Fall River Gas, ProvEnergy and Valley Resources, and costs and refinancings related to all of these mergers in connection with completion of these mergers (see "The Companies - Southern Union
- Acquisitions").

In addition to the Fall River Gas, ProvEnergy and Valley Resources transactions, other future acquisitions may require substantial financial expenditures that will also need to be financed through external sources, including future debt and equity offerings by the combined company. Furthermore, Southern Union may refinance a portion of the outstanding debt of Fall River Gas, ProvEnergy, Valley Resources and their respective subsidiaries in connection with or soon after the completion of those transactions.

Sources of financing for the three pending and any future acquisitions may include commercial and investment banks, institutional lenders and investors, and the public securities markets. Southern Union presently plans to fund the pending mergers with bank borrowings, but has no commitments at this time. After closing the mergers, Southern Union may need or choose to refinance some or all of any bank financing for the mergers. The terms of any financing or refinancing arrangements may contain covenants that could adversely affect the financial condition and flexibility of the combined company. Southern Union's management believes that Southern Union will have access if, and when, needed to many sources and types of short-term and long-term capital financing on reasonable terms and conditions.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

We have each made forward-looking statements in this document (and in documents that we have incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Southern Union, Fall River Gas, ProvEnergy and Valley Resources. Also, when we use words such as "believes," "expects," "anticipates," "intends," or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect the future financial results of Southern Union, Fall River Gas, ProvEnergy and Valley Resources and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the following:

-    general economic, financial and business conditions;

-    effectiveness of hedging strategies;

-    competition in the energy services sector;

-    the availability of natural gas and oil;

-    development and operating costs;

-    the success and costs of advertising and promotional efforts;

-    the availability and terms of capital;

-    unanticipated environmental liabilities;

- the impacts of unusual items resulting from ongoing evaluations of business strategies and asset valuations;

-    changes in business strategy;

-    the timing and extent of changes in commodity prices;

-    gas sales volumes;

-    weather conditions and other natural phenomena in our service territories;

- the purchase and implementation of new technologies for enhancing customer services and/or operating efficiencies;

-    impact of relations with labor unions of bargaining-unit employees;

-    the receipt of timely and adequate rate relief;

-    the outcome of pending and future litigation;

- governmental regulations and proceedings affecting the companies, including the restructuring of the natural gas industry in Massachusetts, Rhode Island, Texas, Missouri, Pennsylvania and Florida;

- the nature and impact of any extraordinary transaction such as any acquisition or divestiture of a business unit or any assets;

- the risk that the businesses of PEI, Fall River Gas, ProvEnergy, Valley Resources and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union.

This list provides only an example of some of the risks, uncertainties and assumptions that may affect forward-looking statements. If any of these risks or uncertainties materialize or fail to materialize, as applicable, or if the underlying assumptions prove incorrect, actual results may differ materially from those projected in the forward-looking statements.

The nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets may also cause actual results to differ materially from estimates or projections contained in forward-looking statements. Southern Union's strategic plan is to increase the scale of its operations and the size of its customer base by pursuing and completing future business combination transactions. Acquisitions may require substantial additional financial expenditures that will need to be financed through cash flow from operations or future debt and equity offerings. The availability and terms of any such financing sources will depend upon various factors and conditions such as Southern Union's cash flow and earnings, its resulting capital structure, credit ratings and conditions in financial capital markets at the time of any such offering. Any future acquisitions and related financing arrangements or debt assumptions would likely increase its aggregate indebtedness, and may increase the portion of its total capitalization represented by debt. Acquisitions and financings will also affect Southern Union's results due to factors such as its ability to realize any anticipated benefits from such transactions, successful integration of new and different operations and businesses, effects of different regional economic and weather conditions, and the extent of any related debt financing.

Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this proxy statement/prospectus, or, in the case of documents incorporated by reference, the dates of those documents.

                     COMPARATIVE DIVIDENDS AND MARKET PRICES

SOUTHERN UNION

Southern Union common stock is listed and principally traded on the NYSE under the symbol "SUG." The table below sets forth the high and low sales prices (adjusted for any stock dividends and stock splits) of Southern Union common stock for the calendar periods indicated as reported in THE WALL STREET JOURNAL as New York Stock Exchange Composite Transactions. The last day of Southern Union's fiscal year is June 30. Southern Union does not pay its stockholders a cash dividend. For the last seven years, Southern Union has distributed an annual 5% stock dividend, and it expects to continue to distribute an annual 5% stock dividend that can be sold through its Dividend Sale Plan.

                                      PRICE RANGE
                                 --------------------
                                  HIGH           LOW
                                 ------        ------
         1997
         ----
         First quarter           $13.36        $11.65
         Second quarter           13.85         12.06
         Third quarter            13.44         11.93
         Fourth quarter           14.87         12.48

         1998
         ----
         First quarter           $14.26        $13.18
         Second quarter           18.79         13.74
         Third quarter            19.33         13.50
         Fourth quarter           22.22         16.79

         1999
         ----
         First quarter           $22.10        $15.76
         Second quarter           20.75         16.78
         Third quarter            20.66         17.14
         Fourth quarter           20.00         16.61

         2000
         ----
         First quarter           $18.15        $12.62
         Second quarter           17.26         14.41

FALL RIVER GAS

Fall River Gas common stock is listed and principally traded on the American Stock Exchange under the symbol "FAL." Prior to October 31, 1997, the Fall River Gas' common stock was traded in the over-the-counter market on the OTC Bulletin Board and quoted under the symbol "FALL." The table below lists the dividends declared and the high and low sales price of Fall River Gas common stock for the calendar period indicated as reported in THE WALL STREET JOURNAL as American Stock Exchange Composite Transactions and prior to October 1997 as reported by The National Quotation Bureau. The last day of Fall River Gas' fiscal year is September 30.

                                      PRICE RANGE
                                 --------------------
                                  HIGH           LOW     CASH DIVIDENDS
                                 ------        ------    --------------
         1997
         ----
         First quarter           $17.00        $16.00         $0.24
         Second quarter           16.38         12.50          0.24
         Third quarter            14.00         12.75          0.24
         Fourth quarter           16.63         13.00          0.24

         1998
         ----
         First quarter           $17.25        $14.88         $0.24
         Second quarter           16.75         14.25          0.24
         Third quarter            16.38         14.38          0.24
         Fourth quarter           17.50         15.00          0.24

         1999
         ----
         First quarter           $18.25        $16.88         $0.24
         Second quarter           19.88         17.13          0.24
         Third quarter            22.00         18.75          0.24
         Fourth quarter           21.94         20.13          0.24

         2000
         ----
         First quarter           $21.88        $19.13         $0.24
         Second quarter           22.69         20.50          0.24

HISTORICAL EQUIVALENT PER SHARE MARKET VALUES

The following table lists the market value of Southern Union common stock (on an historical basis) and the market value of Fall River Gas common stock (on an historical and equivalent per share basis): as of July 23, 1999, the day the executive committee of the board of directors of Fall River Gas authorized Fall River Gas' representatives to negotiate a merger agreement with Southern Union based on its indication of interest; as of October 1, 1999, the last business day preceding the day when Southern Union and Fall River Gas entered into the merger agreement; and as of June 30, 2000, the day used to determine the estimated exchange ratio used in the Unaudited Pro Forma Combined Condensed Financial Statements. The equivalent per share values were based on an exchange ratio valuing Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before each respective date.

                           SOUTHERN UNION                  FALL RIVER GAS           EQUIVALENT
                     --------------------------      --------------------------     PER SHARE
    DATE              HIGH       LOW    CLOSING       HIGH      LOW     CLOSING       VALUE
---------------      ------    ------   -------      ------    ------   -------     ----------
July 23, 1999        $20.50    $20.13    $20.50      $21.00    $20.50    $20.50       $24.15
October 1, 1999       19.00     18.69     18.75       20.86     20.75     20.75        23.32
June 30, 2000         17.13     15.75     15.81       22.25     22.00     22.00        22.02

YOU ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR SOUTHERN UNION COMMON STOCK AND FALL RIVER GAS COMMON STOCK.

                           COMPARATIVE PER SHARE DATA

The following tables list certain unaudited historical per share data of Southern Union and Fall River Gas and the combined per share data on an unaudited pro forma basis after giving effect to the PEI, Fall River Gas, ProvEnergy and Valley Resources mergers assuming the mergers had been in effect for the period indicated, using the purchase method of accounting for business combinations and assuming an exchange ratio of 1.39259 shares of Southern Union common stock for each share of Fall River Gas common stock based on an average trading price of $15.7954 for Southern Union common stock, which is the average closing price per share for the ten trading day period ending on the third trading day before June 30, 2000. This data should be read in conjunction with the selected financial data and the Unaudited Pro Forma Combined Condensed Financial Statements and notes thereto included elsewhere in this proxy statement/prospectus and the separate historical financial statements of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources incorporated in this proxy statement/prospectus by reference, including by reference to a Southern Union Current Report on Form 8-K. The unaudited pro forma combined financial data is not necessarily indicative of the operating results or financial position that would have occurred if the mergers had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined company.

                                                                   YEAR ENDED       NINE MONTHS ENDED
                                                                 JUNE 30, 1999        MARCH 31, 2000
                                                                 -------------      -----------------
SOUTHERN UNION -- HISTORICAL
Earnings per common share:
   Basic.......................................................   $     0.32            $      0.49
   Diluted.....................................................         0.31                   0.47
Cash dividends declared per share(a) ..........................           --                     --
Book value per share at period end ............................         9.36                  13.06

FALL RIVER GAS - HISTORICAL
Earnings per common share:
   Basic.......................................................   $     0.93            $      0.71
   Diluted.....................................................         0.93                   0.71
Cash dividends declared per share .............................         0.96                   0.72
Book value per share at period end ............................         8.29                   8.74

SOUTHERN UNION - PRO FORMA(b)
Earnings (loss) per common share:
   Basic.......................................................   $    (0.19)           $     (0.05)
   Diluted.....................................................        (0.19)                 (0.05)
Cash dividends declared per share(a) ..........................           --                     --
Book value per share at period end ............................        12.81                  11.55

FALL RIVER GAS - EQUIVALENT PRO FORMA
Per share data imputed to existing stockholders(c)(d)
Earnings (loss) per common share:
   Basic.......................................................   $    (0.27)           $     (0.07)
   Diluted.....................................................        (0.27)                 (0.07)
Cash dividends declared per share .............................           --                     --
Book value per share at period end ............................        17.83                  16.08


(a)  Southern Union distributes an annual 5% stock dividend.
(b)  See "Selected Unaudited Pro Forma Combined Condensed Financial Data."
(c) Equivalent pro forma share data are calculated by multiplying the respective unaudited pro forma combined data by an assumed exchange ratio of 1.39259 shares of Southern Union common stock for each share of Fall River Gas common stock. The assumed exchange ratio is based on an average trading price of $15.7954 for Southern Union common stock, which is the average closing price per share for the ten trading day period ending on the third trading day before June 30, 2000.
(d) Pro forma combined cash dividends declared per share represents the historical stock (not cash) dividend policy of Southern Union for all periods presented.

                               RECENT DEVELOPMENTS

SOUTHERN UNION

In addition to the Fall River Gas merger, Southern Union recently has completed or agreed to the significant acquisitions described below.

MERGER WITH PENNSYLVANIA ENTERPRISES, INC. Effective November 4, 1999, Southern Union acquired PEI and its subsidiaries for approximately 17 million shares of Southern Union common stock and approximately $36 million in cash plus the assumption of approximately $150 million in debt. PEI's natural gas utility businesses are being operated as PG Energy and Honesdale Gas, divisions of Southern Union, which provide service to approximately 154,000 natural gas customers in northeastern and central Pennsylvania (including the cities of Wilkes-Barre, Scranton and Williamsport). Through PG Energy Services, Inc., a PEI subsidiary that Southern Union acquired in the PEI merger, Southern Union markets electricity and other products and services under the name PG Energy Power Plus, principally in northeastern and central Pennsylvania. Other subsidiaries that Southern Union acquired in the PEI merger include PEI Power Corporation, Keystone Pipeline Services, Inc. (itself a wholly owned subsidiary of PG Energy Services, Inc.) and Theta Land Corporation. PEI Power Corporation, an exempt wholesale generator (within the meaning of the Public Utility Holding Company Act of 1935), generates and sells electricity. Keystone Pipeline Services, Inc. is engaged primarily in the construction, maintenance and rehabilitation of natural gas distribution pipelines. Theta Land Corporation engages in the sale of property for residential and commercial development and was sold for $12.1 million in January 2000.

MERGER WITH PROVIDENCE ENERGY CORPORATION. On November 14, 1999, Southern Union and ProvEnergy (NYSE: "PVY") entered into a definitive merger agreement. The agreement calls for ProvEnergy and its utility subsidiaries to merge into Southern Union in a transaction valued at approximately $400 million, including the assumption of debt. ProvEnergy shareholders will receive $42.50 in cash for each of the approximately 6.1 million shares of ProvEnergy common stock outstanding. ProvEnergy, headquartered in Providence, Rhode Island, is engaged through its subsidiaries principally in natural gas distribution to approximately 168,000 natural gas customers in Providence and Newport, Rhode Island, and 23 other cities and towns in Rhode Island and Massachusetts. ProvEnergy's oil business serves over 4,000 residential customers and a large commercial base. ProvEnergy's utility service territories encompass approximately 760 square miles with a population of approximately 850,000. On May 22, 2000, the shareholders of ProvEnergy approved the terms of the ProvEnergy merger. Southern Union anticipates completing the ProvEnergy merger in September 2000 once all remaining conditions are satisfied, including receipt of all regulatory approvals.

MERGER WITH VALLEY RESOURCES, INC. On November 30, 1999, Southern Union, SUG Acquisition Corporation a Rhode Island corporation and wholly-owned subsidiary of Southern Union, and Valley Resources (AMEX: "VR") entered into a definitive merger agreement. The agreement calls for Valley Resources to merge into Southern Union in a transaction valued at approximately $160 million, including the assumption of debt. Valley Resources shareholders will receive $25.00 in cash for each of the approximately 4.98 million shares of Valley Resources common stock outstanding. Valley Resources, headquartered in Cumberland, Rhode Island, provides natural gas utility service to more than 64,000 customers through its subsidiaries, Valley Gas Company and Bristol & Warren Gas Company. Valley Gas Company's service area covers a 92 square mile area in the Blackstone Valley Region located in the northeastern portion of Rhode Island that has a population of approximately 250,000. Bristol & Warren Gas Company's service area covers approximately 15 square miles in the eastern portion of Rhode Island that has a population of approximately 35,000. Other Valley Resources subsidiaries rent and sell gas appliances, sell liquid propane in Rhode Island and nearby Massachusetts, and distribute as a wholesaler franchised lines to plumbing and heating contractors. Valley Resources also has an 90% interest in Alternate Energy Corporation, which sells, installs and designs natural gas conversion systems and facilities, is an authorized representative of the ONSI fuel cell, holds patents for a natural gas/diesel co-firing system and for a device to control the flow of fuel on dual-fuel equipment. Valley Resources shareholders approved the Valley Resources merger at their special meeting on June 13, 2000. Southern Union anticipates completing the Valley Resources merger in September 2000 once all remaining conditions are satisfied, including receipt of all regulatory approvals for the Valley Resources merger.

                       THE FALL RIVER GAS SPECIAL MEETING

PURPOSE, TIME AND PLACE

The special meeting will be held at the office of Fall River Gas, 155 Main Street, Fall River, Massachusetts 02722 on August 29, 2000, at 10:00 a.m. (Eastern Time), for the following purposes:

(1)  To approve and adopt the merger agreement;

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE; VOTING POWER; VOTE REQUIRED

The Fall River Gas board has fixed the close of business on July 5, 2000 as the record date for the determination of holders of Fall River Gas common stock entitled to notice of and to vote at the special meeting. Fall River Gas common stock, of which there were 2,252,429 shares outstanding and entitled to vote on July 5, 2000, is the only class of securities of Fall River Gas entitled to vote at the special meeting. A majority of the shares of Fall River Gas common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the special meeting or voted by telephone in order for a quorum to be present for purposes of transacting business at the special meeting.

In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of Fall River Gas common stock as of the record date are each entitled to one vote per share on the approval and adoption of the merger agreement at the special meeting. The approval and adoption requires the affirmative vote of at least two-thirds of the shares of Fall River Gas common stock outstanding on the record date. The Fall River Gas board recommends that Fall River Gas stockholders vote "FOR" approval and adoption of the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT; MANAGEMENT VOTE; VOTING AGREEMENT

As of the close of business on May 31, 2000, directors and officers of Fall River Gas beneficially owned and were entitled to vote approximately 297,216 shares of Fall River Gas common stock, which represented approximately 13.3% of the shares of Fall River Gas outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the Fall River Gas common stock owned by him or her "FOR" the proposal to approve and adopt the merger agreement at the special meeting. See "Principal Stockholders - Beneficial Owners of More Than 5% of Fall River Gas' Common Stock" and "Fall River Gas Management Ownership" for additional information.

In connection with the merger, Barbara N. Jarabek, as trustee to The Jarabek Family Limited Partnership, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau entered into a voting agreement with Southern Union. According to the terms of the voting agreement, these stockholders agreed: 1) to vote or cause to be voted their shares of Fall River Gas common stock in favor of the merger and the adoption and approval of the merger agreement, and 2) to grant Southern Union an irrevocable proxy to vote their shares of Fall River Gas common stock for the approval and adoption by the Fall River Gas stockholders of the merger agreement and the performance of transactions related to the merger. As of the special meeting record date, the number of shares beneficially owned by the Fall River Gas stockholders who entered into the voting agreement and granted this irrevocable proxy represent approximately 25.6% of the outstanding shares of Fall River Gas common stock entitled to vote on the approval and adoption of the merger agreement and performance of transactions related to the merger agreement.

Of the 572,510 shares of Fall River Gas common stock represented by the stockholders who are parties to the voting agreement, as of May 31, 2000, 276,800 shares were beneficially owned by executive officers and directors of Fall River Gas. The voting agreement is attached as Appendix C to this proxy statement/prospectus. See "The Merger Agreement - Covenants and other Agreements - Fall River Gas Voting Agreement."

VOTING OF PROXIES

All holders of Fall River Gas common stock who are entitled to vote and are represented at the special meeting by properly executed proxies received prior to or at such meeting and not duly and timely revoked will have their shares voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "FOR" approval and adoption of the merger agreement.

If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). Fall River Gas is not aware of any matters expected to be presented at the special meeting other than as described in the Notice of Special Meeting.

REVOCABILITY OF PROXIES

Massachusetts law provides that a proxy, unless coupled with an interest (for example, a vote pooling or similar arrangement among holders of Fall River Gas common stock, or between Fall River Gas and holders of Fall River Gas common stock, or an unrevoked proxy in favor of an existing or potential creditor of a holder of Fall River Gas common stock), is revocable at will by a holder of Fall River Gas common stock, notwithstanding any other agreement or provision in the proxy to the contrary. A holder of Fall River Gas common stock may revoke a proxy by giving written notice of revocation to the clerk of Fall River Gas at Fall
River Gas' address set forth on page 5 of this proxy statement/prospectus at any time before the proxy is voted. Such revocation will be effective upon receipt of the written notice by the Clerk of Fall River Gas.

SOLICITATION OF PROXIES

Fall River Gas and Southern Union will each bear half of the costs of this solicitation of proxies. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and Fall River Gas may reimburse them for their expenses in so doing. To the extent necessary in order to ensure a sufficient presence of holders of Fall River Gas common stock to constitute a quorum, officers and other employees of Fall River Gas or designated agents may, without additional remuneration, in person or by telephone or telegram, request the return of proxies. In addition, Fall River Gas has retained Corporate Investor Communications, Inc. ("CIC") for assistance in the solicitation of proxies. For its services, CIC will receive a fee estimated at $4,500 plus reimbursement for reasonable and customary out-of-pocket expenses.

                                   THE MERGER

THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS, AS WELL AS THE NEXT SECTION ENTITLED "THE MERGER AGREEMENT," DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. THESE SECTIONS HIGHLIGHT KEY INFORMATION ABOUT THE MERGER AND THE MERGER AGREEMENT, BUT THEY MAY NOT INCLUDE ALL THE INFORMATION THAT YOU WOULD LIKE TO KNOW. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT/PROSPECTUS. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

FALL RIVER GAS BACKGROUND OF THE MERGER

As part of its long-term planning, Fall River Gas' board has periodically reviewed and evaluated various strategic options and alternatives available to maximize the economic return of its stockholders. Fall River Gas' board has recognized the difficulties Fall River Gas faced in responding to the demands of a deregulated energy market, in competing with the larger companies being formed in the consolidation of the energy industry and in continuing to increase shareholder value. From time to time, Fall River Gas' board has considered strategic combinations, but found no attractive opportunities to maximize shareholder value.

On June 21, 1999, Bradford J. Faxon, Chairman of the Board, Chief Executive Officer and President, Peter H. Thanas, Senior Vice President, and Thomas K. Barry, director of Fall River Gas, met with Thomas F. Karam, President and Chief Executive Officer of PEI, a Pennsylvania based gas utility holding company that was then in the initial stages of its merger with Southern Union, and discussed, in general terms, their respective companies and whether it would be appropriate to initiate further discussions between representatives of Southern Union and Fall River Gas regarding a possible business combination. As a follow-up to this conversation, Mr. Karam sent Mr. Faxon copies of recent Southern Union public reports.

On July 19, 1999, following several general conversations between Mr. Faxon and Mr. Karam about the energy industry and the philosophies of their companies, and the possibility of a strategic relationship between Southern Union and Fall River Gas, Mr. Karam conveyed Southern
Union's proposal to acquire Fall River Gas, in an all stock transaction, valuing the Fall River Gas stock at $21 per share. Mr. Faxon communicated the proposal to the executive committee of the board of directors at the executive committee's July 23, 1999 meeting (director Ronald J. Ferris was also in attendance). The committee concluded that the proposal was too low and instructed Mr. Faxon to seek a higher proposed price. After Fall River
Gas advised Southern Union of this decision, additional discussions occurred between Mr. Faxon, Mr. Thanas and Mr. Karam and Peter H. Kelley, President and Chief Operating Officer of Southern Union. On July 29, 1999 Southern
Union made a revised proposal of $23.50 per share and Mr. Faxon undertook to seek approval by the Fall River Gas board of directors.

Subsequently, discussions ensued between Messrs. Faxon, Thanas, counsel for the respective companies and Mr. Karam as well as other representatives of Southern Union with respect to other proposed terms for a transaction. At the same time, Mr. Faxon advised the members of the board of Fall River Gas of the developments regarding a possible business combination with Southern Union and called a special meeting of the board of directors. During this time period, Messrs. Faxon and Thanas fielded informal inquiries from other potential combination partners, but no offers were received from anyone other than Southern Union.

On the morning of September 8, 1999, the board of Fall River Gas met to consider a merger agreement with Southern Union. At the same time, at Fall River Gas' request, the American Stock Exchange agreed to suspend trading in the stock of Fall River Gas while the board and its advisors discussed the merger. Mr. Faxon updated the board on his discussions with Southern Union and stated his view that a strategic merger with a larger company would, among other things: 1) provide an opportunity for growth; 2) assist Fall River Gas in providing all energy alternatives to its customers; 3) provide geographical diversity; 4) permit more aggressive growth; and 5) better enable the company to take advantage of opportunities in the energy industry.

In addition, Mr. Faxon stated a strategic relationship with Southern Union would not require Fall River Gas to significantly reduce employees or other assets in Fall River Gas' service area and should help improve service to its customers. He noted the changing competitive landscape in the energy industry where critical mass and complete energy solutions are necessary, the increasing merger activity and formation of larger companies with which Fall River Gas would be required to compete, and the limitations of Fall River Gas in terms of potential sales growth in its existing service territory and access to capital. Fall River Gas' outside counsel, Rich, May, Bilodeau & Flaherty, P.C., reviewed the board's fiduciary duties and the standards of conduct to be followed in considering a merger proposal. Rich, May, Bilodeau & Flaherty, P.C. also discussed key legal aspects of the proposed merger agreement and the negotiation process with members of Fall River Gas' board.

Legg Mason, Fall River Gas' financial advisors, discussed the proposed financial terms of the transaction between Southern Union and Fall River Gas with the board and rendered its written opinion that, as of the date of the meeting and based upon and subject to certain matters stated in its opinion, the consideration to be received by the stockholders of Fall River Gas in the proposed merger was fair to the stockholders from a financial point of view.

Mr. Kelley, Ronald J. Endres, Southern Union's Executive Vice President and Chief Financial Officer, and Mr. Karam, made a presentation to the Fall River Gas board of directors describing Southern Union, its operations and recent corporate history, including its 1994 Missouri acquisition and its then pending merger with PEI, as well as its corporate plan of growth through acquisitions. Mr. Endres discussed Southern Union's returns to investors and discussed Southern Union's business vision of enhancing profitability through technological advances. Mr. Karam summarized the benefits of Southern Union's strategies and certain benefits of the proposed merger: 1) geographical diversification and minimum employee disruption; 2) reduction in costs; 3) creation of additional value through increased size; and 4) establishment of a New England presence for Southern Union.

After the Southern Union presentation, the Fall River Gas board discussed the terms of the proposed merger agreement, including the stock-for-stock consideration, valued at $23.50 per share of Fall River Gas common stock. The sense of the meeting was that the price was fair, but more information should be gathered regarding Southern Union. Mr. Faxon suggested and the board voted to and established a special committee of the board for the sole purpose of gathering additional information regarding Southern Union. The committee members were Cindy L.J. Audette, Thomas H. Bilodeau and Ronald J. Ferris. Fall River Gas management then issued a press release stating that Fall River Gas had received an offer from an undisclosed party for an all stock transaction at $23.50 per share, and that the board of directors had formed a committee to help it evaluate the offer.

During the next several days, additional discussions were held among the representatives of Fall River Gas and Southern Union, while the special committee gathered additional information regarding Southern Union. During this period, the Fall River Gas board members also engaged in discussions with one another concerning the possible merger.

On the morning of September 17, 1999, the Fall River Gas board again met to consider the proposed merger. Again, Mr. Faxon stated his support for the transaction, noting: 1) that the price offered was favorable relative to other recent comparable transactions; 2) that Fall River Gas' growth prospects in terms of business and earnings were limited; and 3) that the proposed merger would not require a significant reduction in employees or assets in Fall River Gas' service area. He further noted that although there had been inquiries from third parties, no other offers by other potential merger partners had been received. Fall River Gas' counsel again reviewed the board's responsibilities and key aspects of the merger agreement and the special committee presented its findings. After extensive discussion, the board determined that it lacked sufficient consensus to recommend the merger as structured. Fall River Gas then issued a press release stating that the board had rejected the offer.

Following additional conversations between representatives of Southern Union and Fall River Gas, by letter dated September 28, 1999, Mr. Karam conveyed Southern Union's willingness to change the structure for its proposed merger to provide that up to one-half of the consideration could be cash rather than stock of Southern Union. At its regular meeting on September 30, 1999, Fall River Gas' board considered the terms of Southern Union's revised offer. Fall River Gas' counsel discussed various aspects of the proposed merger agreement, conditions to closing, as well as a likely time schedule. Legg Mason, by conference telephone, noted that it considered the change from an all-stock transaction to a cash-and-stock transaction to be favorable to the stockholders and confirmed its view that the consideration to be received by the stockholders of Fall River Gas in the proposed merger was fair to the stockholders from a financial point of view. Legg Mason orally advised that it would change its written opinion delivered to the Fall River Gas board of directors on September 7, 1999 to reflect this change in the merger consideration. Legg Mason delivered their revised written opinion on October 4, 1999.

The Fall River Gas board, after further discussion and for the reasons listed under "-Fall River Gas Reasons for the Merger; Recommendation of Fall River Gas' Board of Directors," unanimously approved the merger agreement. Following the meeting, Messrs. Faxon and Thanas called representatives of Southern Union to communicate the board's approval. After the close of business October 4, 1999, the merger agreement was executed and the merger was publicly announced.

FALL RIVER GAS REASONS FOR THE MERGER; RECOMMENDATION OF FALL RIVER GAS' BOARD OF DIRECTORS

Recognizing the need for Fall River Gas to be larger in order to respond to the demands of a deregulated energy market and to compete with the larger companies being formed in the consolidation of the energy industry, the Fall River Gas board authorized the exploration of a strategic stock-for-stock merger. The Fall River Gas board believes that the merger with Southern Union, among other things, should help Fall River Gas: 1) to provide all energy alternatives to the consumer; 2) to diversify geographically; 3) to grow aggressively where advisable; and 4) to be better able to take advantage of opportunities in the energy industry. In addition, this strategic relationship should not require Fall River Gas to significantly reduce employees or other assets in Massachusetts and should help improve service to its customers.

In reaching its decision to approve the merger and the merger agreement and to recommend that Fall River Gas stockholders adopt the merger agreement, the Fall River Gas board consulted with its management, financial and legal advisors and considered a number of factors, including, among others, the following material factors:

- the belief that the merger with Southern Union will result in a combined entity with sufficient size and scope to compete effectively in the deregulated energy market;

- the merger consideration negotiated with Southern Union, including the collar provision designed to protect Fall River Gas stockholders with respect to the value of the stock consideration to be received by them in the merger, and the implied premium that the merger consideration represented over then recent market prices of Fall River Gas common stock;

- the written opinion of Legg Mason, a copy of which is attached as Appendix B to this proxy statement/prospectus, that subject to the assumptions and limitations contained in that opinion, the consideration to be received in the merger by the stockholders of Fall River Gas is fair, from a financial point of view, to the stockholders;

- the financial presentation made by Legg Mason to the Fall River Gas board in connection with delivering its written opinion;

- the benefits to Fall River Gas' employees and the communities served by Fall River Gas, including the retention of local operations and provisions of Southern Union's benefit plans;

-    the terms and conditions of the merger agreement, including:

     - the representations and warranties Fall River Gas has made to Southern Union;

     - the representations and warranties Southern Union has made to Fall River Gas;

     -   the closing conditions;

     - the ability of Fall River Gas, under certain circumstances, to provide information to, and enter into negotiations with, third parties with respect to certain unsolicited offers to acquire Fall River Gas;

     - the ability to terminate the merger agreement in order to enter into an agreement with a person making an unsolicited offer, which is more favorable to Fall River Gas stockholders from a financial point of view than the merger after paying a termination fee to Southern Union and giving Southern Union the opportunity to match any offer made by such a third party; and

     - the ability of Fall River Gas to terminate the merger agreement if the average trading price of Southern Union common stock for the valuation period ending shortly before the closing falls below $15.00 (see "The Merger Agreement -- Merger Consideration");

- the structure of the transaction, which is intended to qualify as a "reorganization" for United States federal income tax purposes, so that the stockholders of Fall River Gas, as such, will recognize gain only to the extent they receive cash in exchange for their shares of Fall River Gas common stock;

- information concerning the business, financial condition, results of operations and prospects, including, but not limited to, the potential for growth, development and profitability of Southern Union;

- the projected pro forma ownership of Southern Union by the stockholders of Fall River Gas implied by the exchange ratio;

- the historical market prices and trading information with respect to Fall River Gas common stock and Southern Union common stock; and

-   the likelihood that the merger would be consummated.

During its deliberations regarding the proposed merger and merger agreement, the Fall River Gas board also analyzed certain risks associated with the merger, including the integration of the two companies and the risk of obtaining the necessary regulatory approvals for the merger in acceptable form. After reviewing these matters, the Fall River Gas board determined that the benefits of the merger outweighed any risks entailed in these matters.

At its meeting on September 30, 1999, the Fall River Gas board unanimously approved the terms of the merger agreement and the related transactions, determined that the terms of the merger are in the best interests of Fall River Gas and Fall River Gas' stockholders, and recommended approval and adoption of the merger agreement by Fall River Gas' stockholders.

This discussion of the information and factors considered by the Fall River Gas board in making their decision is not intended to be exhaustive but is believed to include all material factors considered in connection with the Fall River Gas board's evaluation of the merger. The Fall River Gas board did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Fall River Gas board may have given different weight to different factors. Based on the total mix of information available to them, all of the directors decided to approve and recommend the merger to Fall River Gas stockholders.

In considering the recommendation of the Fall River Gas board with respect to the merger agreement, Fall River Gas stockholders should be aware that certain members of the Fall River Gas board and Fall River Gas employees have interests in the merger that are different from, or in addition to, the interests of stockholders of Fall River Gas generally. The Fall River Gas board was aware of these interests and considered them, among other matters, in approving the merger agreement. See "The Merger - Potential Conflicts and Interests of Certain Persons in the Merger."

OPINION OF FALL RIVER GAS' FINANCIAL ADVISOR

Legg Mason rendered its oral and written opinion to the Fall River Gas board at their meeting on September 30, 1999, that, as of that date, and subject to certain assumptions, factors and limitations set forth in such opinion as described below, the merger consideration to be received by Fall River Gas stockholders pursuant to the merger agreement was fair to stockholders from a financial point of view.

The full text of the written opinion of Legg Mason dated October 4, 1999, which sets forth the assumptions made, matters considered, scope and limitations on the review undertaken, and procedures followed by Legg Mason in connection with the opinion, is attached as Appendix B to this proxy statement/prospectus. Stockholders are urged to read this opinion in its entirety. Legg Mason's opinion is directed only to the consideration to be received by stockholders pursuant to the merger agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the special meeting. Legg Mason's opinion will not be updated prior to or at the closing of the merger. The summary of the opinion of Legg Mason set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. In connection with this engagement, Fall River Gas did not request Legg Mason, and Legg Mason did not assist Fall River Gas, to determine the exchange ratio provided for in the merger agreement. The exchange ratio was determined through arm's-length negotiations between Fall River Gas and Southern Union.

In connection with its opinion, Legg Mason reviewed, among other things, (a) the merger agreement and certain related documents, (b) the audited consolidated financial statements of Fall River Gas as of and for the years ended September 30, 1998, 1997, 1996 and 1995, (c) the unaudited financial statements of Fall River Gas as of and for the nine-month period ended June 30, 1999, (d) the audited consolidated financial statements of Southern Union as of and for the years ended June 30, 1999, 1998, 1997, 1996 and 1995. Legg Mason also had discussions with members of the senior management of Fall River Gas and Southern Union regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Legg Mason reviewed the reported price and trading activity for the shares of Fall River Gas common stock and the shares of Southern Union common stock, compared certain financial and stock market data for Fall River Gas and Southern Union with similar information for certain other publicly-traded companies, analyzed publicly available information concerning the terms of certain selected business combinations in the gas distribution utility industry, and performed such other studies and analyses as Legg Mason considered necessary or appropriate.

Legg Mason relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion. Legg Mason did not make an independent evaluation or appraisal of the assets and liabilities of Fall River Gas or Southern Union or any of their subsidiaries and they were not furnished with any such evaluation or appraisal.

The following is a summary of the financial analyses Legg Mason utilized in connection with providing its written opinion to the Fall River Gas board.

STOCK TRADING HISTORY. Legg Mason examined the history of the trading price and volume for the shares of Fall River Gas common stock. This examination showed that during the period from October 2, 1998 to October 1, 1999, the trading price of Fall River Gas common stock ranged from $15 3/8 per share to $21 7/8 per share. This examination also showed that over the period from October 4, 1994 to October 1, 1999, the trading price of Fall River Gas common stock ranged from $12.75 per share to $27.00 per share. This range may be compared to the merger consideration. Legg Mason also examined the history of the trading price and volume for the shares of Southern Union common stock (not adjusted for the 5% Southern Union stock dividends distributed on June 30, 2000 and August 6, 1999). This examination showed that during the four-month period from June 1, 1999 to October 1, 1999, the trading price of Southern Union common stock ranged from $18.00 per share to $21 23/32 per share. The closing price of Southern Union common stock on October 1, 1999 was $18.75 per share, which was used as the basis for the exchange rate in the merger agreement. In addition, this examination showed that over the period from October 3, 1997 to October 1, 1999, the trading price of Southern Union common stock ranged from $13.25 per share to $23 7/32 per share.

COMPARISON OF SELECTED PEER COMPANIES. Legg Mason compared selected historical stock market and balance sheet data and financial ratios for Fall River Gas to the corresponding data and ratios of the following companies: Berkshire Energy Resources, Cascade Natural Gas Corporation, Delta Natural Gas Company, Inc., Energy North, Inc., Energy South, Inc., Energy West Incorporated, ProvEnergy, RGC Resources, Inc. and Valley Resources. The multiples of Fall River Gas were calculated using a price of $20.75 per share for Fall River Gas common stock, the closing price as of October 1, 1999. Such data and ratios included, among other things, equity value as a multiple of latest twelve months ("LTM") earnings per share ("EPS"), projected 1999 earnings per share, projected 2000 earnings per share and stockholders' equity; total market capitalization as a multiple of LTM revenues, of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and of LTM earnings before interest and taxes ("EBIT"). Projected earnings per share data was provided by First Call Analysts' Research and FactSet Data Systems. EBITDA (which is not a measure of financial performance under generally accepted accounting principles) is used by investment banking firms as one measure of a company's financial performance. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles), as an indicator of a company's performance or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity.

An analysis of equity value as a multiple of LTM earnings per share for the selected peer companies yielded a range of 10.2x to 24.1x with a median of 15.5x as compared to 22.4x for Fall River Gas. An analysis of equity value as a multiple of projected 1999 EPS yielded a range of 13.4x to 23.6x with a median of 15.9x as compared to 21.2x for Fall River Gas. An analysis of equity value as a multiple of projected 2000 EPS yielded a range of 11.8x to 20.3x with a median of 14.5x as compared with 16.2x for Fall River Gas. An analysis of total market capitalization as a multiple of LTM EBITDA yielded a range of 6.3x to 9.7x with a median of 7.4x as compared to 11.9x for Fall River Gas. An analysis of total market capitalization as a multiple of LTM EBIT yielded a range of 9.1x to 15.9x with a median of 10.9x as compared to 19.3x for Fall River Gas.

SELECTED TRANSACTIONS ANALYSIS. Using publicly available information, Legg Mason analyzed the purchase price and implied transaction value multiples paid or announced to be paid in the following selected merger and acquisition transactions in the gas distribution utility industry: Northeast Utilities/Yankee Energy; Eastern/Colonial Gas; Carolina Power/North Carolina Natural Gas; EnergyEast/Connecticut Energy; Southern Union/PEI; SCANA Corp./Public Service Co. of North Carolina; Eastern Enterprises/Colonial Gas Co.; Energy East Corp./Connecticut Energy Corp.; Carolina Power and Light/North Carolina Natural Gas; Dominion Resources, Inc./Consolidated Natural Gas; NiSource Inc./Bay State Gas; Eastern Enterprises/Essex County Gas Co.; and Atmos Energy Corp./United Cities Gas Co. (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions,
(i) total transaction value as a multiple of LTM revenue ranged from 1.6x to 3.2x with a mean of 2.3x compared to 1.7x for the contemplated transaction,
(ii) total transaction value as a multiple of LTM EBITDA ranged from 7.5x to 13.9x with a mean of 10.6x, as compared to 13.1x for the contemplated transaction, (iii) equity value as a multiple of LTM net income ranged from 20.0x to 31.8x (exclusive of a transaction at 83.3x and 47.4 which was not included in the mean) with a mean of 24.3x, as compared to 25.6x for the contemplated transaction, and (iv) equity value as a multiple of stockholders' equity ranged from 1.9x to 3.0x with a median of 2.5x as compared to 2.9x for the contemplated transaction.

No company, transaction, or business used in the comparison with comparable companies or selected transactions analysis as a comparison is identical to Fall River Gas or the merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Instead, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the comparable companies, selected transactions or the company or transaction to which they are being compared.

DISCOUNTED CASH FLOW ANALYSIS. Legg Mason performed a discounted cash flow analysis of Fall River Gas. Legg Mason calculated a net present value of estimated free cash flows for the years 1999 through 2003 using discount rates ranging from 5.9% to 7.5%. Legg Mason calculated Fall River Gas' terminal values in the year 2003 based on multiples ranging from 10.4x EBIT to 12.8x EBIT. These terminal values were then discounted to present value using discount rates from 7.2% to 9.2%. Using the foregoing terminal values and discounted cash flows for Fall River Gas, the equity value ranged from $7.30 to $14.90, as compared to the equity value implied by the exchange ratio of $23.50 per share.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to practical analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Legg Mason's opinion. In arriving at its fairness determination, Legg Mason considered the results of all such analyses. The analyses were prepared solely for purposes of Legg Mason providing its opinion to the

Fall River Gas board as to the fairness of the merger consideration pursuant to the merger agreement to the holders of shares of Fall River Gas common stock and do not purport to be appraisals that necessarily reflect the prices at which assets, businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties, none of Fall River Gas, Southern Union, Legg Mason or any other person assumes responsibility if future results are materially different from those forecast.

As described above, Legg Mason's opinion to the Fall River Gas board was one of the many factors taken into consideration by the Fall River Gas board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Legg Mason and is qualified by reference to the written opinion of Legg Mason set forth in Appendix B hereto.

Legg Mason, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Fall River Gas selected Legg Mason as its financial adviser because Legg Mason is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

Legg Mason provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Fall River Gas and/or Southern Union for its own account and for the accounts of customers.

Pursuant to an engagement letter dated August 24, 1999, Fall River Gas engaged Legg Mason to act as its financial advisor in connection with the possible merger of Fall River Gas and Southern Union. Pursuant to the terms of the engagement letter, Fall River Gas agreed to pay Legg Mason $100,000 upon delivery of a written fairness opinion to the board. Fall River Gas has agreed to reimburse Legg Mason for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Legg Mason against certain liabilities, including certain liabilities under federal securities laws.

SOUTHERN UNION BACKGROUND OF THE MERGER; REASONS FOR APPROVAL BY THE SOUTHERN UNION BOARD OF DIRECTORS

For the past several years, Southern Union has pursued acquisition and business combination opportunities. After the announcement of its merger agreement with PEI, Southern Union management sought additional opportunities in the northeastern United States that could expand its presence in that region.

On August 24, 1999, the Southern Union board unanimously approved an all stock merger agreement with Fall River Gas. In reaching its determination that a merger with Fall River Gas is in the best interest of Southern Union and its stockholders, the Southern Union board consulted with and relied upon information and reports prepared or presented by Southern Union's management and Southern Union's legal advisors. The following are the material factors considered by the Southern Union board, including its Executive

Committee, in pursuing acquisition opportunities, generally, which are relevant to their approval of the merger agreement with Fall River Gas, some of which contained both positive and negative elements:

- the terms of a proposed form merger agreement consistent with those terms described under "The Merger Agreement" except that the consideration was all stock;

- the likelihood of receipt of timely and satisfactory regulatory approvals for the merger;

-   the risk that the merger would not be consummated;

- other recent and potential mergers involving utilities in the northeastern region of the country, particularly PEI, ProvEnergy and Valley Resources;

- the substantial management time and effort that will be required to consummate all aspects of the recent and potential mergers, including to integrate the operations of those companies, and the risks inherent in such integration;

- other matters described under "Risk Factors and Other Considerations" and "Forward-Looking Statements May Prove Inaccurate"; and

- the results of Southern Union's business investigation of Fall River Gas and its subsidiary.

On September 27, 1999, the Executive Committee of Southern Union's board approved a revised offer in order to permit the substitution of cash for some portion of the consideration Fall River Gas stockholders would receive in connection with the merger.

Subsequent to the execution of the merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the Fall River Gas transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval by the Massachusetts Department of Telecommunications and Energy of the transaction. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union advised Fall River Gas and the Massachusetts Department of Telecommunications and Energy that it intended to seek such stockholder approval. On May 31, 2000 the Southern Union Board of Directors approved a resolution recommending that the stockholders of Southern Union approve the Fall River Gas merger at a special meeting of stockholders, due to the merger being in the best interests of Southern Union, its stockholders, employees and customers.

The foregoing discussion of the information and factors considered by the Southern Union board, including its Executive Committee, is not intended to be all-inclusive. In view of the wide variety of factors considered in connection with its evaluation of acquisition opportunities, including this proposed merger, the Southern Union board, including its Executive Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Southern Union board, including its Executive Committee based its decision on the totality of the information presented to and considered by it.

POTENTIAL CONFLICTS AND INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the Fall River Gas board with respect to approving the merger, Fall River Gas stockholders should be aware that members of Fall River Gas' management and the Fall River Gas board have the following interests in the merger that may be different from, or in addition to, the interests of Fall River Gas stockholders generally and represent conflicts of interest. The Fall River Gas board was aware of these interests and considered them in approving the merger agreement.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. Effective September 30, 1991, Fall River Gas entered into employment agreements with its President and Chief Executive Officer, Bradford
J. Faxon and with its Senior Vice President, Treasurer and Chief Financial Officer, Peter H. Thanas.

Under the terms of these employment agreements, Mr. Faxon is compensated for his duties as an officer and director, and Mr. Thanas is compensated for his duties as an officer. The amounts of their respective salaries are determined from time to time by the board of directors. The term of each employment agreement was initially five years, subject to earlier termination by an act of Fall River Gas or the respective officer. Beginning in September 1993 and annually thereafter, the remaining term of each employment agreement is automatically extended for an additional one-year period. On November 30, 1998, Fall River Gas entered into a similar employment agreement with John F. Fanning, a Fall River Gas officer.

These employment agreements provide that if the respective officer is terminated without cause or terminates his employment as a result of certain adverse actions by Southern Union, during a period of thirty-six months following a "change in control" of Fall River Gas, the officer shall receive a lump sum severance amount and continuation of certain welfare plan benefits. A "change of control" will be considered to have occurred on the date the merger is completed.

The lump sum severance payment is an amount equal to three times the annual (or annualized) compensation paid to the respective officer during the period as of the date of termination. The maximum value of the severance payments which may become payable to these three officers in the aggregate under the terms of their agreements is approximately $1,692,000.

On October 4, 1999, these employment agreements were amended. These amendments will become effective as of the date the merger is completed. These amendments provide for payment to Messrs. Faxon, Thanas and Fanning of $1,000,000; $700,000 and $300,000, respectively. If Messrs. Faxon, Thanas and Fanning continue their employment with Fall River Gas, these payments will be made in equal monthly installments over an eighteen month period beginning on the effective date of the merger. These payments would be offset against any severance payments that may become owed under any of the agreements in certain circumstances.

DEFENSE, INDEMNIFICATION AND INSURANCE FOR FALL RIVER GAS OFFICERS AND DIRECTORS. For a period of six years after the completion of the merger, Southern Union has agreed to indemnify and hold harmless the present and former officers and directors of Fall River Gas and its subsidiary in respect of acts or omissions occurring prior to the completion of the merger to the extent provided under Fall River Gas' restated articles of incorporation and bylaws in effect on the date hereof; PROVIDED, HOWEVER, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims.

For six years after the completion of the merger, Southern Union will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the completion of the merger covering each such person currently covered by Fall River Gas' officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED THAT, in satisfying this obligation, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, Southern Union will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of Southern Union's board, for a cost not exceeding such amount. See "The Merger Agreement - Indemnification and Insurance for Fall River Gas Officers and Directors."

SIGNIFICANT U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger to Southern Union, Fall River Gas and Fall River Gas stockholders and does not purport to be a complete analysis or description of all potential tax effects of the merger. The discussion assumes that holders of Fall River Gas common stock hold such stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special tax rules (for example, insurance companies, financial institutions, dealers in securities, tax-exempt organizations, banks, foreign taxpayers and taxpayers holding common stock as parts of straddles). No information is provided with respect to the tax consequences, if any, of the merger under applicable foreign, state, local or other tax laws.

The discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, IRS rulings and judicial decisions, as in effect as of the date of this proxy statement/prospectus. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions included in this proxy statement/prospectus. Any such change could apply retroactively and could affect the accuracy of such discussion.

Each stockholder of Fall River Gas is urged to consult such stockholder's own tax advisor as to the specific tax consequences to such stockholder of the merger under U.S. federal, state, local or any other applicable tax laws.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A DECISION WHETHER TO APPROVE THE MERGER. THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE.

TAX OPINIONS. The obligation of Southern Union to consummate the merger is conditioned on its receipt on the closing date of an opinion from Hughes Hubbard & Reed LLP, tax counsel to Southern Union, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code (the "Southern Union Tax Opinion"). The obligation of Fall River Gas to consummate the merger is conditioned on its receipt on the closing date of an opinion from Rich, May, Bilodeau & Flaherty, P.C., Fall River Gas' counsel, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code (the "Fall River Gas Tax Opinion").

Each of the Southern Union Tax Opinion and the Fall River Gas Tax Opinion will be based on certain representations contained in letters from Southern Union, Fall River Gas and others delivered for the purpose of the opinions and will be subject to certain limitations and qualifications similar to those set forth in this discussion of significant U.S. federal income tax consequences of the merger. Each of the Southern Union Tax Opinion and the Fall River Gas Tax Opinion will be based on certain assumptions, including that the merger will be consummated exactly as described in this proxy statement/prospectus and in the merger agreement.

An opinion of counsel represents only counsel's best judgment and has no binding effect or official status of any kind; and no assurance can be given that contrary positions will not be taken by the IRS or by a court considering the issues. Neither Southern Union nor Fall River Gas has requested or intends to request a ruling from the IRS with regard to any of the federal income tax consequences of the merger.

The discussions below of "CONSEQUENCES TO FALL RIVER GAS STOCKHOLDERS" and "CONSEQUENCES TO SOUTHERN UNION AND FALL RIVER GAS" assume that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

CONSEQUENCES TO FALL RIVER GAS STOCKHOLDERS RECEIVING SOLELY SOUTHERN UNION COMMON STOCK. A Fall River Gas stockholder will generally recognize neither gain nor loss for U.S. federal income tax purposes with respect to the receipt solely of Southern Union common stock in exchange for Fall River Gas common stock pursuant to the merger. The aggregate tax basis of the Southern Union common stock received by a Fall River Gas stockholder will be the same as the aggregate tax basis of the Fall River Gas common stock surrendered in exchange therefor pursuant to the merger. The holding period of the Southern Union common stock will include the holding period of the Fall River Gas common stock surrendered in exchange therefor.

CONSEQUENCES TO FALL RIVER GAS STOCKHOLDERS RECEIVING SOLELY CASH. A Fall River Gas stockholder will generally recognize gain or loss for U.S. federal income tax purposes with respect to the receipt solely of cash in exchange for Fall River Gas common stock pursuant to the merger. Any gain or loss recognized by a Fall River Gas stockholder will be capital gain or loss, and will be long-term capital gain or loss if the holding period for the Fall River Gas common stock surrendered is more than one year. The amount of gain or loss will be equal to the difference between the amount of cash received and the tax basis of the Fall River Gas common stock surrendered.

CONSEQUENCES TO FALL RIVER GAS STOCKHOLDERS RECEIVING CASH AND SOUTHERN UNION COMMON STOCK. A Fall River Gas stockholder will generally recognize gain, but not loss, for U.S. federal income tax purposes with respect to the receipt of Southern Union common stock and cash in exchange for Fall River Gas common stock pursuant to the merger. The amount of gain, if any, recognized by a Fall River Gas stockholder will be equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash, including cash received in lieu of fractional shares, and the fair market value of Southern Union common stock received in the merger over the tax basis of the Fall River Gas common stock surrendered) or (ii) the amount of cash, including cash received in lieu of fractional shares, received in the merger. In the case of a Fall River Gas stockholder that owns more than one "block" of Fall River Gas common stock, the amount of gain recognized should be calculated separately with respect to each "block" surrendered in the merger. For purposes of such calculation, the aggregate amount of cash and Southern Union common stock received by the Fall River Gas stockholder will be allocated proportionally among the "blocks" of Fall River Gas common stock surrendered in exchange therefor pursuant to the merger. The aggregate tax basis of the Southern Union common stock received by a Fall River Gas stockholder will be the same as the aggregate tax basis of the Fall River Gas common stock surrendered in exchange therefor pursuant to the merger, decreased by the total amount of cash received and increased by the amount of gain recognized. The holding period of the Southern Union common stock will include the holding period of the Fall River Gas common stock surrendered in exchange therefor.

Any gain recognized by a Fall River Gas stockholder receiving both Southern Union common stock and cash will be capital gain, and will be long-term capital gain if the holding period for the Fall River Gas common stock surrendered is more than one year, unless the receipt of cash has "the effect of the distribution of a dividend" within the meaning of Section 356 of the Internal Revenue Code. If the receipt of cash has such an effect, the recognized gain will be taxed as ordinary income to the extent of the Fall River Gas stockholder's ratable share of Fall River Gas', and arguably Southern Union's, undistributed earnings and profits, and any remaining gain will be taxed as capital gain.

In determining whether cash received by a stockholder who also receives stock in a reorganization has the effect of a dividend distribution, principles similar to those governing redemptions under Section 302 of the Internal Revenue Code apply. In applying those principles, Fall River Gas stockholders will be treated as if they had received solely Southern Union common stock in the merger (instead of the combination of shares of Southern Union common stock and cash actually received) and Southern Union had then redeemed for cash a portion of the Southern Union common stock the Fall River Gas stockholders would be treated as having received. Generally, under Section 302 of the Internal Revenue Code, amounts distributed in redemption of a stockholder's stock will not be taxed as a dividend if (a) the distribution is "substantially disproportionate" with respect to the stockholder, or (b) the distribution is "not essentially equivalent to a dividend" with respect to the stockholder. A distribution in redemption is "substantially disproportionate" with respect to a stockholder if the percentage of outstanding voting shares of the issuing corporation owned by such stockholder immediately after the redemption is less than 50% of the total outstanding and less than 80% of the percentage of voting shares owned by such stockholder immediately prior to the redemption. Whether a distribution in redemption is "not essentially equivalent to a dividend" depends on whether, under the particular stockholder's facts and circumstances, the redemption results in a "meaningful reduction" of the stockholder's proportionate interest in the issuer. The IRS has indicated in published rulings that even a small reduction in the proportionate interest of a stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control or management power over the affairs of the corporation may constitute such a "meaningful reduction." In applying these tests, a stockholder is treated as owning shares owned by certain related persons, and sales or acquisitions of Fall River Gas common stock or Southern Union common stock which occur contemporaneously with the merger may be taken into account. Because of the complexity of the tests under Section 302 of the Internal Revenue Code, Fall River Gas stockholders are urged to consult their own tax advisors regarding the proper treatment of the gain recognized by such stockholder in the merger.

BACKUP WITHHOLDING TAX. Unless an exemption applies, the paying agent will be required to withhold 31% of any cash payments to which a Fall River Gas stockholder or other payee is entitled pursuant to the merger, unless the stockholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that such number is correct. Each Fall River Gas stockholder and, if applicable, each other payee is required to complete and sign the Form W-9 that will be included as part of the transmittal letter sent to Fall River Gas stockholders by Southern Union to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Southern Union and the paying agent.

CONSEQUENCES TO SOUTHERN UNION AND FALL RIVER GAS. No gain or loss will be recognized by Southern Union or Fall River Gas by reason of the merger.

REGULATORY MATTERS

The following is a summary of the material regulatory requirements affecting the merger. There can be no guarantee if and when any of the consents or approvals required for the merger will be obtained or as to the conditions that they may contain. Southern Union and Fall River Gas have filed for the required approvals from all of the agencies discussed. The managements of Southern Union and Fall River Gas believe that the necessary approvals can be obtained in 2000, and presently expect that they all will be received by September, 2000. See "Risk Factors and Other Considerations - Approvals May Not Be Obtained or May Contain Unacceptable Restrictions."

STATE APPROVALS AND RELATED MATTERS. The utility operations of Southern Union are subject to the regulatory jurisdiction of the Missouri Public Service Commission ("MPSC"), the Pennsylvania Public Utility Commission ("PPUC"), the Railroad Commission of Texas ("RRC") and various municipalities in Texas where Southern Union conducts business, and the Florida Public Service Commission ("FPSC"). On May 11, 2000, the PPUC approved the Fall River Gas merger. The MPSC approved the Fall River Gas merger on June 28, 2000. The approvals of the PPUC and the FPSC for the securities issuance and debt assumption in connection with the merger are still required. None of the other required state approvals had been received as of the date of this proxy statement. No RRC or Texas municipality approvals are required in connection with the merger.

The utility operations of Fall River Gas are subject to the regulatory jurisdiction of the Massachusetts Department of Telecommunications and Energy ("MDTE") and subsequent to the merger, those operations, conducted as a division of Southern Union, will remain subject to MDTE jurisdiction. Among the key provisions are those addressing rates and charges, standards of service, and accounting and approval of certain financing transactions.

Subsequent to the execution of the merger agreement, the issue arose as to whether Southern Union was required under Massachusetts law to obtain the approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock in connection with obtaining the approval of the transaction by the MDTE. In order to eliminate any uncertainty concerning this issue and to facilitate the closing of the transaction, Southern Union has advised Fall River Gas and the MDTE that it intends to seek, and through its proxy statement, is seeking such stockholder approval at the Southern Union special meeting.

Assuming the requisite regulatory approvals are obtained, the combined company and its utility operations will remain subject to the regulatory jurisdiction of the MDTE, MPSC, PPUC, RRC and various municipalities in Texas, and the FPSC. Upon completion of the Valley Resources and ProvEnergy mergers, the combined company and its utility operations will also be subject to the regulatory jurisdiction of the Rhode Island Public Utilities Commission and the Rhode Island Division of Public Utilities and Carriers.

ANTI-TRUST CONSIDERATIONS. Under the HSR Act, Southern Union and Fall River Gas cannot complete the Fall River Gas merger until we give notification and furnish information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice, and the specified waiting period requirements have been satisfied. Southern Union and Fall River Gas filed the required notification and report forms with the FTC and the Antitrust Division on March 1, 2000. A request for additional information from the FTC was received on March 31, 2000, to which Southern Union and Fall River Gas have responded. At any time before or after the effective time of the mergers, and notwithstanding that the waiting period has terminated or the mergers may have been consummated, the Federal Trade Commission, the Antitrust Division or any state could take any action under the applicable antitrust or competition laws as it deems necessary or desirable. This action could include seeking to enjoin the completion of the Fall River Gas merger. Private parties may also institute legal actions under the antitrust laws under some circumstances. If the merger is not consummated within twelve months after the expiration or earlier termination of the HSR Act waiting period, Southern Union and Fall River Gas would be required to submit new filings to the Department of Justice and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the merger could be consummated.

GENERAL. Fall River Gas possesses rights and franchises, and environmental permits and licenses. Some of these may need to be transferred, renewed or replaced as a result of the merger. The companies do not anticipate any difficulties at the present time in making or obtaining such transfers, renewals or replacements.

Under the merger agreement, Southern Union and Fall River Gas have agreed to use their reasonable best efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations needed to consummate or effect the transactions contemplated by the merger agreement. Various parties may seek intervention in the proceedings associated with the regulatory approval process in an attempt to oppose the merger or to have conditions imposed upon the receipt of the necessary approvals. Although Southern Union and Fall River Gas believe that they will receive the requisite regulatory approvals for the merger, the timing of their receipt cannot be determined. It is a condition to the consummation of the merger (subject to waiver by Southern Union and Fall River Gas) that final non-appealable orders approving the merger be obtained from the various federal and state commissions described above. See "The Merger Agreement - Conditions to the Completion of the Merger."

ACCOUNTING TREATMENT

The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this proxy statement/prospectus are based upon certain assumptions, as described in the pro forma combined condensed financial statements, and are included for informational purposes only. The merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, Southern Union's historical results for periods before the merger will remain unchanged. On the closing date, the combined company will record Fall River Gas' assets and liabilities of regulated entities at their historical cost basis, and Fall River Gas' assets and liabilities of non-regulated entities will be recorded at fair value, with any excess recorded as additional purchase cost assigned to utility plant. See "Unaudited Pro Forma Combined Condensed Financial Statements."

NO APPRAISAL RIGHTS

Under Massachusetts law, stockholders of Fall River Gas who object to approval of the merger agreement are not entitled to demand separate payment or an appraisal of their shares in connection with the merger.

LISTING OF SOUTHERN UNION COMMON STOCK

It is a condition to the completion of the merger that the shares of Southern Union common stock to be issued in connection with the merger be approved for listing on the NYSE at or before the time the merger is completed. See "The Merger Agreement - Conditions to the Completion of the Merger."

FEDERAL SECURITIES LAW CONSEQUENCES

All shares of Southern Union common stock received by Fall River Gas stockholders in connection with the merger will be freely transferable, except that shares of Southern Union common stock received by individuals and entities who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Fall River Gas before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act, in the case of individuals and entities who become affiliates of Southern Union) or as otherwise permitted under the Securities Act.

Persons who may be deemed to be affiliates of Southern Union or Fall River Gas generally include individuals or entities that control, are controlled by, or are under common control with, Southern Union or Fall River Gas and may include certain officers and directors of Southern Union or Fall River Gas as well as principal stockholders of Southern Union or Fall River Gas. The merger agreement requires Fall River Gas to use commercially reasonable efforts to cause each of its affiliates to execute and deliver to Southern Union a letter to the effect that such affiliate will not offer or sell or otherwise dispose of Southern Union common stock issued to such affiliate in or pursuant to the merger in violation of the Securities Act or the rules and regulations adopted by the SEC thereunder. See "The Merger Agreement - Covenants and Other Agreements - Certain Other Covenants and Agreements." The delivery of such agreements is also a condition to Southern Union's obligation to complete the merger. See "The Merger Agreement - Conditions to the Completion of the Merger
- Additional Closing Conditions for Southern Union's Benefit."

This proxy statement/prospectus does not cover resales of Southern Union common stock received by any person who may be deemed to be an affiliate of Fall River Gas.

                            MERGER-RELATED FINANCING

Southern Union's management is evaluating various sources and methods of financing the amount necessary to fund the cash portion of the consideration to be paid to Fall River Gas stockholders under the merger agreement, the all cash consideration to be paid to the ProvEnergy and Valley Resources stockholders, and all related costs and refinancings anticipated in connection with these mergers. See "The Merger Agreement - Merger Consideration." Southern Union's management currently anticipates that substantially all of these costs will be financed through external sources. The financings may include the refinancing by Southern Union of some or all of the approximately $19.5 million of outstanding debt of Fall River Gas in connection with or soon after the consummation of the merger. Southern Union anticipates soliciting consents from the holders of Fall River Gas' mortgage bonds to revise or eliminate certain of their indenture terms, primarily to conform to certain terms in the indenture for Southern Union's outstanding senior notes.

Southern Union's pending acquisitions of Fall River Gas, ProvEnergy and Valley Resources would require up to approximately $600 million of new financing if Fall River Gas shareholders choose to receive the maximum of 50% of the aggregate merger consideration that may be paid to them in cash and if all of the approximately $140 million of existing long-term debt of the three companies being acquired must be refinanced rather than amended and assumed as planned. Presently, Southern Union expects to be able to amend the terms of outstanding long-term debt of the three companies being acquired in order to assume such debt. Southern Union presently plans to fund all other costs for the three acquisitions with bank borrowings, although it has not yet received commitments.

After closing the mergers, Southern Union may choose or need to refinance some portion or all of the bank borrowings that it plans for funding the pending acquisitions. Sources of future or alternative financing that Southern Union may consider include commercial and investment banks, institutional lenders, institutional investors and public securities markets. The methods of financing that Southern Union may consider include bank lines of credit, debt and preferred securities of various maturities and terms, and common stock. Southern Union's management believes that Southern Union will have access if and when needed to many sources and types of short-term and long-term capital sources at reasonable rates.

All of these considerations and assumptions relate to the financing required for mergers and acquisitions that Southern Union has agreed to consummate but not completed. See "Risk Factors and Other Considerations The Terms of Merger-Related Financings May Adversely Affect the Combined Company." As a result of its planned financing and as shown in the Pro Forma Combined Condensed Financial Statements, the consolidated capitalization of Southern Union after completion of Southern Union's three pending mergers is expected to consist of at least 32% common equity, approximately 5% preferred equity and approximately 63% long-term debt.

                              THE MERGER AGREEMENT

This section is a summary of the material terms of the merger agreement, a copy of which is attached as Appendix A to this document. The following description does not purport to be complete and is qualified in its entirety by reference to the merger agreement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

STRUCTURE OF THE MERGER

Under the merger agreement, Fall River Gas will be merged with and into Southern Union. After the merger, Southern Union will continue as the surviving corporation. Southern Union's existing certificate of incorporation and bylaws will remain in effect after the merger, and Southern Union's management and Board of Directors will remain the same as a result of the merger, except as specifically discussed in this proxy statement/prospectus. See "Comparison of Fall River Gas and Southern Union Stockholder Rights."

As a result of the merger, Fall River Gas will be a division of Southern Union. Fall River Gas' non-regulated subsidiary will become a subsidiary of Southern Union.

CLOSING; EFFECTIVE TIME

On the closing date, we will file articles of merger and a certificate of merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with the Massachusetts General Laws ("MGL") and a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware

General Corporation Law ("DGCL"). The merger will become effective upon filing of these documents. This moment is referred to as the "effective time."

MERGER CONSIDERATION

You will have the option to elect either cash or Southern Union common stock or a combination of both in exchange for your shares of Fall River Gas, subject to certain limitations.

Each share of your Fall River Gas common stock that you elect to exchange for cash will be converted into the right to receive $23.50 in cash, unless too many Fall River Gas stockholders elect to receive cash. No more than 50% of the aggregate consideration paid to all Fall River Gas stockholders may consist of cash, including cash paid to Fall River Gas stockholders in lieu of issuing them fractional shares of Southern Union common stock. If the Fall River Gas stockholders exceed this cash limitation, the amount of cash paid to each Fall River Gas stockholder electing cash will be reduced proportionately. Thus, if too many Fall River Gas stockholders elect to receive cash, consequently exceeding the cash limitation, a combination of cash and Southern Union common stock having a deemed value of $23.50 will be delivered to Fall River Gas stockholders in exchange for each share they selected to be exchanged for cash.

Each share of your Fall River Gas common stock that you elect to exchange for Southern Union common stock will be converted into the right to receive that number of whole shares of Southern Union common stock having a value of $23.50, except as described below. Southern Union will not issue any fractional shares of its common stock in connection with the merger. Instead, you will be given cash for any fractional shares of Southern Union common stock you would otherwise receive.

You will be entitled to receive Southern Union common stock in the merger if:

-   you elect to receive Southern Union common stock;

- you elect to receive cash and Fall River Gas stockholders exceed the cash limitation;

- you do not indicate a preference as to the type of consideration you want to receive; or

- you do not properly complete the form of election provided to you by the company Southern Union has selected to be the paying agent in connection with the merger.

The exact number of shares of Southern Union common stock you will receive for each share of your Fall River Gas common stock will depend on the average trading price of Southern Union common stock on the New York Stock Exchange for the ten trading day period beginning on the twelfth trading day and ending on the third trading day before the closing of the merger (counting from and including the trading day immediately preceding the closing).

If the average price of Southern Union's common stock during this ten trading-day period is:

- Above $19.6875, the number of shares of Southern Union common stock will be fixed at 1.19365 for each share of Fall River Gas common stock.

- Between $16.875 and $19.6875, the number of shares of Southern Union common stock will be adjusted so that each share of Fall River Gas' common stock will be exchanged for Southern Union common stock having a value equal to $23.50 divided by the average trading price during the period of time described above.

- Below $16.875, but at least $15.00, the number of shares of Southern Union common stock will be fixed at 1.39259 for each share of Fall River Gas common stock.

- Below $15.00, Fall River Gas has the option to terminate the merger agreement. If Fall River Gas does not terminate the merger agreement, you will receive 1.39259 shares of Southern Union common stock per share of Fall River Gas common stock.

PROCEDURE FOR FILING ELECTIONS AND CONVERTING FALL RIVER GAS COMMON STOCK INTO MERGER CONSIDERATION

A form of election and complete instructions for properly making an election to receive either cash or Southern Union common stock or a combination of cash and Southern Union common stock will be delivered under separate cover to stockholders of record of Fall River Gas (determined as of a record date as close as practicable to the date of mailing) at least 15 business days prior to the anticipated closing date of the merger, which is expected to occur in September 2000.

Fall River Gas stockholders will be entitled to choose one of the following consideration options, which will be listed on their form of election:

-   to receive cash for each share of Fall River Gas they own;

- to receive Southern Union common stock for each share of Fall River Gas they own;

- to exchange some of their shares of Fall River Gas for cash and some for Southern Union common stock; or

-   to indicate no preference as to type of consideration.

You will be eligible to receive cash only if the paying agent has received a properly completed form of election at its designated office or offices by 4:00 p.m., Eastern Time, on the third business day prior to the closing date of the merger. You will be eligible to receive as consideration only shares of Southern Union common stock if:

- the form of election you submit indicates a preference to receive only shares of Southern Union common stock;

- the form of election you submit indicates no preference as to form of consideration; or

- you fail to submit a properly completed form of election prior to the deadline for submitting cash elections.

An election may be revoked only if Southern Union's paying agent receives written notice of revocation prior to the deadline for submitting cash elections.

PAYING AGENT; LOST CERTIFICATES

BankBoston, N.A. c/o EquiServe, L.P. will act as paying agent for you in connection with the merger.

Promptly following the effective time, the exchange agent will mail to you a letter of transmittal and instructions regarding the surrender of your Fall River Gas common stock certificates for cancellation. Promptly after receiving your certificates together with the letter of transmittal, duly executed, the exchange agent will send you the Southern Union common stock and/or the cash you will be entitled to receive.

No fractional shares of Southern Union common stock will be issued in the merger. Instead of fractional shares, you will receive cash in an amount equal to the value of the fractional shares to which you would otherwise have been entitled based on the closing price of a share of Southern Union common stock on the NYSE on the trading day immediately prior to the closing date.

If the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, the surrendered certificate must be properly endorsed and the person requesting payment must have paid any transfer and other taxes required in connection with payment of the merger consideration to a person other than the registered holder of the surrendered certificate or must establish to the satisfaction of Southern Union that taxes do not apply.

If your certificates have been lost, stolen or destroyed, you must provide the exchange agent with an affidavit to that effect. In addition, you will be required to give the paying agent a bond in an amount as it may ordinarily require and you must indemnify Southern Union against any claim that may be made against Southern Union with respect to the certificate claimed to have been lost, stolen or destroyed.

Southern Union will not be liable to you for merger consideration delivered to a public official pursuant to applicable law. Seven years after the effective time, any portion of the merger consideration that remains unclaimed by Fall River Gas' stockholders will, to the extent permitted by applicable law, become the property of Southern Union.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE A TRANSMITTAL LETTER.

FALL RIVER GAS INDENTURE

Fall River Gas will use its reasonable best efforts to obtain, prior to the effective time of the merger, consents from all holders of First Mortgage Bonds outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between Fall River Gas and State Street Bank and Trust Company (the "Fall River Gas Indenture"), to amendments to the Fall River Gas Indenture requested by Southern Union pursuant to

Section 6.1(n) of agreement. Fall River Gas and its subsidiaries, however, will not be required to make any payment to any bondholder prior to the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

The merger agreement contains certain substantially mutual representations and warranties made by Southern Union and Fall River Gas to each other, relating to, among other things:

-   corporate organization, existence, qualification, standing and power;

-   capitalization;

-   subsidiaries and investments;

- authorization, execution, delivery, performance and enforceability of the merger agreement, and absence of violations, breaches or defaults under organizational documents, certain agreements and government orders as a result of execution, delivery and performance of the merger agreement;

-   governmental approvals and authorizations necessary to complete the merger;

-   public utility holding company status and regulation as a public utility;

- absence of violations of applicable legal requirements and material compliance with governmental authorizations;

-   legal proceedings;

-   documents filed by each of Southern Union and Fall River Gas with the SEC;

-   tax matters;

-   intellectual property matters;

-   disclosure of indebtedness;

-   absence of defaults under material contracts;

-   employee benefit matters;

-   environmental matters;

-   absence of material adverse changes since specified balance sheet dates;

-   broker's or finder's fees;

- information provided for inclusion in this proxy statement/prospectus, Southern Union's proxy statement and the registration statement; and

-   required stockholder votes in connection with the merger.

In addition, Fall River Gas has made representations and warranties to Southern Union relating to:

-   title to assets;

-   machinery and equipment;

-   insurance policies;

-   labor and employment matters;

-   regulatory proceedings; and

-   delivery of a fairness opinion of Legg Mason Wood Walker, Incorporated.

COVENANTS AND OTHER AGREEMENTS

Each of Southern Union and Fall River Gas has undertaken certain covenants and other agreements in the merger agreement. The following summarizes the more significant of these covenants:

INTERIM OPERATIONS. In the merger agreement, Southern Union and Fall River Gas have agreed that, except as provided by the merger agreement or as consented to by the other party, during the period from the date of the merger agreement until the effective time, each of Southern Union and Fall River Gas and its subsidiary will:

- not make or permit any material change in the general nature of its business;

- maintain its ordinary course of business (for Southern Union, only with respect to its present operations) in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the ordinary course of business;

- preserve its ongoing business and use reasonable efforts to maintain its goodwill; and

- preserve its franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

In addition, except as provided by the merger agreement or as consented to by Southern Union, during the period from the date of the merger agreement until the effective time, Fall River Gas and its subsidiary will:

- not enter into any material transaction or contract other than in the ordinary course of business;

- not purchase, sell, lease, dispose of or otherwise transfer or subject to lien, any of its assets other than in the ordinary course of business;

- not hire any new employee unless the employee is a bona fide replacement for a presently-filled position;

- not file any material applications, petitions, motions, orders, briefs, settlements or agreements in any material proceeding or related appeal before a government body;

- not engage in any new or modify any existing material intercompany transactions, except in the ordinary course of business, involving any subsidiary of Fall River Gas;

- not voluntarily change in any material respect or terminate any of Fall River Gas' insurance policies unless equivalent coverage is obtained;

-   not make any capital expenditure or capital expenditure commitment;

- not make any changes in financial policies or practices, or strategic or operating policies or practices, subject to adjustments in the ordinary course of business and other deviations (which in the aggregate will not exceed 5% on an annualized basis during the period from the date the merger agreement was signed until the completion of the merger);

- comply in all material respects with all applicable legal requirements and permits;

- not adopt, amend or assume an obligation to contribute to any of Fall River Gas' employee benefit plans or collective bargaining agreements or enter into any employment, severance or similar contract or amend any such existing contracts;

- not grant any increase or change in total compensation, benefits or pay any bonus to any employees, directors or consultants, except in the ordinary course of business or in accordance with the terms of any existing contract, employee benefit plan of Fall River Gas or collective bargaining agreement;

- not grant or enter into or extend the term of any contract, written or oral, with respect to continued employment for any employee, officer, director or consultant;

- not make any loan or advance to any officer, director, stockholder, employee, individual or entity other than in the ordinary course of business;

- not terminate any existing, or enter into any new, gas purchase, exchange, storage, supply or transportation contract or renew, extend or negotiate any existing gas purchase, exchange, storage, supply or transportation contract that is not terminable within sixty days without penalty;

-   not amend its organizational documents; and

- not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within one year.

FALL RIVER GAS SPECIAL MEETING; SOLICITATION OF PROXIES. Fall River Gas has agreed:

- to use its reasonable best efforts to solicit from its stockholders proxies in favor of the merger;

- to take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of securing the approval and adoption of the merger agreement and the consummation of transactions related to the merger agreement by its stockholders;

- to distribute proxy statements to its stockholders in accordance with applicable federal and state law and its organizational documents; and

- to recommend to its stockholders the approval of the merger agreement, subject to the fiduciary duties of its board of directors.

FALL RIVER GAS VOTING AGREEMENT. In connection with the merger, Barbara N. Jarabek, as trustee of The Jarabek Family Limited Partnership, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau entered into a voting agreement with Southern Union. According to the terms of the voting agreement, these stockholders agreed: 1) to vote or cause to be voted their shares of Fall River Gas common stock in favor of the merger and the adoption and approval of the merger agreement, and 2) to grant Southern Union an irrevocable proxy to vote their shares of Fall River Gas common stock for the approval and adoption by the Fall River Gas stockholders of the merger agreement and the performance of transactions related to the merger. As of the special meeting record date, the number of shares beneficially owned by the Fall River Gas stockholders who entered the voting agreement and granted this irrevocable proxy represent approximately 25.6% of the outstanding shares of Fall River Gas common stock entitled to vote on the approval and adoption of the merger agreement and performance of transactions related to the merger agreement.

Of the 572,510 shares of Fall River Gas common stock represented by the stockholders who are parties to the voting agreement, as of May 31, 2000, 276,800 shares were beneficially owned by executive officers and directors of Fall River Gas. The voting agreement is attached as Appendix C to this proxy statement/prospectus.

EMPLOYEES; BENEFITS. For employees (excluding unionized employees) of Fall River Gas and its subsidiary, Southern Union has agreed:

- to provide such employees who continue their service with Southern Union with benefits no less favorable in the aggregate than the benefits provided under Fall River Gas' benefit plans during the 12 months immediately following the closing date;

- to recognize, for purposes of eligibility, vesting and benefit accrual under all benefit plans provided to such employees after the closing date, the tenure of employment, as recognized by Fall River Gas or of its subsidiary as of the closing date;

- that all vacation time earned by such employees prior to the closing date must be taken by the end of the calendar year of the closing date, except where Fall River Gas or Southern Union requests that an employee forgo his or her vacation for business-related reasons; and

- to recognize, for purposes of awarding vacation time at the beginning of each calendar year following the closing date, the tenure of employment, as recognized by Fall River Gas or of its subsidiary as of the closing date.

Southern Union has also agreed to assume, at the effective time, all collective bargaining agreements covering employees of Fall River Gas and its subsidiary, and to discharge when due any and all liabilities of Fall River Gas and its subsidiary under the collective bargaining agreements relating to periods after the effective time.

CERTAIN OTHER COVENANTS AND AGREEMENTS. The merger agreement contains certain mutual covenants and other agreements of the parties, including covenants and other agreements relating to: filings with the SEC; access to offices, properties, financial statements and other records; use of reasonable efforts to obtain all necessary consents; approvals and waivers from governmental bodies and other third parties; and further assurances.

The merger agreement also contains additional covenants by Fall River Gas to, except as provided in the merger agreement:

- permit Southern Union to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by the merger agreement;

- not declare or pay or permit its subsidiary to declare or pay any dividends, or make other distributions in respect of Fall River Gas' or its subsidiary's capital stock, except for regular dividends on Fall River Gas common stock;

- not redeem or repurchase or otherwise acquire any shares of its capital stock or the capital stock of its subsidiary other than in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans that were in effect on October 4, 1999;

- not split, combine, reclassify, issue or encumber or permit its subsidiary to split, combine, reclassify, issue or encumber any shares of its capital stock or securities convertible into any such shares;

- not make any changes or permit its subsidiary to make changes in its accounting methods, principles or practices except as required by law, rule, regulation or generally accepted accounting principles;

- identify persons who are "affiliates" of Fall River Gas within the meaning of Rule 145 under the Securities Act and to use its reasonable efforts to provide to Southern Union letters from such persons to the effect that they will not dispose of their shares of Southern Union common stock received in the merger except in accordance with the applicable provisions of Rule 145 or in a transaction exempt from registration under the Securities Act ("Rule 145 Letters");

- cooperate and cause its subsidiaries to cooperate with Southern Union's requests with respect to the refinancing, repurchase, redemption or repayment of Fall River Gas or its subsidiary's indebtedness that may be required or that Southern Union may request prior to the merger;

- except in certain instances, not initiate or encourage any inquiry or proposal about mergers with other parties, sales of substantial assets, sales of shares representing a majority or greater interest in Fall River Gas or its subsidiary or other business combinations or, except in certain instances, negotiate, discuss, approve or recommend any such alternative acquisition proposal (see "-No Solicitation by Fall River Gas"); and

- obtain consents for the merger from all holders of each series of First Mortgage Bonds issued and outstanding under the Fall River Gas Indenture.

The merger agreement also contains certain additional covenants of Southern Union to, except as provided in the merger agreement:

- use its reasonable best efforts to obtain, prior to the effective date of the merger agreement, all necessary state securities laws or "blue sky" permits and approvals and pay all related expenses; and

- cause the shares of Southern Union's common stock required to be reserved for issuance in connection with the merger to be listed on the NYSE.

NO SOLICITATION BY FALL RIVER GAS

The merger agreement provides that Fall River Gas must terminate all existing discussions or negotiations with third parties, if any, with respect to a "Business Combination," which we define below, and that Fall River Gas may not, and may not authorize or permit its or its subsidiary's officers, directors, agents, financial advisors, attorneys, accountants or other representatives to, directly or indirectly:

- solicit, initiate or encourage submission of proposals or offers relating to, or that could reasonably be expected to lead to, a Business Combination; or

- participate in any negotiations or discussions regarding, furnish to any person any information with respect to, or otherwise cooperate, assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek, a Business Combination.

A "Business Combination" is, except as provided in the merger agreement:

- a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving Fall River Gas or its subsidiary;

- the acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, Fall River Gas or of its subsidiary, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in Fall River Gas or its subsidiary; or

- the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of Fall River Gas or its subsidiary.

Prior to receiving the approval of the merger by Fall River Gas stockholders, if the Fall River Gas board of directors receives an unsolicited written proposal from a third party with respect to a Business Combination that the Fall River Gas board of directors determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, with customary qualifications, is a "Superior Proposal," which we define below, Fall River Gas may:

- furnish information to, and negotiate, explore or otherwise engage in substantive discussions with the third party that submitted the unsolicited Superior Proposal if the Fall River Gas board determines that it is reasonably necessary to engage in such discussions in order to comply with its fiduciary duties under applicable law; and

- take and disclose to Fall River Gas' stockholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to Fall River Gas' stockholders which in the good faith judgment of the Fall River Gas board of directors is required by applicable law, based on the advice of its outside counsel.

A proposed Business Combination is a "Superior Proposal" if it involves at least 50% of the shares of capital stock or a material portion of the assets of Fall River Gas and the Fall River Gas board determines, after consulting with Fall River Gas' financial advisor and outside counsel, that:

-   the proposal is financially superior to the merger; and

- it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

The merger agreement also prohibits the Fall River Gas board from withdrawing or modifying, or proposing publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement or the merger, approving or recommending, or proposing publicly to approve or recommend, a Business Combination, or causing Fall River Gas to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination unless the following conditions are satisfied:

- the Fall River Gas board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, that an unsolicited proposal regarding a Business Combination is a Superior Proposal; and

- the Fall River Gas board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, that the failure to either withdraw or modify its approval or recommendation of the merger agreement or the merger, approve or recommend a Business Combination, or cause Fall River Gas to enter into any agreement related to any Business Combination would create a reasonable possibility of a breach of the fiduciary duties of the Fall River Gas board under applicable law.

Fall River Gas must promptly notify Southern Union of the receipt of any alternative acquisition proposal regarding a Business Combination, the material terms and conditions of any such proposal, the identity of the person or entity making the proposal and the status and details of any such request or proposal within one business day of Fall River Gas' receipt of any such proposal. Fall River Gas is required to use all reasonable efforts to keep Southern Union informed of the status and details of any such inquiry, offer or proposal and provide notice, consisting of two days, to Southern Union prior to the first delivery of non-public information to any such person or entity. If any such inquiry, offer or proposal is in writing, Fall River Gas has agreed to promptly deliver to Southern Union a copy of such inquiry, offer or proposal. If Fall River Gas decides to accept such a Business Combination proposal and enter into a definitive agreement with respect to such proposal, Fall River Gas must give Southern Union notice, consisting of five business days, of its intent to enter into a definitive agreement. In addition, during this five-day period, Fall River Gas must give Southern Union an opportunity to adjust the terms of the merger agreement so that the parties can proceed with the merger and negotiate in good faith with Southern Union with respect to any such adjustments. Concurrently with the termination of the merger agreement in connection with a Business Combination, Fall River Gas must also pay the required termination fee (see "-Termination of the Merger Agreement" and "-Termination Fees and Expenses - Fall River Gas Termination Fee").

Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from a third party, Fall River Gas will provide written notice to Southern Union to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the confidentiality agreement between Fall River Gas and Southern Union.

CONDITIONS TO THE COMPLETION OF THE MERGER

MUTUAL CLOSING CONDITIONS. The obligations of Southern Union and Fall River Gas to complete the merger are subject to the satisfaction or, to the extent legally permissible and permitted by the merger agreement, waiver of the following conditions:

- Accuracy as of the closing date of the representations and warranties made by the other party to the extent specified in the merger agreement.

- Performance in all material respects by the other party of the obligations required to be performed by it at or before the closing date.

- All governmental approvals required in order to complete the merger having been obtained without conditions that would be reasonably likely to be materially adverse to Fall River Gas' or Southern Union's businesses, operations, properties, financial condition, or results of operations. To facilitate obtaining the approval of the transaction by the Massachusetts Department of Telecommunications and Energy, Southern Union is seeking approval of the transaction by holders of two-thirds of the outstanding shares of Southern Union common stock.

- No court, administrative agency, governmental body or arbitrator having issued an order to restrain, enjoin or otherwise prevent the consummation of the merger agreement or the merger.

- Southern Union's registration statement on Form S-4, which includes portions of this proxy statement/prospectus, being effective and not subject to any stop order by the SEC.

- Authorization for listing on the NYSE of the shares of Southern Union common stock to be issued in the merger.

ADDITIONAL CLOSING CONDITIONS FOR SOUTHERN UNION'S BENEFIT. Southern Union's obligation to complete the merger is subject to the following additional conditions:

- Receipt of third party consents required to consummate the merger, other than any consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a material adverse effect on the business, operations, properties, financial condition or results of operations of Fall River Gas and its subsidiary after the closing.

- Receipt of all consents and approvals required, under the terms of any note, bond or indenture to which Fall River Gas or its subsidiary is a party.

- The resignation of each director of Fall River Gas or its subsidiary of his or her position as a director of Fall River Gas or its subsidiary effective as of the closing date.

- The receipt by Southern Union on the closing date of an opinion of its counsel to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and that no gain or loss will be recognized by Southern Union or Fall River Gas with respect to the merger.

- Each of the individuals and entities who are "affiliates" of Fall River Gas within the meaning of Rule 145 have delivered to Southern Union a Rule 145 Letter.

- Receipt of all consents required and necessary to approve any amendments requested by Southern Union to the Fall River Gas Indenture from the holders of each series of First Mortgage Bonds issued and outstanding under the Indenture.

ADDITIONAL CLOSING CONDITION FOR FALL RIVER GAS' BENEFIT. Fall River Gas' obligation to complete the merger is subject to the additional condition that on the closing date, Fall River Gas shall have received an opinion of its counsel to the effect that the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and that no gain or loss will be recognized for federal income tax purposes by the stockholders of Fall River Gas upon their receipt of the merger consideration, except that any realized gain will be recognized to the extent of the amount of cash received.

INDEMNIFICATION AND INSURANCE FOR FALL RIVER GAS OFFICERS AND DIRECTORS

For six years after the completion of the merger, Southern Union will indemnify and hold harmless the present and former officers and directors of Fall River Gas and its subsidiary in respect of acts or omissions which occurred prior to the effective time. In addition, for six years after the effective time, Southern Union will use its reasonable best efforts to provide officers' and directors' liability insurance regarding acts or omissions occurring prior to the effective time covering each such person covered by Fall River Gas' officers' and directors' liability insurance policy on the date of the merger agreement on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement. However, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, Southern Union will be obligated to obtain a policy with the best coverage available for a cost not exceeding such amount. See "The Merger - Potential Conflicts and Interests of Certain Persons in the Merger."

AMENDMENTS

Fall River Gas and Southern Union may amend in writing the terms of the merger agreement before the closing.

TERMINATION OF THE MERGER AGREEMENT

The merger agreement may be terminated at any time before the closing:

-   by mutual written consent of Southern Union and Fall River Gas;

-   by either Fall River Gas or Southern Union:

     - if a court issues a non-appealable order that prohibits the consummation of the merger; or

     - at any time after 5:00 p.m., Eastern Time on October 15, 2000, if the closing of the merger has not occurred and the party asserting its right to terminate is not in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; however, this date will be extended to February 28, 2001, even though all other conditions to the closing of the merger have been fulfilled or are capable of being fulfilled if: (i) all approvals, consents, opinions, rulings or authorizations of any federal state and local governmental agencies required in order to consummate the merger have not been obtained or become a final order or (ii) the applicable waiting period under the Hart-Scott-Rodino Act relating to the merger has not expired or been terminated;

-   by Southern Union if:

     - there is a breach of any representation, warranty, covenant or agreement of Fall River Gas, where the breach cannot be cured and would make Fall River Gas' representations and warranties substantially inaccurate;

     - less than two-thirds of the holders of Fall River Gas' outstanding common stock vote to approve the merger and there has not been a material misrepresentation or a material breach by Southern Union of any of its covenants, warranties or agreements contained in the merger agreement;

     - the Fall River Gas board or any committee thereof: (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement or the merger, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination,
         (iii) causes Fall River Gas to enter into a definitive agreement related to any Business Combination or (iv) resolves to take any of the foregoing actions; or

     - a third party, including a group (as defined under the Exchange Act), acquires securities representing greater than 50% of the voting power of the outstanding voting securities of Fall River Gas; and

-   by Fall River Gas if:

     - there is a breach of any representation, warranty, covenant or agreement of Southern Union, where the breach cannot be cured and would make Southern Union's representations and warranties materially inaccurate;

     - (i) Fall River Gas gives Southern Union at least five business days' notice of its intent to enter into a definitive agreement with respect to a Business Combination proposal, and during this five-day period gives Southern Union an opportunity to adjust the terms of the merger agreement so that the parties can proceed with the merger and negotiate in good faith with Southern Union with respect to any such adjustments, (ii) Fall River Gas has paid the required termination fees and (iii) Fall River Gas has entered into a definitive agreement with respect to a Business Combination proposal;

     - less than two-thirds of the holders of Fall River Gas' outstanding common stock approve the merger agreement and there has not been a material misrepresentation or a material breach by Fall River Gas of any of its covenants, warranties or agreements contained in the merger agreement; or

     - the average trading price of Southern Union common stock as of the closing date is lower than $15.00. For this purpose, "average trading price" means the average of the reported closing prices of Southern Union common stock on the NYSE for the ten consecutive trading days ending on the third trading day before the closing date (counting from and including the trading day immediately before the closing date). The closing price for each day in question will be the last sale price, regular way, or, if no sale takes place on that day, the average of the closing bid and asked prices, regular way.

If the merger agreement is validly terminated, no provision of the merger agreement will survive (except for the provisions relating to expenses, termination fees and miscellaneous provisions of general application) and termination shall be without any liability on the part of any party, unless such party is negligent or in willful breach of any provision of the merger agreement.

TERMINATION FEES AND EXPENSES

PAYMENT OF THE MERGER EXPENSES GENERALLY. Each of Fall River Gas and Southern Union will pay all costs and expenses of its performance of and compliance with the merger agreement except as expressly provided in the merger agreement and as follows:

- Fall River Gas will pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken by Southern Union to collect the termination fee payable to Southern Union under the merger agreement, together with interest on the amount of any portion of the unpaid termination fee. This interest will be calculated using an annual percentage rate of interest equal to the prime rate published in THE WALL STREET JOURNAL on the date (or preceding business day if this date is not a business day) the fee was required to be paid, compounded on a daily basis using a 360-day year;

-   Fall River Gas will pay all fees and expenses of counsel for Fall River Gas;

- Southern Union will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the merger, and all filing and application fees paid to federal, state or local government agencies in connection with the merger; and

- Southern Union and Fall River Gas will each pay half of the combined costs of printing and mailing to Fall River Gas' stockholders this proxy statement/prospectus.

FALL RIVER GAS TERMINATION FEE. Fall River Gas has agreed to pay Southern Union $1.5 million in cash if:

- Fall River Gas provides Southern Union at least five business days' notice of its intent to terminate the merger agreement and has entered into a definitive agreement with respect to a Business Combination proposal;

- Southern Union terminates the merger agreement because the Fall River Gas board or any committee thereof has (i) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement; (ii) approved or recommended, or proposed publicly to approve or recommend, a Business Combination; (iii) caused Fall River Gas to enter into a definitive agreement related to any Business Combination; or

- Southern Union terminates the merger agreement because a third party, including a group (as defined under the Exchange Act), has acquired securities representing greater than 50% of the voting power of the outstanding voting securities of Fall River Gas.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Financial Statements present the combined financial data of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources, including their respective subsidiaries, after giving effect to Southern Union's merger with each of them. The PEI merger, completed on November 4, 1999, was, and the Fall River Gas, ProvEnergy and Valley Resources mergers will be, accounted for as a purchase. The Unaudited Pro Forma Combined Condensed Financial Statements also give effect to Southern Union's issuance of $300 million of senior notes that was completed on November 3, 1999, in anticipation of the PEI merger, prospective financing for the pending acquisitions by merger of Fall River Gas, ProvEnergy and Valley Resources, and the assumption of certain debt of the acquired companies.

The Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2000, gives effect to the previously identified acquisitions and financing transactions as if they had occurred on that date. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended June 30, 1999, and the nine months ended March 31, 2000, give effect to the previously identified acquisitions and financing transactions as if they had occurred on July 1, 1998, and July 1, 1999, respectively, which are the beginning dates for such periods.

The fiscal year of Southern Union ends on June 30. The fiscal year of PEI ended on December 31. The fiscal years of Fall River Gas and ProvEnergy end on September 30. The fiscal year of Valley Resources ends on August 31. Accordingly, the Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2000, is derived from the March 31, 2000, balance sheets for each of Southern Union, Fall River Gas and ProvEnergy, and the February 29, 2000, balance sheet of Valley Resources. Also, the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended June 30, 1999, and the nine months ended March 31, 2000, have been prepared using comparable financial statement periods of PEI, Fall River Gas and ProvEnergy, and the results of operations for the twelve-month period ended May 31, 1999 and the nine-month period ended February 29, 2000 of Valley Resources. The foregoing financial statements have all been incorporated by reference to previous filings with the SEC made by Southern Union or such other company. The following Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from, and should be read in conjunction with, those historical financial statements and related notes thereto of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources. See "Where You Can Find More Information."

The historical financial statements of the acquired companies that appear in or were used for the Unaudited Pro Forma Combined Condensed Financial Statements include or required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

The pro forma adjustments reflect an estimated additional purchase cost assigned to utility plant based on the historical cost of the regulated assets and liabilities of the acquired companies and an estimate of the fair value of the non-regulated assets and liabilities of the acquired companies, plus estimated acquisition costs for the pending transactions. The estimate of the fair value of the non-regulated assets are preliminary and may be revised, including to reflect independent appraisals, which have not been completed.

The Unaudited Pro Forma Combined Condensed Financial Statements are based on the assumption that upon completion of the Fall River Gas merger each Fall River Gas stockholder will receive, in exchange for each share of Fall River Gas common stock he or she owns, a combination of Southern Union common stock and/or cash worth in the aggregate $23.50; the cash consideration is limited to 50% of the aggregate consideration paid to all Fall River Gas stockholders. The following pro forma adjustments reflect a payment of 50% cash and 50% Southern Union common stock for each share of Fall River Gas common stock.

The following Unaudited Pro Forma Combined Condensed Financial Statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the previously identified acquisitions and financing transactions had been consummated on the date as of which, or at the beginning of the periods for which, they are being given effect nor are they necessarily indicative of the future operating results or financial position of the combined enterprise. The Unaudited Pro Forma Combined Condensed Financial Statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the mergers. The weighted average shares of common stock and common stock equivalents outstanding have been adjusted for the 5% stock dividend distributed on June 30, 2000. Operating results for the nine months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire fiscal year ending June 30, 2000.


                                   UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                      MARCH 31, 2000

                                                          ASSETS

                                                                         HISTORICAL
                                                    --------------------------------------------------
                                                      SOUTHERN     FALL RIVER  PROVIDENCE    VALLEY              PRO FORMA
                                                        UNION         GAS        ENERGY     RESOURCES   ---------------------------
                                                     COMPANY (1)    COMPANY    CORPORATION   INC. (2)   ADJUSTMENTS      COMBINED
                                                    ------------  ----------- ------------ -----------  ------------   ------------
                                                                                (THOUSANDS OF DOLLARS)

Property, plant and equipment ....................  $ 1,582,405   $  63,101   $  347,969   $   88,317   $    --        $ 2,081,792
Less accumulated depreciation and amortization ...     (497,227)    (23,934)    (128,546)     (35,543)       --           (685,250)
                                                    -----------   ---------   ----------   ----------   ----------     -----------
                                                      1,085,178      39,167      219,423       52,774        --          1,396,542
Additional purchase cost assigned to utility
   plant, net ....................................      378,085        --           --           --        293,040 (A)     671,125
                                                    -----------   ---------   ----------   ----------   ----------     -----------
   Net property, plant and equpment ..............    1,463,263      39,167      219,423       52,774      293,040       2,067,667

Current assets ...................................      216,529      13,395       75,911       25,305        2,503 (B)     333,643

Deferred charges .................................      160,154         370       42,140       23,674        1,279 (C)     227,617
Investment securities ............................       15,587        --         13,568        1,701        --             30,856
Real estate and other ............................        9,438       4,240        3,669        5,425        --             22,772
                                                    -----------   ---------   ----------   ----------   ----------     -----------
   Total .........................................  $ 1,864,971   $  57,172   $  354,711   $  108,879   $  296,822     $ 2,682,555
                                                    ===========   =========   ==========   ==========   ==========     ===========


                                            STOCKHOLDERS' EQUITY AND LIABILITIES


Common stockholders' equity ......................  $   630,953   $  19,369   $  103,238   $   36,590   $ (159,197)(D) $   656,972
                                                                                                            26,019 (E)
Company-obligated mandatorily redeemable
   preferred securities of subsidiary trust ......      100,000        --           --           --          --            100,000
Long-term debt and capital lease obligation ......      734,320      19,500       88,452       32,251      430,000 (F)     321,046
                                                    -----------   ---------   ----------   ----------   ----------     -----------
   Total capitalization ..........................    1,465,273      38,869      191,690       68,841      296,822       2,061,495
Current liabilities ..............................      160,956      10,200      127,955       21,935        --          1,304,523
Deferred credits and other .......................      112,581       3,570       10,626        4,494        --            131,271
Accumulated deferred income taxes ................      126,161       4,533       24,440       13,609        --            168,743
Commitments and contingencies ....................
                                                    -----------   ---------   ----------   ----------   ----------     -----------
   Total .........................................  $ 1,864,971   $  57,172   $  354,711   $  108,879   $  296,822     $ 2,682,555
                                                    ===========   =========   ==========   ==========   ==========     ===========

------------------
(1)  Amounts include Pennsylvania Enterprises, Inc.
(2)  Amounts presented are as of February 29, 2000.

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.


                              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                         FOR THE TWELVE MONTHS ENDED JUNE 30, 1999



                                                                       HISTORICAL
                                         ----------------------------------------------------------------
                                           SOUTHERN   PENNSYLVANIA  FALL RIVER  PROVIDENCE    VALLEY             PRO FORMA
                                             UNION    ENTERPRISES      GAS        ENERGY     RESOURCES  --------------------------
                                           COMPANY        INC.       COMPANY    CORPORATION   INC. (1)  ADJUSTMENTS     COMBINED
                                         ------------ ------------ ----------- ------------ ----------- ------------  ------------
                                                     (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE AMOUNTS)

Operating revenues  .................... $   605,231  $   233,605  $   42,967  $   223,095  $   80,802  $      --      $ 1,185,700
Cost of gas and other energy ...........     342,301      145,319      23,291      118,746      45,528         --          675,185
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
   Operating margin ....................     262,930       88,286      19,676      104,349      35,274         --          510,515

Operating expenses:
   Operating, maintenance and general ..     109,693       36,696      12,659       53,233      19,168         --          231,449
   Depreciation and amortization .......      41,855       10,291       2,118       16,451       3,361       13,628 (G)     87,704
   Taxes, other than on income .........      46,535       12,415       1,528       14,210       4,124         --           78,812
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
     Total operating expenses ..........     198,083       59,402      16,305       83,894      26,653       13,628        397,965
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
     Net operating revenues ............      64,847       28,884       3,371       20,455       8,621      (13,628)       112,550

Other income (expenses):
   Interest ............................     (35,999)     (11,395)     (1,647)      (8,350)     (3,027)     (58,939)(H)   (111,451)
                                                                                                              7,906 (I)
   Dividends on preferred securities ...      (9,480)        --          --           --          --           --           (9,480)
   Other, net ..........................      (1,814)       1,173       1,561        1,036         324         --            2,280
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
     Total other expenses, net .........     (47,293)     (10,222)        (86)      (7,314)     (2,703)     (51,033)      (118,651)
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
Earnings (loss) before income taxes
   (benefit) ...........................      17,554       18,662       3,285       13,141       5,918      (64,661)        (6,101)
Federal and state income taxes
   (benefit) ...........................       7,109        7,090       1,247        4,448       1,635      (17,862)(J)      3,667
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
Net earnings (loss) before preferred
   stock dividend requirements .........      10,445       11,572       2,038        8,693       4,283      (46,799)        (9,768)
Preferred stock dividend requirements ..        --           (653)       --           (382)       --          1,035 (K)       --
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
Net earnings (loss) available for
     common stock ...................... $    10,445  $    10,919  $    2,038  $     8,311  $    4,283  $   (45,764)   $    (9,768)
                                         ===========  ===========  ==========  ===========  ==========  ===========    ===========
Net earnings (loss) per share:
   Basic ............................... $      0.32                                                                   $     (0.19)
                                         ===========                                                                   ===========
   Diluted ............................. $      0.31                                                                   $     (0.19)
                                         ===========                                                                   ===========

Weighted average shares outstanding:
   Basic ...............................  32,437,516                                                     18,095,204 (L) 50,532,720
                                         ===========                                                    ===========    ===========
   Diluted .............................  34,217,262                                                     16,315,458 (L) 50,532,720
                                         ===========                                                    ===========    ===========

------------------
(1) Amounts presented are for twelve months ended May 31, 1999.

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.


                              UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                        FOR THE NINE MONTHS ENDED MARCH 31, 2000



                                                                       HISTORICAL
                                         ----------------------------------------------------------------
                                           SOUTHERN   PENNSYLVANIA  FALL RIVER  PROVIDENCE    VALLEY             PRO FORMA
                                             UNION    ENTERPRISES      GAS        ENERGY     RESOURCES  ---------------------------
                                           COMPANY      INC. (1)     COMPANY    CORPORATION   INC. (2)  ADJUSTMENTS     COMBINED
                                         ------------ ------------ ----------- ------------ ----------- ------------   ------------
                                                     (THOUSANDS OF DOLLARS, EXCEPT SHARES AND PER SHARE AMOUNTS)

Operating revenues ..................... $   669,170  $    48,486  $   34,422  $   209,407  $   62,901  $      --      $ 1,024,386
Cost of gas and other energy ...........     402,182       30,342      18,998      121,734      37,384         --          610,640
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
   Operating margin ....................     266,988       18,144      15,424       87,673      25,517         --          413,746

Operating expenses:
   Operating, maintenance and general ..      98,647       14,116       9,750       41,753      14,595         --          178,861
   Depreciation and amortization .......      39,539        3,549       1,719       14,134       2,661        7,595 (G)     69,197
   Taxes, other than on income .........      43,195        2,629       1,196       11,796       3,098         --           61,914
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
     Total opeating expenses ...........     181,381       20,294      12,665       67,683      20,354        7,595        309,972
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
     Net operating revenues ............      85,607       (2,150)      2,759       19,990       5,163       (7,595)       103,774

Other income (expenses):
   Interest ............................     (36,603)      (3,935)     (1,240)      (7,708)     (2,339)     (33,796)(M)    (82,985)
                                                                                                              2,636 (I)
   Dividends on preferred securities ...      (7,110)        --          --           --          --           --           (7,110)
   Other, net ..........................      (5,527)      (2,351)      1,104       (1,270)       (171)        --           (8,215)
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
     Total other expenses, net .........     (49,240)      (6,286)       (136)      (8,978)     (2,510)     (31,160)       (98,310)
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
Earnings (loss) before income taxes
   (benefit) ...........................      36,367       (8,436)      2,623       11,012       2,653      (38,755)         5,464
Federal and state income taxes
   (benefit) ...........................      15,820       (3,206)      1,058        4,214         901      (10,906)(J)      7,881
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
Net earnings (loss) before preferred
   stock dividend requirements .........      20,547       (5,230)      1,565        6,798       1,752      (27,849)        (2,417)
Preferred stock dividend requirements ..        --            (68)       --           (215)       --            283 (K)       --
                                         -----------  -----------  ----------  -----------  ----------  -----------    -----------
Net earnings (loss) available for
   common stock ........................ $    20,547  $    (5,298) $    1,565  $     6,583  $    1,752  $   (27,566)   $    (2,417)
                                         ===========  ===========  ==========  ===========  ==========  ===========    ===========

Net earnings (loss) per share:
   Basic ..............................  $      0.49                                                                   $     (0.05)
                                         ===========                                                                   ===========
   Diluted ............................  $      0.47                                                                   $     (0.05)
                                         ===========                                                                   ===========

Weighted average shares outstanding:
   Basic ..............................   41,688,408                                                      8,714,151 (N) 50,402,559
                                         ===========                                                    ===========    ===========
   Diluted ............................   43,733,332                                                      6,669,227 (N) 50,402,559
                                         ===========                                                    ===========    ===========

------------------
(1) Amounts presented are for four months ended October 31, 1999 (five months ended March 31, 2000 are included in Southern Union's amounts).
(2)  Amounts presented are for nine months ended February 29, 2000.

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

            NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                                   STATEMENTS



ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(A) Reflects the estimated excess of the purchase price and other transaction costs over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of Fall River Gas, ProvEnergy, and Valley Resources, collectively "the pending acquisitions."

(B) Reflects excess cash after application of the net proceeds from the merger financing of the pending acquisitions. See Note (F).

(C) Reflects the capitalization of estimated costs associated with the bank borrowings as more specifically described in Note (G) to be incurred in connection with the pending acquisitions. These financing costs are amortized on a straight-line basis over the life of the bank borrowings.

(D) Reflects the elimination of common stockholders' equity of Fall River Gas, ProvEnergy, and Valley Resources.

(E) Reflects the issuance of Southern Union common stock to Fall River Gas stockholders. See Notes (L) and (N).

(F) Reflects bank borrowings at an estimated annual interest rate of 7.60%, which Southern Union believes would be obtained based on current market rates. The bank borrowings are assumed to be utilized: to finance the cash portion of the purchase of Fall River Gas, ProvEnergy, and Valley Resources and the settlement of any respective stock options; and to pay various professional fees and change of control agreements expected to be incurred in connection with the pending acquisitions estimated to total $9 million. See Notes (H) and (M).

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF
OPERATIONS

(G) Reflects amortization of the estimated excess purchase price over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of PEI, Fall River Gas, ProvEnergy, and Valley Resources on a straight-line basis over a 40-year period based on the estimated useful lives of these assets. The pro forma adjustment for the nine-month period ended March 31, 2000 reflects only four months of amortization of additional purchase cost related to the acquisition of PEI, as five months of actual are included in Southern Union's historical balances due to the closing of this merger on November 4, 1999.

(H) Reflects interest expense on bank borrowings for the pending acquisitions at an estimated annual interest rate of 7.60%, which Southern Union believes would be obtained based on current market rates, and interest expense on the $300 million of long-term debt at 8.25% issued on November 3, 1999 in connection with the PEI merger. The bank borrowings and long-term debt are assumed to be utilized:

    to finance the cash portion of the purchase of PEI, Fall River Gas, ProvEnergy and Valley Resources and the settlement of any respective stock options; to refinance certain debt of PEI, and Southern Union; to fund PEI's Director Retirement Plan, Director Deferred Compensation Plan and supplemental retirement benefits and the payments for severance benefits for certain PEI executives; and to pay various professional fees and change of control agreements expected to be incurred in connection with all mergers estimated to total $12 million. For every 1/8 percent change in the interest rate assumed for the bank borrowings, expense for the 12-month period would change by approximately $550,000. The rate on the $300 million issued for PEI is fixed at 8.25%, so no variation in the rate for this long-term debt was calculated.

(I) Reflects the elimination of historical interest expense of PEI as a result of refinancing certain debt in connection with the PEI merger. See Notes
    (H) and (M).

(J) Reflects the income tax consequences at the federal statutory rate of the pro forma adjustments after excluding nondeductible goodwill amortization.

(K) Reflects the elimination of preferred stock dividend requirement due to the repurchase of all outstanding PEI and ProvEnergy preferred stock prior to the closing of the mergers for PEI and ProvEnergy.

(L) Reflects the issuance of 16,713,735 pre-stock dividend shares of Southern Union stock for the purchase of PEI. Also reflects the estimated issuance of 1,541,867 shares of Southern Union stock for the purchase of Fall River Gas, based on an average trading price of $15.7954 for the ten trading-day period ending on the third trading day before June 30, 2000 and an exchange ratio of 1.39259. The actual exchange ratio for the Fall River Gas merger will be based upon the average closing price per share for Southern Union common stock for the ten trading day period ending on the third full trading day the day the merger is completed. The exchange ratio will not be lower than 1.19365 nor greater than 1.39259. Due to the loss position resulting from the pro forma adjustments, the diluted shares outstanding were adjusted for 1,779,747 shares of common stock equivalents that had been included in Southern Union's historical amounts.

(M) Reflects interest expense on bank borrowings for the pending acquisitions at an estimated annual interest rate of 7.60%, which Southern Union believes would be obtained based on current market rates, and interest expense on the $300 million of long-term debt at 8.25% issued on November 3, 1999 in connection with the PEI merger. The non-PEI merger-related long-term debt is assumed to be utilized: to finance the cash portion of the purchase of Fall River Gas, ProvEnergy, and Valley Resources; and the settlement of any respective stock options; and to pay various professional fees and change of control agreements incurred in connection with the three pending mergers estimated to total $9 million. The pro forma adjustment for the nine-month period ended March 31, 2000 reflects only four months of interest expense related to the $300 million of long-term debt issued for the acquisition of PEI, as five months of actual are included in Southern Union's historical balances due to the closing of this merger on November 4, 1999. For every 1/8 percent change in the interest rate assumed for the bank borrowings, expense for the nine-month period would change by approximately $400,000. The rate on the $300 million issued for PEI is fixed at 8.25%, so no variation in the rate for this portion of debt was calculated.

(N) Reflects the issuance of 16,713,735 pre-stock dividend shares of Southern Union stock for the purchase of PEI. Also reflects the estimated issuance of 1,541,867 shares of Southern Union stock for the purchase of Fall River Gas, based on an average trading price of $15.7954 for the ten trading-day period ending on the third trading day before June 30, 2000 and an exchange ratio of 1.39259. The actual exchange ratio for the Fall River Gas merger will be based upon the average closing price per share for Southern Union common stock for the ten trading day period ending on the third full trading day prior to the day the merger is completed. The exchange ratio will not be lower than 1.19365 nor greater than 1.39259. Due to the loss position resulting from the pro forma adjustments, the diluted shares outstanding were adjusted for 2,044,899 shares of common stock equivalents that had been included in Southern Union's historical amounts.

                                  THE COMPANIES

                                 SOUTHERN UNION

GENERAL

Southern Union was incorporated under the laws of the State of Delaware in 1932 and is one of the fifteen largest gas utility companies in the United States, as measured by number of customers. Southern Union's principal line of business is the distribution of natural gas as a public utility through Southern Union Gas, Missouri Gas Energy ("MGE"), PG Energy, and Atlantic Utilities, doing business as South Florida Natural Gas ("SFNG"), each of which is a division of Southern Union.

Southern Union Gas, headquartered in Austin, Texas, serves 523,000 customers in Texas (including the cities of Austin, El Paso, Brownsville, Galveston, Harlingen, McAllen and Port Arthur). MGE, headquartered in Kansas City, Missouri, serves 491,000 customers in central and western Missouri (including the cities of Kansas City, St. Joseph, Joplin and Monett). PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serves 154,000 customers in northeastern and central Pennsylvania (including the cities of Wilkes-Barre, Scranton and Williamsport). SFNG, headquartered in New Smyrna Beach, Florida, serves 5,000 customers in central Florida (including the cities of New Smyrna Beach, Edgewater and areas of Volusia County, Florida). The diverse geographic area of Southern Union's natural gas distribution systems reduces the sensitivity of Southern Union's operations to weather risk and local economic conditions.

Subsidiaries of Southern Union have been established to support and expand natural gas and other energy sales and to capitalize on Southern Union's energy expertise. These subsidiaries market natural gas and electricity to end-users, operate natural gas pipeline systems, generate electricity, distribute propane, and sell commercial gas air conditioning and other gas-fired engine-driven applications. By providing "one-stop shopping," Southern Union can serve its various customers' specific energy needs, which encompass substantially all of the natural gas distribution and sales businesses from natural gas sales to specialized energy consulting services. Southern Union distributes propane to 11,000, 1,800 and 1,100 customers in Texas, Pennsylvania and Florida, respectively. Through PG Energy Services, Southern Union markets electricity and other products and services under the name PG Energy Power Plus, principally in northeastern and central Pennsylvania. Through PEI Power Corporation, an exempt wholesale generator (within the meaning of the Public Utility Holding Company Act of 1935), Southern Union generates and sells electricity in northeastern and central Pennsylvania. Through Keystone Pipeline Services, Inc. (a wholly owned subsidiary of PG Energy Services, Inc.) Southern Union is engaged primarily in the construction, maintenance and rehabilitation of natural gas distribution pipelines. Additionally, certain subsidiaries own or hold interests in real estate and other assets. Central to all of Southern Union's present businesses and strategies are the sale and transportation of natural gas and related energy services.

Southern Union is a sales and market-driven energy company whose management is committed to achieving profitable growth of its utility businesses in an increasingly competitive business environment. Southern Union's strategies for achieving these objectives principally consist of: (i) promoting new sales opportunities and markets for natural gas and propane; (ii) enhancing financial and operating performance; and (iii) expanding Southern Union through development of existing utility businesses and selective acquisition of new utility businesses. Southern Union's management develops and continually evaluates these strategies and their implementation by applying their experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout Southern Union's existing businesses, reflects Southern Union's commitment to its core gas utility business.

Southern Union has a goal of selected growth and expansion, primarily in the utilities industry. To that extent, Southern Union intends to consider, when appropriate, and if financially practicable to pursue, the acquisition of other utility distribution or transmission businesses. The nature and location of any such properties, the structure of any such acquisitions and the method of financing any such expansion or growth will be determined by Southern Union's management and the Southern Union board. See "Forward-Looking Statements May Prove Inaccurate."

ACQUISITIONS

ACQUISITION OF PEI. Effective November 4, 1999, Southern Union acquired PEI and its subsidiaries for approximately 17 million shares of Southern Union common stock and approximately $36 million in cash plus the assumption of approximately $150 million of debt. PEI's natural gas utility businesses are being operated as PG Energy, a division of Southern Union, which provides service to approximately 154,000 natural gas customers in northeastern and central Pennsylvania (including the cities of Wilkes-Barre, Scranton and Williamsport). Through the acquisition of PEI, Southern Union acquired and now operates a subsidiary that markets electricity and other products and services under the name PG Energy Power Plus, principally in northeastern and central Pennsylvania. Other subsidiaries that Southern Union acquired in the PEI merger engage in nonregulated activities, including the construction, maintenance and rehabilitation of natural gas distribution pipelines.

MERGER WITH PROVENERGY. On November 14, 1999, Southern Union and ProvEnergy (NYSE: "PVY") entered into a definitive merger agreement. The agreement calls for ProvEnergy to merge into Southern Union in a transaction valued at approximately $400 million, including the assumption of debt. ProvEnergy's utility subsidiaries will also be merged into Southern Union. ProvEnergy shareholders will receive $42.50 in cash for each of the approximately 6.1 million shares of ProvEnergy common stock outstanding. ProvEnergy, headquartered in Providence, Rhode Island, is the parent of two natural gas subsidiaries. Providence Gas, founded in 1847, is Rhode Island's largest gas distributor and serves approximately 168,000 natural gas customers in Providence and Newport and 23 other cities and towns in Rhode Island. North Attleboro Gas serves approximately 6,000 customers in North Attleboro and Plainville, Massachusetts. ProvEnergy's oil business serves over 14,000 residential and commercial customers. ProvEnergy's utility service territories encompass approximately 760 square miles with a population of approximately 850,000. Southern Union anticipates completing the ProvEnergy merger in September 2000 once all remaining conditions are satisfied, including receipt of all regulatory approvals. On May 22, 2000, the stockholders of ProvEnergy approved the terms of the ProvEnergy merger.

MERGER WITH VALLEY RESOURCES. On November 30, 1999, Southern Union, SUG Acquisition Corporation, a Rhode Island corporation and wholly-owned subsidiary of Southern Union and Valley Resources (AMEX: "VR") entered into a definitive merger agreement. The agreement calls for Valley Resources to merge into Southern Union in a transaction valued at approximately $160 million, including the assumption of debt. Valley Resources shareholders will receive $25.00 in cash for each of the approximately 4.98 million shares of Valley Resources common stock outstanding. Valley Resources, headquartered in Cumberland, Rhode Island, provides natural gas utility service to more than 64,000 customers through its subsidiaries, Valley Gas Company and Bristol & Warren Gas Company, each of which will also be merged into Southern Union. Valley Gas Company's service area covers a 92 square mile area in the Blackstone Valley Region located in the northeastern portion of Rhode Island that has a population of approximately 250,000. Bristol & Warren Gas Company's service area covers approximately 15 square miles in the eastern portion of Rhode Island that has a population of approximately 35,000. Other Valley Resources subsidiaries rent and sell gas appliances primarily for residential use in its service area, sell liquid propane in Rhode Island and nearby Massachusetts, and distribute as a wholesaler franchised lines to plumbing and heating contractors. Valley Resources also has an 80% interest in Alternate Energy Corporation, which sells, installs and designs natural gas conversion systems and facilities, is an authorized representative of the ONSI fuel cell, holds a patent for a natural gas/diesel co-firing system and has a patent pending for a device to control the flow of fuel on dual-fuel equipment. Southern Union anticipates completing the Valley Resources merger in September 2000 once all remaining conditions are satisfied, including receipt of all regulatory approvals for the Valley Resources merger. Valley Resources shareholders approved the Valley Resources merger at their special meeting on June 13, 2000.

                                 FALL RIVER GAS

Fall River Gas was organized as a Massachusetts corporation on September 25, 1880 and is an investor-owned public utility company that sells, distributes and transports natural gas (mixed with propane and liquefied natural gas during winter months) at retail through a pipeline distribution system throughout its 50 square mile service territory in the City of Fall River and the towns of Somerset, Swansea and Westport, all located within the southeastern portion of the Commonwealth of Massachusetts. This area has a population of approximately 140,000. The principal markets served by Fall River Gas are (1) residential customers using gas for heating, cooking and water heating, (2) industrial customers using gas for processing items such as textile and metal goods, (3) commercial customers using gas for cooking and heating, and (4) federal and state housing projects using gas for heating, cooking and water heating.

Fall River Gas is engaged in only one line of business as described above, and in activities incidental to this business. Fall River Gas has one wholly-owned subsidiary, Fall River Gas Appliance Company, Ltd. (the "Appliance Company"), a Massachusetts corporation, which rents water heaters and conversion burners (primarily for residential use) in Fall River Gas' gas service area. Earnings from the Appliance Company are primarily the result of revenues from the rental of water heaters and conversion burners. The Appliance Company also derives revenues from the sale of central heating and air-conditioning systems and water heaters.

As of May 1, 2000, Fall River Gas provided service to approximately 48,000 natural gas customers.

Fall River Gas and its subsidiary employed approximately 175 persons as of May 1, 2000.

                   DESCRIPTION OF SOUTHERN UNION CAPITAL STOCK

GENERAL

Under the provisions of the Delaware General Corporation Law ("DGCL"), a corporation may not issue a greater number of shares than have been authorized by its certificate of incorporation. Southern Union's restated certificate of incorporation provides that the authorized capital stock of Southern Union consists of (i) 200,000,000 shares of common stock, par value $1.00 per share, and (ii) 6,000,000 shares of preferred stock, no par value. At the close of business on July 3, 2000, 49,509,738 shares of Southern Union common stock were issued and outstanding and no shares of Southern Union preferred stock were issued and outstanding.

SOUTHERN UNION COMMON STOCK

VOTING RIGHTS. Except with respect to the election of directors, the holders of Southern Union common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At all elections of directors of Southern Union, the holders of Southern Union common stock have cumulative voting rights. Accordingly, each holder of Southern Union common stock is entitled to that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single nominee or distribute them among the nominees as such stockholder deems appropriate.

DIVIDENDS. The holders of Southern Union common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available therefor, subject to any preferential dividend rights of outstanding shares of Southern Union preferred stock.

LIQUIDATION RIGHTS. Subject to the rights of holders of Southern Union cumulative preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of Southern Union common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

NO OTHER RIGHTS. Holders of Southern Union common stock have no preemptive, subscription, redemption or conversion rights.

EFFECT OF THE MERGER. Upon completion of the merger, Fall River Gas' stockholders will receive shares of Southern Union common stock. Accordingly, the total number of outstanding shares of Southern Union common stock will change.

SOUTHERN UNION PREFERRED STOCK

GENERAL. Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations, to issue up to an aggregate of 6,000,000 shares of Southern Union preferred stock in one or more classes or series, and to determine the designation and the number of shares of any class or series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

As of July 3, 2000, there were no shares of Southern Union preferred stock outstanding and Southern Union presently has no plans to issue any shares of Southern Union preferred stock.

TRANSFER AGENT AND REGISTRAR

BankBoston, N.A. c/o EquiServe, L.P. acts as transfer agent and registrar for the Southern Union common stock.

                 COMPARISON OF FALL RIVER GAS AND SOUTHERN UNION
                               STOCKHOLDER RIGHTS

Southern Union is a Delaware corporation. The rights of a holder of Southern Union common stock are presently governed by Southern Union's restated certificate of incorporation and bylaws and the Delaware General Corporation Law ("DGCL"). Fall River Gas is a Massachusetts corporation. The rights of a holder of Fall River Gas common stock are governed by Fall River Gas' restated articles of organization and bylaws. In addition, Chapter 164 of the Massachusetts General Laws ("MGL, Chapter 164") provides that the rights of stockholders of Massachusetts gas companies, such as Fall River Gas, are also governed by certain provisions of MGL, Chapter 164, as well as certain provisions of MGL, Chapter 156B (Massachusetts' general business corporation statute).

Even though Southern Union will continue to exist as a Delaware corporation following its merger with Fall River Gas and Southern Union's restated certificate of incorporation and bylaws will survive rather than those of Fall River Gas, there are certain areas where the provisions of MGL, Chapter 164 differ from those of the DGCL with respect to certain corporate governance matters, including, more specifically, with regard to requirements for shareholder approval in certain instances. While Southern Union believes that following the merger, the provisions of the DGCL should take precedence with regard to these areas where differences exist, it is uncertain whether in any or all of these instances, the corporate affairs, including the rights of stockholders to vote on certain matters, of the combined company may be subject to some or all of the corporate governance provisions of Chapter 164 which are applicable to Massachusetts gas companies subject to that Chapter. Neither the Massachusetts Department of Telecommunications and Energy ("MDTE"), which regulates Massachusetts gas distribution companies, nor the Courts of the Commonwealth of Massachusetts, have determined whether under MGL, Chapter 164, a utility that distributes gas to customers within Massachusetts but is not incorporated under Massachusetts law is subject to all or any portions of MGL, Chapter 164's corporate governance provisions that would otherwise pertain to a gas distribution company incorporated domestically in Massachusetts.

There are also differences between the restated certificate of incorporation and bylaws of Southern Union and the articles of organization and bylaws of Fall River Gas. As a result, the rights of a holder of Southern Union common stock differ from the rights of a holder of Fall River Gas common stock.

In addition, a company operating as a utility in either Massachusetts or Rhode Island cannot issue a stock dividend without approval from the MDTE or the RIDPUC, whichever is applicable. Because we have a policy of declaring and distributing an annual 5% stock dividend, we intend to seek approval for our dividend policy from both agencies after the mergers are completed. We will seek such approvals before we declare and distribute the first such anticipated dividend after the anticipated closing of the pending mergers, which would be the 2001 stock dividend.

The following information is a summary of some of the important differences between the DGCL and the restated certificate of incorporation and bylaws of Southern Union, on one hand, and the MGL, Chapter 164 and the articles of organization and bylaws of Fall River Gas, on the other. The provisions of the MGL, Chapter 164, that could be applicable to Southern Union after the merger are highlighted in the right hand columns of this summary. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL and MGL, Chapter 164, as well as the restated certificate of incorporation and bylaws of Southern Union and the articles of organization and bylaws of Fall River Gas, copies of which are on file with the SEC.



             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

                                   CORPORATE GOVERNANCE GENERALLY
Currently governed by Delaware law and the                 Currently governed by Massachusetts law, specif-
restated certificate of incorporation and bylaws of        ically including MGL, Chapter 164, relating to gas
Southern Union.                                            companies subject to that chapter, and to certain
                                                           provisions of MGL, Chapter 156B, which are spe-
                                                           cifically enumerated in MGL, Chapter 164,
                                                           Section 4; also governed by the articles of
                                                           organization and bylaws of Fall River Gas.

Upon completion of the merger, the rights of stock-        Upon completion of the merger, the rights of
holders of the combined company will be governed           stockholders of the combined company will be
by Delaware law and the restated certificate of            governed by Delaware law and the restated certifi-
incorporation and bylaws of Southern Union,                cate of incorporation and bylaws of Southern
subject to the discussion set forth immediately            Union, subject to the discussion set forth immedi-
above regarding certain areas involving shareholder        ately above regarding certain areas involving
voting requirements where differences exist with           shareholder voting requirements where differences
respect to MGL, Chapters 164 and 156B.                     exist with respect to MGL, Chapters 164 or 156B.

                                       AUTHORIZED CAPITAL STOCK

200,000,000 shares of common stock, par value $1           2,951,334 shares of common stock, $.83 1/3 par
per share. 6,000,000 shares of preferred stock, no         value per share.
par value per share.

                                   SIZE OF THE BOARD OF DIRECTORS

Not less than five nor more than fifteen.  The             Not less than three nor more than nine.  The Fall
Southern Union board may increase or decrease the          River Gas board may increase or decrease the
number of directors within these limits without a          number of directors within these limits without a
stockholder vote. Holders of cumulative preferred          stockholder vote.  The Fall River Gas board
stock may elect additional directors if dividends are      currently consists of nine directors.
in arrears. The Southern Union board currently is
comprised of twelve members.

                          ELECTION AND CLASSIFICATION OF BOARD OF DIRECTORS

The Southern Union board is divided into three             The Fall River Gas board is divided into three
classes, with the term of office of one class              classes, with the term of office of one class expiring
expiring each year. In the case of any increase in         each year.  In the case of any increase in the
the number of directors, the number of directors in        number of directors, the number of directors in
each class shall be as nearly equal as possible.           each class shall be as nearly equal as possible.


                                                 84


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

Each director elected for a three-year term.               Each director elected for a three-year term.

                                                VOTING RIGHTS

The stockholders have cumulative voting rights at          Each stockholder is entitled to one vote for every
all elections of directors. Any stockholder who            share held. Stockholders do not have cumulative
intends to cumulate votes must give written notice         voting rights.
to the secretary no later than ten days after the
notice of meeting was first sent to the stockholders.

                                    REMOVAL OF DIRECTORS; FILLING VACANCIES

Any and all of the directors may be removed with           Any one or more of the directors may be removed
cause by a vote of the holders of a majority of            with or without cause, at any time, by a majority
shares entitled to vote at an election of directors.       vote of the stockholders entitled to vote at any
New directorships resulting from an increase in the        regular or annual meeting (or by a majority of the
authorized number of directors or any vacancy on           directors then in office).  The successor to any
the Southern Union board may be filled by a                director so removed shall be elected by the
majority vote of the directors then in office, though      remaining directors.
less than a quorum.

                                       INTERESTED DIRECTOR TRANSACTIONS

Under the DGCL, certain contracts or transactions          Pursuant to Section 62 of Chapter 156B of the
in which one or more of a corporation's directors          MGL, which is made applicable to gas companies
has an interest are not void or voidable because of        and other corporations subject to MGL, Chapter
such interest, provided that either:                       164, by application of Chapter 164, Section 4,
                                                           directors who vote for and officers who knowingly
- the stockholders or the disinterested directors          participate in any loan of any assets of Fall River
  must approve any such contract or transaction            Gas to any of its officers or directors are jointly and
  after full disclosure of material facts, or              severally liable for any portion of the loan which is
                                                           not repaid.  This provision does not apply if the
- the contract or transaction must have been fair          loan is approved or ratified as a loan which is
  as to the corporation at the time it was                 reasonably expected to benefit Fall River Gas, by
  approved.  If board approval is sought, the              either a majority of the directors who are not direct
  contract or transactions must be approved by             or indirect recipients of the loan, or by shareholders
  a majority of the disinterested directors (even          who are not direct or indirect recipients of the loan
  though less than a quorum).                              and hold a majority of the shares entitled to vote for
                                                           directors.

Southern Union's bylaws provide that no contract, transaction or act of Southern Union shall be affected by the fact that a director is in any way interested in, or connected with, any party to such contract, transaction or act, if the interested director, at least five days prior to the date of any

                                                 85


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

regular or special meeting of the Southern Union board at which such contract, transaction or act is to be considered, gives notice in writing to each of the remaining directors of his interest in or in connection with the proposed contract, transaction or act. If this condition is complied with, the interested director may be counted in determining a quorum at any meeting of the Southern Union board at which the contract, transaction or act will be authorized, but may not vote on the resolution pertaining to the interested director transaction.

                                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Southern Union's bylaws provide that Southern              Fall River Gas' bylaws provide that, except as
Union shall indemnify each of its directors and            prohibited by law, Fall River Gas shall indemnify
officers to the fullest extent permitted by law in         every director, officer or employee of Fall River
connection with any actual or threatened action or         Gas against expenses reasonably incurred by him in
proceeding (including civil, criminal, administra-         connection with any action, suit or proceeding to
tive or investigative proceedings) arising out of          which he may be made a party, by reason of such
their service to Southern Union or to any other            person being or having been a director, officer or
organization at Southern Union's request.                  employee of Fall River Gas or by reason of the fact
Employees and agents of Southern Union who are not         that such person is or was serving at the request of
directors and officers may be similarly indem-             Fall River Gas as a director, officer or employee, of
nified in respect of such service to the extent autho-     another corporation, except in relation to matters as
rized at any time by the Southern Union board.             to which he shall be finally adjudged in such
                                                           action, suit or proceeding to be liable for
Under the DGCL, other than an action brought by            negligence or misconduct.
or in the right of the corporation, such indemni-
fication is available if it is determined that the
proposed indemnitee acted in good faith and in
a manner he or she reasonably believed to be in or
not opposed to the best interests of the corporation,
and, with respect to any criminal action or pro-
ceedings, had no reasonable cause to believe his or
her conduct was unlawful.  In actions brought by or
in the right of the corporation, such indemnification
is limited to expenses actually and reasonably
incurred and permitted only if the indemnitee acted
in good faith and in a manner he or she reasonably
believed to be in or not opposed to the best interests
of the corporation, except that no indemnification
may be made in respect of any claim, issue or
matter as to which such person is adjudged to be

                                                 86


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

liable to the corporation, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses actually and reasonably incurred by him in connection with the action.

                                     LIMITATION OF DIRECTOR LIABILITY

Section 102(b)(7) of the DGCL provides that the            Pursuant to Section 65 of Chapter 156B of the
certificate of incorporation of a Delaware corpora-        MGL, which is made applicable to gas companies
tion may contain a provision eliminating or limiting       and other corporations subject to MGL, Chapter
the personal liability of a director to the corporation    164, by application of Chapter 164 Section 4, the
or its stockholders for monetary damages for a             fact that a director performed his or her duties shall
breach of fiduciary duty as a director. This provi-        be a complete defense to any claim asserted against
sion can not eliminate or limit the director's             him or her, except as expressly provided by statute,
liability for:                                             by reason of his or her being or having been a
                                                           director of a corporation.
- any breach of the director's duty of loyalty to
  the corporation or its shareholders,                     Fall River Gas' articles of organization further
                                                           provide that to the fullest extent permitted by the
- any acts or omissions not in good faith or               MGL, no director shall be personally liable to the
  which involve intentional misconduct or a                corporation or its stockholders for monetary
  knowing violation of the law,                            damages for any breach of fiduciary duty by such
                                                           director as a director notwithstanding any provision
- under section 174 of the DGCL, which                     of law imposing such liability. This provision shall
  governs liability of directors for unlawful              not eliminate or limit the liability of a director for
  payment of dividends or unlawful stock                   any act or omission occurring prior to the date upon
  repurchases, or                                          which this provision became effective, and no
                                                           amendment or repeal of this provision shall deprive
- any transaction from which the director                  a director of the benefits hereof with respect to any
  derived an improper personal benefit. Article            act or omission occurring prior to such amendment
  TWELFTH of the Restated Certificate of                   or repeal.
  Incorporation of Southern Union eliminates
  personal liability of directors to the fullest
  extent permitted by Delaware law.

                    AMENDMENTS TO THE CERTIFICATE OF INCORPORATION OR ARTICLES OF ORGANIZATION

                                                 87


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

The restated certificate of incorporation may be           THE ARTICLES OF ORGANIZATION CAN BE AMENDED BY THE
amended by the affirmative vote of the Southern            AFFIRMATIVE VOTE OF THE FALL RIVER GAS BOARD,
Union board followed by the affirmative vote of the        FOLLOWED BY THE AFFIRMATIVE VOTE OF TWO-THIRDS OF
holders of a majority of the outstanding stock             EACH CLASS OF STOCK OUTSTANDING, except that the
entitled to vote thereon and the majority of the           following actions require the vote only of a
outstanding stock entitled to vote thereon as a class.     majority of the shares of each class outstanding and
                                                           entitled to vote:  (i) changes in par value of its
                                                           capital stock; (ii) amount of capital stock
                                                           authorized; and (iii) change in corporate name
                                                           (MGL, Chapter 164, Section 8). However, Fall
                                                           River Gas' articles of organization also provide that
                                                           any amendment relating to business combinations
                                                           and the staggered election of directors requires the
                                                           affirmative vote of the holders of not less than 75%
                                                           of the shares entitled to vote.

                                              AMENDMENT OF BYLAWS

The stockholders may amend, alter or repeal the            Only the stockholders, by the affirmative vote of
bylaws by the affirmative vote of the holders of a         the holders of a majority of the stock issued and
majority of the voting power of the then                   outstanding of the class or classes entitled to vote,
outstanding shares of stock entitled to vote               may at any meeting, provided the substance of the
generally in the election of directors, voting             proposed amendment shall have been stated in the
together as a single class. In addition, the Southern      notice of the meeting, amend, alter or repeal the
Union board, by the affirmative vote of a majority         bylaws; provided, however, that pursuant to Fall
of the directors, may at any meeting, if the               River's articles of organization, any amendment
substance of the proposed amendment shall have             relating to business combinations or the staggered
been stated in the notice of meeting, amend, alter or      election of directors requires the affirmative vote of
repeal the bylaws.                                         the holders of not less than 75% of the shares
                                                           entitled to vote. Chapter 156B, Section 17, which
                                                           is made applicable to gas companies and other
                                                           corporations subject to MGL, Chapter 164, by
                                                           application of Chapter 164, Section 4, provides that
                                                           directors alone may amend the bylaws if a com-
                                                           pany's articles of organization specifically provide
                                                           for this power. Fall River Gas' articles of organiza-
                                                           tion do not currently contain such a provision.

                               POWER TO CALL SPECIAL STOCKHOLDERS MEETING

Special meetings of stockholders may be called             A stockholders meeting for any purpose may be
only by the Southern Union board pursuant to a             called at any time by: the chairman, president or a
resolution adopted by a majority of the total              majority of the board of directors and shall be
number of authorized directors (whether or not             called by the chairman, the president or the clerk

                                                 88


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

there exist any vacancies in previously authorized         upon the request of stockholders of record owning
directorships at the time any such resolution is           at least 33 1/3% of the issued and outstanding
presented to the Southern Union board for                  voting stock. The MGL provides that stockholders
adoption) or by the holders of not less than a             owning 10% of the voting stock can call such a
majority of the voting power of all of the then-           meeting, unless the company's articles of
outstanding shares of any class or series of capital       incorporation require a higher percentage of not
stock entitled to vote generally in the election of        more than 50%.
directors.

                                        ACTION BY WRITTEN CONSENT

Any action required or permitted to be taken by the        Any action required or permitted to be taken at a
stockholders must be effected at a duly called             stockholders meeting may be taken without a
annual or special meeting of the stockholders, and         meeting but only if, before or after the action,
may not be effected by the written consent of the          consents thereto by all the stockholders who would
stockholders.                                              be entitled to vote at a meeting for such purpose are
                                                           filed with the secretary.

                                      INSPECTION OF STOCKHOLDERS LIST

The officer who has charge of the stock ledger must        Stockholders of Fall River Gas have no specific
prepare and make, at least 10 days before every            statutory right to inspect the stock record books of
stockholders meeting, a complete list of the               the company, for any purpose other than as a
stockholders entitled to vote at the meeting,              stockholder relative to the affairs of the
arranged in alphabetical order, and showing the            corporation. The original, or attested copies, of the
address of each stockholder and the number of              Articles of Organization, Bylaws, and records of all
shares registered in the name of each stockholder.         meetings of incorporators and stockholders, and the
The list must be open to the examination of any            stock and transfer records, containing the names of
stockholder, for any purpose germane to the                all stockholders and the record address and the
meeting, during ordinary business hours, for a             amount of stock held by each, must be kept by Fall
period of at least 10 days before the meeting. The         River Gas for inspection by its stockholders at its
list must also be produced and kept at the time and        principal office or an office of its transfer agent or
place of the meeting during the whole time thereof,        of its clerk or of its resident agent.  The copies and
and may be inspected by any stockholder present.           records need not all be kept in the same office.

                                                 89


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

                                  DIVIDENDS AND REPURCHASES OF SHARES

Dividends on the stock of Southern Union of any            The directors, in their discretion, may from time to
class are payable only out of assets, profits or funds     time declare dividends payable at any fixed date out
of the corporation at the time legally available           of the earned surplus of Fall River Gas.
therefor, and only when and as declared by the
Southern Union board. Dividends may be paid
upon common stock as and when declared by the
Southern Union board, subject to all of the rights of
the preferred stockholders. See "Description of
Southern Union Capital Stock - Southern Union
Preferred Stock."

In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as deter-mined by the Southern Union board, regardless of their historical book value.

                                       MERGERS AND MAJOR TRANSACTIONS

Under the DGCL, whenever the approval of the               Under Section 96 of MGL, Chapter 164, a merger
stockholders of a corporation is required for an           or consolidation of, or sale or purchase of all or
agreement of merger or consolidation, or for a sale,       substantially all corporate properties involving
lease or exchange of all or substantially all of its       companies both or all of which are subject to MGL,
assets, such agreement, sale, lease or exchange            Chapter 164 by virtue of conducting utility
must be approved by the affirmative vote of the            operations in the Commonwealth of Massachusetts,
holders of a majority of outstanding shares entitled       must be approved by each such company by at least
to vote thereon. Notwithstanding the foregoing,            two-thirds of the shares entitled to vote thereon.
unless required by its certificate of incorporation,
no vote of the stockholders of a constituent cor-
poration surviving a merger is necessary to
authorize such merger if:

                                                 90


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

- the agreement of merger does not amend the certificate of incorporation of such constituent corporation;

- each share of stock of such constituent cor-poration outstanding prior to such merger is to be an identical outstanding or treasury share of the surviving corporation after the merger;

- either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed
  20% of the number thereof outstanding
  immediately prior to such merger.

In addition, the DGCL provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge such subsidiary into such parent corporation without the approval of such subsidiary's stockholders or board and without the approval of the parent's stockholders.

                                   APPRAISAL RIGHTS/DISSENTERS RIGHTS

Under the DGCL, unless the certificate of incor-           The stockholders of Fall River Gas have no
poration of a corporation provides otherwise, there        appraisal rights.
are no appraisal rights provided in the case of cer-
tain mergers, a sale or transfer of all or
substantially all of the corporation's assets or an
amendment to the corporation's certificate of
incorporation. Moreover, the DGCL does not
provide appraisal rights in connection with a
merger or consolidation, unless the certificate of
incorporation provides otherwise, to stockholders
of a constituent corporation that:

- has its common stock listed on a national securities exchange or designated as a national market system security by the National

                                                 91


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

  Association of Securities Dealers or

- held of record by more than 2,000 stock-holders, unless the applicable agreement of merger or consolidation requires that such stockholders will be entitled to receive, in exchange for their shares of such constituent corporation, anything except:

- shares of stock of the resulting or surviving corporation;

- shares of stock of any other corporation listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National
  Association of Securities Dealers, or held of record by more than 2,000 holders;

- cash in lieu of fractional shares; or

- any combination of the prior three bullets.

The DGCL denies appraisal rights to the stock-holders of the surviving corporation if such merger did not require for its approval the vote of the stockholders of such surviving corporation.

                                        ANTI-TAKEOVER PROVISIONS

Southern Union is subject to DGCL Section 203,             Chapter 110F of the MGL prohibits any business
which generally prohibits a Delaware corporation           combination with an "interested stockholder"
from engaging in a "business combination"                  (defined generally as a person owning 5% or more
(defined as a variety of transactions, including           of a corporation's outstanding voting stock) for
mergers, asset sales, issuance of stock and other          three years after that person becomes an interested
transactions resulting in a financial benefit to the       stockholder unless: (i) the board gives prior
interested stockholder) with an "interested stock-         approval to the 5% purchase of the interested
holder" (defined generally as a person that is the         stockholder; (ii) upon consummation of the trans-
beneficial owner of 15% or more of a corporation's         action that resulted in the person becoming an
outstanding voting stock) for a period of three years      interested stockholder, the interested stockholder
following the date that such person became an              owns at least 90% of the voting stock of the
interested stockholder unless certain conditions are       corporation, excluding certain shares; or (iii) con-
met.                                                       currently with or subsequent to the acquirer
                                                           becoming an interested stockholder, the board of

                                                 92


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------


                                                           directors and two-thirds of the noninterested shares
                                                           approve the business combination. Fall River Gas
                                                           has not opted out of Chapter 110F of the MGL and
                                                           the provisions of Chapter 110F of the MGL apply
                                                           to an acquisition of Fall River Gas. The Fall River
                                                           Gas board has given its approval to the proposed
                                                           merger.

                                                           In addition, the Articles of Organization of Fall
                                                           River Gas require the affirmative vote of 75% of
                                                           the outstanding voting shares for adoption or
                                                           authorization of any business combination with
                                                           another entity unless the business combination has
                                                           been authorized by a two-thirds vote of the
                                                           directors. The directors of Fall River Gas have
                                                           unanimously authorized the merger.

                                               DISSOLUTION

Under the DGCL, if the Southern Union board                Under MGL 156B, the dissolution of Fall River
deems it advisable that the corporation should be          Gas may be authorized by a vote of two-thirds of
dissolved and a majority of the outstanding stock of       each class of its stock outstanding and entitled to
the corporation entitled to vote thereon votes in          vote.
favor of the proposed dissolution, the corporation
shall be dissolved upon the filing of a certificate of     Within thirty days of the date of the authorization
dissolution with the Secretary of State of the State       of dissolution, notice of that section must be mailed
of Delaware.  The corporation shall continue after         by the corporation to the Commission of Revenue.
dissolution for the purposes of defending suits and        Then articles of dissolution must be submitted to
settling its affairs for a three-year period. The          the State Secretary. The dissolution will be
DGCL sets forth certain payment and distribution           effective either at the time of the filing of the
procedures a dissolving corporation must follow in         articles of dissolution or at a later date specified in the
connection with winding down notification require-         articles. The corporation will continue for a
ments, and, under certain circumstances, obtaining         three-year period after dissolution for the purpose
the approval of the Delaware Court of Chancery.            of prosecuting and defending lawsuits, settling its
Directors of a dissolved corporation that comply           affairs, disposing of its assets and making
with the DGCL's payment and distribution pro-              distributions to its stockholders of any assets
cedures shall not be personally liable to the              remaining after payment of its debts and
claimants of the dissolved corporation.                    obligations. For purpose of any suit brought by or
                                                           against the corporation prior to or during the three-
                                                           year period, the existence of the corporation may
                                                           continue beyond the three-year period for an
                                                           additional ninety days after the final judgment in
                                                           the suit.  The MGL provides procedures for
                                                           distribution of assets upon petition to the supreme

                                                 93


             SOUTHERN UNION                                                FALL RIVER GAS
             --------------                                                --------------

                                                           judicial or superior court, and for the appointment
                                                           of receivers.





















                                                 94



                                  MORTGAGE AND CERTAIN OTHER FINANCINGS

Under the DGCL, Southern Union may enter into              A GAS COMPANY OR OTHER CORPORATION SUBJECT TO THE
a mortgage of, or issue a bond in which a lien may         MGL, CHAPTER 164, MAY ENTER INTO A MORTGAGE OF,
be placed on, all or substantially all of the assets of    OR ISSUE A BOND IN WHICH A LIEN IS PLACED ON, ALL OR
the company without submitting this action for             SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY
shareholder approval.                                      ESSENTIALLY ONLY WITH THE APPROVAL BY A VOTE OF A
                                                           MAJORITY OF ITS SHAREHOLDERS ENTITLED TO VOTE THEREON.

                                                           Fall River Gas obtained on April 16, 1981
                                                           shareholder authorization to allow the Board of
                                                           Directors to take such action without further
                                                           shareholder approval.



                             PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERS OF MORE THAN 5% OF SOUTHERN UNION'S OUTSTANDING COMMON STOCK

The following table shows, as of June 30, 2000, any person who is known by Southern Union to be the beneficial owner individually or collectively of more than five percent of the outstanding Southern Union common stock.



                                                                          AMOUNT AND NATURE OF
                                                                          BENEFICIAL OWNERSHIP         PERCENT
                                                                          NUMBER OF SHARES               OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED (1)        CLASS
------------------------------------                                      ----------------------       -------
George L. and Frayada B. Lindemann                                        5,320,998   (2)(3)            10.63%
          767 Fifth Avenue, 50th Floor
          New York, New York 10153
Adam M. Lindemann                                                         2,893,420  (3)(4)              5.84%
          767 Fifth Avenue, 50th Floor
          New York, New York 10153
George Lindemann, Jr.                                                     2,897,599  (3)(5)              5.85%
          11950 Maidstone Drive
          Wellington, Florida 33414
Sloan N. Lindemann                                                        2,896,544  (3)                 5.85%
          767 Fifth Avenue, 50th Floor
          New York, New York 10153
Bass Reporting Persons                                                    3,145,661  (6)                 6.35%
          201 Main Street
          Fort Worth, Texas 76102
Baron Capital Group,                                                      4,897,244  (7)                 9.89%
          767 Fifth Avenue, 49th Floor
          New York, New York 10153

----------------


(1) Includes options to acquire shares of Southern Union common stock that are exercisable within 60 days of June 30, 2000.
(2) Includes: 2,180,560 shares owned by SUG 1 L.P. in which Mr. Lindemann is the sole general partner; 2,578,242 shares owned by SUG 2 L.P. in which Mr. Lindemann's wife, Dr. F.B. Lindemann, is the sole general partner; 14,441 vested shares held through the Southern Union Supplemental Deferred Compensation Plan (the "Supplemental Plan") for Mr. Lindemann; 9,653 vested shares held by the 401(k) Southern Union Savings Plan (the "401(k) Plan") for Mr. Lindemann; and 538,102 shares of Southern Union common stock Mr. Lindemann is entitled to purchase upon the exercise of stock options exerciseable presently or within 60 days of June 30, 2000 pursuant to the Southern Union 1992 Long-Term Incentive Plan (the "1992 Plan"). Substantially all shares beneficially held by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) (together, the "Lindemann Family") have been pledged to Activated Communications Limited Partnership ("Activated"). Activated, which is owned and managed by or for the benefit of the Lindemann Family, provided the funds used to purchase certain of such shares. Mr. Lindemann is the Chairman of the Board and President, and, Dr. Lindemann and Adam Lindemann are each a director of the sole general partner of Activated.
(3) This information regarding direct share ownership by members of the Lindemann Family generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through April 19, 2000) as adjusted for any stock dividends and splits since the date of such report filed by George L. Lindemann, Adam M. Lindemann, Sloan N. Lindemann, SUG 1 L.P., SUG 2 L.P., and SUG 3 L.P. In addition, information regarding share ownership by George L. Lindemann (including shares beneficially owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual share ownership except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).
(4) Includes 4,431 vested shares pursuant to the Southern Union Directors' Deferred Compensation Plan (the "Directors' Plan").
(5) These shares are owned by SUG 3 L.P. in which George Lindemann Jr. is the sole general partner.
(6) The information set forth in the table above with respect to the Bass reporting persons and the information in this note were obtained from and are reported herein in reliance upon a Schedule 13G filed by: Sid R. Bass Management Trust, 820 Management Trust, Bass Enterprises Production Company, the Bass Foundation, and the Lee and Ramona Bass Foundation (collectively, the "Bass Reporting Persons"), on November 3, 1999 (as adjusted for any stock dividends since the date of such report). Because of their relationships with certain of these persons, Sid R. Bass, Perry M. Bass and Lee M. Bass may be considered controlling persons with respect to certain of the Bass Reporting Persons, all as described in said Schedule 13G.
(7) This information regarding share ownership by Baron Capital Group, ("BCG") was obtained from and is reported herein in reliance upon a Schedule 13G, as amended through December 31, 1999 (as adjusted for any stock dividends since the date of such report) (the "Baron Filing") filed by BCG, BAMCO, ("BAMCO"), Baron Capital Management, ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron (collectively, the "Baron Filing Group"). Pursuant to the Baron Filing, the members of the Baron Filing Group own beneficially and have shared power to vote or direct the vote of and to dispose or direct the disposition of the following number of shares of Southern Union common stock: BCG--4,765,994 shares; BAMCO--3,832,500 shares; BCM--933,494 shares; BAF--2,572,500 shares; and Mr. Baron--4,765,994 shares. The members of the Baron Filing Group disclaim beneficial ownership in each other's shares.

SOUTHERN UNION MANAGEMENT OWNERSHIP

The following table shows the number of shares of Southern Union common stock, beneficially owned, directly or indirectly, as of June 30, 2000, by individual directors and named executive officers, and all directors and named executive officers as a group, who held such positions as of the Southern Union record date. Unless otherwise specified, shares are beneficially owned directly by the director or officer.

                                                      AMOUNT AND NATURE OF
                                                      BENEFICIAL OWNERSHIP            PERCENT
                                                       NUMBER OF SHARES                 OF
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED (1)            CLASS
------------------------                             ----------------------           -------
George L. Lindemann                                     5,320,998  (2)(3)              10.63%
Adam M. Lindemann                                       2,893,420  (3)(4)               5.84%
John E. Brennan                                           692,375  (5)                  1.39%
Frank W. Denius                                            67,480  (6)                    *
Aaron I. Fleischman                                       564,302  (7)                  1.14%
Kurt A. Gitter, M.D                                       194,229  (8)                    *
Thomas F. Karam                                           660,759  (9)                  1.32%
Peter H. Kelley                                           554,825  (10)                 1.11%
Roger J. Pearson                                           42,446  (11)                   *
George Rountree, III                                       63,502  (12)                   *
Ronald W. Simms                                           630,346  (13)                 1.27%
Dan K. Wassong                                             59,471  (14)                   *
Steve W. Cattron                                           12,758  (15)                   *
Ronald J. Endres                                          379,070  (16)                   *
David J. Kvapil                                            59,001  (17)                   *
Dennis K. Morgan                                           80,805  (18)                   *
David W. Stevens                                           89,791  (19)                   *
All directors and officers as a group (17 persons)     12,971,583  (20)                26.20%


   ----------------
*    Less than one percent.
(1) Includes options to acquire shares of Southern Union common stock that are exercisable presently or within 60 days of June 30, 2000.
(2) For a description of the shares of Southern Union common stock beneficially owned by Mr. George L. Lindemann and included in the above table, see note (2) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
(3) For information regarding beneficial share ownership by members of the Lindemann Family, see note (3) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
(4) For a description of the shares of Southern Union common stock beneficially owned by Mr. Adam M. Lindemann and included in the above table, see note (4) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
(5) Of these shares, 5,079 vested shares are held by the 401(k) Plan; 6,284 vested shares are held through the Supplemental Plan; 4,993 shares are owned by his wife; 211,806 are held in two separate trusts for the benefit of members of his family; 56,010 are held in an irrevocable trust under the Southern Union Executive Deferred Stock Plan (the "Stock Plan"); and 247,506 represent shares that Mr. Brennan is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan.
(6) Includes: 955 shares owned by his wife; 44,017 shares that The Effie and Wofford Cain Foundation (the "Foundation"), in which Mr. Denius is a director, owns; and 8,360 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control of the Foundation's assets.
(7) Includes: 105,531 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to purchase upon exercise of a Warrant exercisable presently or within 60 days of June 30, 2000; 13,737 vested shares pursuant to the Directors' Plan; 112,215 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan for which Mr. Fleischman is a trustee and a beneficiary; and 22,204 shares owned by the Aaron I. Fleischman Foundation for which Mr. Fleischman is the sole trustee. Mr. Fleischman disclaims beneficial ownership of those shares held by the Fleischman and Walsh 401(k) Profit Sharing Plan, to the extent that he does not have a pecuniary interest, and those shares held by the Aaron I. Fleischman Foundation.
(8)  Includes 6,829 vested shares pursuant to the Directors' Plan.
(9) Includes: 89,983 shares held by various entities through which Mr. Karam has voting power; 21,703 shares held in the name of Lakeside Drive Association, in which Mr. Karam's wife has an interest; 2,619 vested shares held by the Southern Union Pennsylvania Division Employees' Savings Plan for Mr. Karam; 1,160 vested shares held through the Supplemental Plan; and 474,784 shares of Southern Union common stock Mr. Karam is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000.
(10) Includes 309,913 shares that Mr. Kelley is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes: 35,306 shares held in the Stock Plan; 22,818 vested shares held by the 401(k) Plan; 3,708 shares held through the Southern Union Company Direct Stock Purchase Plan; and 38,332 vested shares held through the Supplemental Plan.
(11) Includes 3,082 shares held by Mr. Pearson as Custodian (pursuant to the Uniform Gifts to Minors Act) for his children; and 4,998 vested shares pursuant to the Directors' Plan.
(12) Includes 1,444 shares owned by his wife and 16,032 vested shares allocated to Mr. Rountree pursuant to the Directors' Plan. Also includes 3,150 shares owned by the Rountree & Seagle Profit Sharing Plan & Trust for which Mr. Rountree is a co-trustee and co-administrator. Mr. Rountree disclaims beneficial ownership of shares held by such plan to the extent that he has no pecuniary interest.
(13) Includes: 149,364 shares owned by Mr. Simms's wife; 178,796 shares for which Mr. Simms has voting power; and 59,348 shares of Southern Union common stock Mr. Simms is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000.

(14) Includes 6,362 vested shares pursuant to the Directors' Plan.
(15) Includes 2,187 vested shares held through the Supplemental Plan, 153 vested shares held by the 401(k) Plan and 10,418 shares Mr. Cattron is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan.
(16) Includes 253,526 shares Mr. Endres is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes: 12,776 vested shares held through the 401(k) Plan; 23,228 vested shares held through the Supplemental Plan; and 315 shares owned by Mr. Endres's children.
(17) Includes 34,779 shares that Mr. Kvapil is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the1992 Plan. Such number also includes 11,571 vested shares held through the Supplemental Plan; 4,248 vested shares held by the 401(k) Plan; and 3,804 shares held through the Southern Union Company Direct Stock Purchase Plan.
(18) Includes 60,182 shares Mr. Morgan is entitled to purchase upon the exercise of stock options presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes 4,664 vested shares held through the 401(k) Plan and 12,678 vested shares held through the Supplemental Plan.
(19) Includes 58,430 shares that Mr. Stevens is entitled to purchase upon the exercise of stock options exercisable presently or within 60 days of June 30, 2000 pursuant to the 1992 Plan. Such number also includes: 12,722 vested shares held by the 401(k) Plan; 1,825 vested shares held through the Southern Union Company Direct Stock Purchase Plan and 14,061 vested shares held through the Supplemental Plan.
(20) Excludes options granted pursuant to the 1992 Plan to acquire shares of Southern Union common stock that are not presently exercisable or do not become exercisable within 60 days of June 30, 2000. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Also, includes 606,005 shares held by a "Rabbi Trust" known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements ("Rabbi Trust"). The shares are held as a part of Southern Union's efforts to provide funding for a portion of the future liability under the Southern Union Supplemental Executive Retirement Plan ("SERP"). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP.

BENEFICIAL OWNERS OF MORE THAN 5% OF FALL RIVER GAS' COMMON STOCK

At the close of business on May 31, 2000, directors and officers of Fall River Gas beneficially owned and were entitled to vote approximately 297,216 shares of Fall River Gas common stock, which represented approximately 13.3% of the shares of Fall River Gas common stock outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the Fall River Gas common stock owned by him or her for the proposal to approve and adopt the merger agreement. Ronald J. Ferris and Barabara N. Jarabek, as trustee to The Jarabek Family Limited Partnership, entered into a voting agreement with Southern Union along with certain other stockholders of Fall River Gas, each of whom own less than 5% of the common stock of Fall River Gas. Under the terms of the voting agreement, they have agreed to vote or cause to be voted the Fall River Gas common stock owned by them for the approval and adoption of the merger agreement and they have granted Southern Union an irrevocable proxy to vote the shares of Fall River Gas common stock owned by them (see "The Fall River Gas Merger Agreement--Covenants and Other Agreements-Fall River Gas Voting Agreement"). No person or group owns of record or is known by Fall River Gas to own beneficially more than 5% of Fall River Gas's outstanding common stock, other than as set forth in the following table.

                                             SHARES OF COMMON
                                            STOCK BENEFICIALLY       PERCENT
          NAME AND ADDRESS OF                  OWNED AS OF             OF
           BENEFICIAL OWNER                    MAY 31, 2000           CLASS
          -------------------               ------------------       -------

          Ronald J. Ferris                   145,059 Shares (1)        6.6%
          75 GAR Highway
          Swansea, Massachusetts

          Barbara N. Jarabek                 295,710 Shares (2)       13.2%
          103 South Washington Drive
          Sarasota, Florida

-----------------------
(1) Includes 5,852 shares owned jointly with Dale Ferris; 4,000 shares owned jointly with children of Mr. Ferris; 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris; and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.
(2) Consists of shares held in two trusts for which Barbara N. Jarabek is trustee, and with respect to which Mrs. Jarabek possesses sole power to vote and sole investment power.

FALL RIVER GAS MANAGEMENT OWNERSHIP

The following table shows the number of shares of Fall River Gas common stock, beneficially owned, directly or indirectly, as of May 31, 2000, by individual directors and officers, and all directors and officers as a group, who held such positions as of May 31, 2000. Unless otherwise specified, shares are beneficially owned directly by the director or officer. Bradford J. Faxon, Raymond H. Faxon, Ronald J. Ferris, Cindy L.J. Audette, Thomas H. Bilodeau and Gilbert C. Oliveira, Jr., each has entered a voting agreement with Southern Union. Under the terms of the voting agreement, each has agreed to vote or cause to be voted the Fall River Gas common stock owned by him or her for the approval and adoption of the merger agreement and each has granted Southern Union an irrevocable proxy to vote the shares of Fall River Gas common stock owned by them (see "The Merger Agreement - Covenants and Other Agreements -- Fall River Gas Voting Agreement").

                                                                 AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP         PERCENT
                                                                   NUMBER OF SHARES             OF
              NAME OF BENEFICIAL OWNER                            BENEFICIALLY OWNED           CLASS
              ------------------------                           --------------------         -------
              Bradford J. Faxon                                       40,306(1)                 1.7
              Raymond H. Faxon                                        57,370(2)                 2.6
              Ronald J. Ferris                                       145,059(3)                 6.5
              Cindy L.J. Audette                                      13,190(4)                   *
              Jack R. McCormick                                        4,901                      *
              Donald R. Patnode                                        1,750                      *
              Thomas K. Barry                                          2,200                      *
              Thomas H. Bilodeau.                                      9,006(5)                   *
              Gilbert C. Oliveira, Jr.                                12,530(6)                   *
              Peter H. Thanas                                          6,125(7)                   *
              Robert J. Pollock                                        5,140                      *
              All directors and officers as a group (13 persons)     297,216                   13.3

*    Less than one percent.


-------------------------

(1)  Includes 4,952 shares held as custodian for Bradford J. Faxon's children.

(2) Comprised of 57,370 shares held in trust, for which Raymond H. Faxon is a trustee.

(3) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

(4) Includes 660 shares held jointly with spouse (with shared voting and investment power).

(5)  Includes 7,746 shares held in trust for Thomas H. Bilodeau's children.

(6) Comprised of 9,529 shares held by Mr. Oliveira's spouse as custodian for a minor child of Mr. Oliveira.

(7) Includes 2,528 shares held jointly with spouse (with shared voting and investment power), 671 shares held as custodian for Mr. Thanas's minor son and 671 shares held as custodian for Mr. Thanas' minor daughter (with sole voting and investment power).

                          PROPOSALS OF STOCKHOLDERS

We expect the merger to be completed before Fall River Gas would have its next annual meeting of stockholders in 2001. If the merger is not completed by then, and if a stockholder intends to present a proposal at the Fall River Gas' 2000 annual meeting of stockholders and wants that proposal to be included in the Fall River Gas' proxy statement and form of proxy for that meeting, the proposal must be received by the Office of the Clerk, Fall River Gas, 155 North Main Street, P.O. Box 911, Fall River, Massachusetts 02722-0911 by August 18, 2000. The proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on any proposal, which a stockholder intends to present to stockholders, that was not included in the Fall River Gas' proxy statement for the 2001 annual meeting, unless Fall River Gas receives notice of the matter to be proposed before November 1, 2000. Even if proper notice is received on or prior to November 1, 2000, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposals and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal as detailed in Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

                                  OTHER MATTERS

Except for the matters set forth above, the board of directors knows of no other matters which may be presented to the special meeting of stockholders, but if any other matters properly come before such meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment.

                                  LEGAL MATTERS

The validity of the Southern Union common stock issued pursuant to this prospectus will be passed upon for Southern Union by Fleischman and Walsh L.L.P. Certain tax matters in connection with the merger will be passed upon for Southern Union by Hughes Hubbard & Reed, LLP and for Fall River Gas by Rich, May, Bilodeau & Flaherty, P.C.

                                     EXPERTS

The consolidated financial statements of Southern Union for the years ended June 30, 1999, 1998 and 1997, included in its Annual Report on Form 10-K for the year ended June 30, 1999, and incorporated in this proxy statement/prospectus by reference, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of PEI for the years ended December 31, 1998 and 1997 included in PEI's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated in this proxy statement/prospectus by reference, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedules of PEI for the year ended December 31, 1996 included in PEI's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated in this proxy statement/prospectus by reference, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

The consolidated financial statements and schedules of Fall River Gas incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The consolidated financial statements and schedules of ProvEnergy incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference to a Southern Union Current Report on Form 8-K in reliance upon the authority of said firm as experts in giving said report.

The consolidated financial statements of Valley Resources for the years ended August 31, 1999, 1998 and 1997 included in Southern Union's Form 8-K filed on June 5, 2000, have been incorporated in this proxy statement/prospectus by reference to Southern Union's Current Report on Form 8-K in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 OTHER BUSINESS

The Fall River Gas board does not intend to bring any other business before the Fall River Gas special meeting, and, so far as is known to the Fall River Gas board, no other business is to be brought before the meeting. It is intended that proxies, in the form enclosed, will be voted in regards to any business that may properly come before the meeting in accordance with the judgment of the persons voting such proxies.

All holders of common stock of Fall River Gas may obtain, without charge, a copy of Fall River Gas' Annual Report on Form 10-K for the fiscal year ended September 30, 1999, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission. The report will be furnished upon request made in writing to:

                                      Bradford J. Faxon, President
                                      Fall River Gas
                                      155 North Main Street
                                      Post Office Box 911
                                      Fall River, Massachusetts  02722-0911

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                                      By Order of the Board of Directors,

                                      Robert J. Pollock, Clerk

                                     APPENDIX A


                                AGREEMENT OF MERGER

                                      BETWEEN

                               SOUTHERN UNION COMPANY

                                        AND

                               FALL RIVER GAS COMPANY

                            DATED AS OF OCTOBER 4, 1999


                                 TABLE OF CONTENTS

                                                                                 PAGE

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .       1
Section 1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . .       1
Section 1.2    Other Defined Terms . . . . . . . . . . . . . . . . . . .       7

ARTICLE II     THE MERGER; OTHER TRANSACTIONS. . . . . . . . . . . . . .       9
Section 2.1    The Merger. . . . . . . . . . . . . . . . . . . . . . . .       9
Section 2.2    Effective Time of the Merger. . . . . . . . . . . . . . .       9
Section 2.3    Closing . . . . . . . . . . . . . . . . . . . . . . . . .       9
Section 2.4    Certificate of Incorporation; Bylaws. . . . . . . . . . .      10
Section 2.5    Directors and Officers. . . . . . . . . . . . . . . . . .      10

ARTICLE III    CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . .      10
Section 3.1    Effect of the Merger. . . . . . . . . . . . . . . . . . .      10
Section 3.2    Exchange of FAL Common Stock Certificates . . . . . . . .      12
Section 3.3    Dissenting Shares . . . . . . . . . . . . . . . . . . . .      14

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SUG . . . . . . . . . .      14
Section 4.1    Organization, Existence and Qualification . . . . . . . .      14
Section 4.2    Capitalization. . . . . . . . . . . . . . . . . . . . . .      14
Section 4.3    Subsidiaries; Investments . . . . . . . . . . . . . . . .      15
Section 4.4    Authority Relative to this Agreement and Binding Effect .      15
Section 4.5    Governmental Approvals. . . . . . . . . . . . . . . . . .      15
Section 4.6    Public Utility Holding Company Status; Regulation as a
               Public Utility. . . . . . . . . . . . . . . . . . . . . .      16
Section 4.7    Compliance with Legal Requirements; Governmental
               Authorizations. . . . . . . . . . . . . . . . . . . . . .      16
Section 4.8    Legal Proceedings; Orders . . . . . . . . . . . . . . . .      16
Section 4.9    SEC Documents . . . . . . . . . . . . . . . . . . . . . .      17
Section 4.10   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .      17
Section 4.11   Intellectual Property . . . . . . . . . . . . . . . . . .      18
Section 4.12   Contracts . . . . . . . . . . . . . . . . . . . . . . . .      18
Section 4.13   Indebtedness. . . . . . . . . . . . . . . . . . . . . . .      18
Section 4.14   Employee Benefit Plans. . . . . . . . . . . . . . . . . .      18
Section 4.15   Environmental Matters . . . . . . . . . . . . . . . . . .      20
Section 4.16   No Material Adverse Change. . . . . . . . . . . . . . . .      21
Section 4.17   Brokers . . . . . . . . . . . . . . . . . . . . . . . . .      21
Section 4.18   Proxy Statement; Registration Statement . . . . . . . . .      21

                                       A-i

Section 4.19   No Vote Required. . . . . . . . . . . . . . . . . . . . .      21
Section 4.20   Disclaimer of Representations and Warranties. . . . . . .      21

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF FAL . . . . . . . . . .      22
Section 5.1    Organization, Existence and Qualification . . . . . . . .      22
Section 5.2    Capitalization. . . . . . . . . . . . . . . . . . . . . .      22
Section 5.3    Subsidiaries; Investments . . . . . . . . . . . . . . . .      23
Section 5.4    Authority Relative to this Agreement and Binding Effect .      23
Section 5.5    Governmental Approvals. . . . . . . . . . . . . . . . . .      23
Section 5.6    Public Utility Holding Company Status; Regulation as a
               Public Utility. . . . . . . . . . . . . . . . . . . . . .      23
Section 5.7    Compliance with Legal Requirements; Governmental
               Authorizations. . . . . . . . . . . . . . . . . . . . . .      24
Section 5.8    Legal Proceedings; Orders . . . . . . . . . . . . . . . .      24
Section 5.9    SEC Documents . . . . . . . . . . . . . . . . . . . . . .      24
Section 5.10   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .      25
Section 5.11   Intellectual Property . . . . . . . . . . . . . . . . . .      25
Section 5.12   Title to Assets . . . . . . . . . . . . . . . . . . . . .      25
Section 5.13   Indebtedness. . . . . . . . . . . . . . . . . . . . . . .      26
Section 5.14   Machinery and Equipment . . . . . . . . . . . . . . . . .      26
Section 5.15   Applicable Contracts. . . . . . . . . . . . . . . . . . .      26
Section 5.16   Insurance . . . . . . . . . . . . . . . . . . . . . . . .      26
Section 5.17   Employees . . . . . . . . . . . . . . . . . . . . . . . .      27
Section 5.18   Employee Benefit Plans. . . . . . . . . . . . . . . . . .      27
Section 5.19   Environmental Matters . . . . . . . . . . . . . . . . . .      30
Section 5.20   No Material Adverse Change. . . . . . . . . . . . . . . .      30
Section 5.21   Brokers . . . . . . . . . . . . . . . . . . . . . . . . .      31
Section 5.22   Regulatory Proceedings. . . . . . . . . . . . . . . . . .      31
Section 5.23   Proxy Statement; Registration Statement . . . . . . . . .      31
Section 5.24   Vote Required . . . . . . . . . . . . . . . . . . . . . .      31
Section 5.25   Opinion of Financial Advisor. . . . . . . . . . . . . . .      31
Section 5.26   Disclaimer of Representations and Warranties. . . . . . .      31

ARTICLE VI     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .      32
Section 6.1    Covenants of FAL. . . . . . . . . . . . . . . . . . . . .      32
     (a)       Conduct of the Business Prior to the Closing Date . . . .      32
     (b)       Customer Notifications. . . . . . . . . . . . . . . . . .      34
     (c)       Access to the Acquired Companies' Offices, Properties
               and Records; Updating Information . . . . . . . . . . . .      34
     (d)       Governmental Approvals; Third Party Consents. . . . . . .      35
     (e)       Dividends . . . . . . . . . . . . . . . . . . . . . . . .      35
     (f)       Issuance of Securities. . . . . . . . . . . . . . . . . .      36
     (h)       No Shopping . . . . . . . . . . . . . . . . . . . . . . .      36
     (i)       Solicitation of Proxies; FAL Proxy Statement. . . . . . .      38
     (j)       FAL Stockholders' Approval. . . . . . . . . . . . . . . .      38
     (k)       Rule 145 Letters. . . . . . . . . . . . . . . . . . . . .      39
     (l)       Financing Activities. . . . . . . . . . . . . . . . . . .      39

                                       A-ii


     (m)       FAL Disclosure Schedule . . . . . . . . . . . . . . . . .      39
     (n)       FAL Bondholders' Consent. . . . . . . . . . . . . . . . .      39
Section 6.2    Covenants of SUG. . . . . . . . . . . . . . . . . . . . .      40
     (a)       Governmental Approvals; Third Party Consents. . . . . . .      40
     (b)       Employees; Benefits . . . . . . . . . . . . . . . . . . .      40
     (c)       Blue Sky Permits. . . . . . . . . . . . . . . . . . . . .      40
     (d)       Listing Application . . . . . . . . . . . . . . . . . . .      40
     (e)       Collective Bargaining Agreements. . . . . . . . . . . . .      41
     (f)       SUG Disclosure Schedule . . . . . . . . . . . . . . . . .      41
     (g)       Conduct of the Business Prior to the Closing Date . . . .      41
     (h)       Access to SUG's Offices, Properties and Records; Updating
               Information . . . . . . . . . . . . . . . . . . . . . . .      41
Section 6.3    Additional Agreements . . . . . . . . . . . . . . . . . .      42
     (a)       The Registration Statement and the FAL Proxy Statement. .      42
     (b)       Further Assurances. . . . . . . . . . . . . . . . . . . .      43
     (c)       Financial Statements to be Provided . . . . . . . . . . .      43

ARTICLE VII    CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . .      43
Section 7.1    Conditions to SUG's Obligation to Effect the Merger . . .      43
     (a)       Representations and Warranties True as of the Closing
               Date. . . . . . . . . . . . . . . . . . . . . . . . . . .      43
     (b)       Compliance with Agreements. . . . . . . . . . . . . . . .      43
     (c)       Certificate . . . . . . . . . . . . . . . . . . . . . . .      44
     (d)       Governmental Approvals. . . . . . . . . . . . . . . . . .      44
     (e)       Third Party Consents. . . . . . . . . . . . . . . . . . .      44
     (f)       Injunctions . . . . . . . . . . . . . . . . . . . . . . .      44
     (g)       Resignations. . . . . . . . . . . . . . . . . . . . . . .      44
     (h)       Opinion of Tax Counsel. . . . . . . . . . . . . . . . . .      44
     (i)       FAL Stockholders' Approval. . . . . . . . . . . . . . . .      44
     (j)       Appraisal Rights. . . . . . . . . . . . . . . . . . . . .      45
     (k)       Rule 145 Letters. . . . . . . . . . . . . . . . . . . . .      45
     (l)       Registration Statement. . . . . . . . . . . . . . . . . .      45
     (m)       Listing of SUG Common Stock . . . . . . . . . . . . . . .      45
     (n)       FAL Bondholders' Consent. . . . . . . . . . . . . . . . .      45
Section 7.2    Conditions to FAL's Obligations to Effect the Merger. . .      45
     (a)       Representations and Warranties True as of the Closing
               Date. . . . . . . . . . . . . . . . . . . . . . . . . . .      45
     (b)       Compliance with Agreements. . . . . . . . . . . . . . . .      45
     (c)       Certificate . . . . . . . . . . . . . . . . . . . . . . .      45
     (d)       Governmental Approvals. . . . . . . . . . . . . . . . . .      45
     (e)       Injunctions . . . . . . . . . . . . . . . . . . . . . . .      46
     (f)       Opinion of Counsel. . . . . . . . . . . . . . . . . . . .      46
     (g)       FAL Stockholders' Approval. . . . . . . . . . . . . . . .      46
     (h)       Registration Statement. . . . . . . . . . . . . . . . . .      46
     (i)       Listing of SUG Common Stock . . . . . . . . . . . . . . .      46

ARTICLE VIII   TERMINATION . . . . . . . . . . . . . . . . . . . . . . .      46

                                       A-iii


Section 8.1    Termination Rights. . . . . . . . . . . . . . . . . . . .      46
Section 8.2    Effect of Termination . . . . . . . . . . . . . . . . . .      47
Section 8.3    Termination Fee; Expenses . . . . . . . . . . . . . . . .      48
     (a)       Termination Fee . . . . . . . . . . . . . . . . . . . . .      48
     (b)       Expenses. . . . . . . . . . . . . . . . . . . . . . . . .      48

ARTICLE IX     INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . .      48
Section 9.1    Directors' and Officers' Indemnification. . . . . . . . .      48
     (a)       Indemnification and Insurance . . . . . . . . . . . . . .      48
     (b)       Successors. . . . . . . . . . . . . . . . . . . . . . . .      49
     (c)       Survival of Indemnification . . . . . . . . . . . . . . .      49
Section 9.2    Representations and Warranties. . . . . . . . . . . . . .      49

ARTICLE X      GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . .      49
Section 10.1   Expenses. . . . . . . . . . . . . . . . . . . . . . . . .      49
Section 10.2   Notices . . . . . . . . . . . . . . . . . . . . . . . . .      49
Section 10.3   Assignment. . . . . . . . . . . . . . . . . . . . . . . .      51
Section 10.4   Successor Bound . . . . . . . . . . . . . . . . . . . . .      51
Section 10.5   Governing Law; Forum; Consent to Jurisdiction . . . . . .      51
Section 10.6   Waiver of Trial By Jury . . . . . . . . . . . . . . . . .      51
Section 10.7   Cooperation; Further Documents. . . . . . . . . . . . . .      52
Section 10.8   Construction of Agreement . . . . . . . . . . . . . . . .      52
Section 10.9   Publicity; Organizational and Operational Announcements .      52
Section 10.10  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .      52
Section 10.11  Parties in Interest . . . . . . . . . . . . . . . . . . .      53
Section 10.12  Specific Performance. . . . . . . . . . . . . . . . . . .      53
Section 10.13  Section and Paragraph Headings. . . . . . . . . . . . . .      53
Section 10.14  Amendment . . . . . . . . . . . . . . . . . . . . . . . .      53
Section 10.15  Entire Agreement. . . . . . . . . . . . . . . . . . . . .      53
Section 10.16  Counterparts. . . . . . . . . . . . . . . . . . . . . . .      53


DISCLOSURE SCHEDULES:
FAL Disclosure Schedule
SUG Disclosure Schedule

                                 AGREEMENT OF MERGER

     This AGREEMENT OF MERGER (this "Agreement") is made as of the 4th day of October, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and FALL RIVER GAS COMPANY, a Massachusetts corporation ("FAL").

                                   RECITALS

     WHEREAS, the Board of Directors of each of SUG and FAL has approved and deems it advisable and in the best interests of their respective stockholders to consummate the merger of FAL with and into SUG upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance thereof, the Board of Directors of each of SUG and FAL has approved this Agreement and the merger of FAL with and into SUG, with SUG being the surviving corporation (the "Merger");

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SUG and FAL hereby agree as follows:

                                     ARTICLE I
                                    DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this
Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUIRED COMPANIES"--FAL and its Subsidiaries, collectively, and each, an "Acquired Company."

     "AFFILIATE"--with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person. As used in this definition, "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "APPLICABLE CONTRACT"--any Contract (a) under which any Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

     "AVERAGE TRADING PRICE"--of SUG Common Stock, as of any date, will equal the average of the reported closing market prices of such stock for the ten consecutive trading days ending on the third trading day prior to such date (counting from and including the trading day immediately preceding such date). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which SUG Common Stock is listed or admitted to trading.

     "CERCLA"--the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CLOSING DATE"--the date on which the Closing actually takes place.

     "CONTRACT"--any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding.

     "DGCL"--the Delaware General Corporation Law.

     "ENCUMBRANCE"--any charge, adverse claim, lien, mortgage, pledge, security interest or other encumbrance.

     "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful; or

          (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.

     "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

     "EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "FAL BALANCE SHEET"--the audited consolidated balance sheet of the Acquired Companies at September 30, 1998 (including the notes thereto), provided by FAL to SUG as part of the FAL Financial Statements.

     "FAL COMMON STOCK"--the common stock, par value $.831/3 per share, of FAL.

     "FAL DISCLOSURE SCHEDULE"--the disclosure schedule delivered by FAL to SUG concurrently with the execution and delivery of this Agreement.

     "FAL MATERIAL ADVERSE EFFECT"--a material adverse effect (i) on the business, operations, financial condition or results of operations of FAL and its Subsidiaries, taken as a whole, or (ii) on the ability of FAL and its Subsidiaries to consummate the Merger in accordance with this Agreement.

     "FAL PERMITTED LIENS"--Encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; the Encumbrances created by the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time; in the case of leased real property, Encumbrances (not attributable to an Acquired Company as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

     "FINAL ORDER"--an action by a Governmental Body as to which: (a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and (d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

     "GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

     "GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, franchise, certificate of public convenience and necessity, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY"--any:

          (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

          (b)  federal, state, county, local, municipal or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

          (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "HSR ACT"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

     "IRC"--the Internal Revenue Code of 1986, as amended.

     "IRS"--the Internal Revenue Service or any successor agency.

     "KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person or any material Subsidiary of it or other management employee with direct responsibility for such particular fact or other matter of such Person or any material Subsidiary of it (or in any similar capacity) has actual knowledge of such fact or other matter.

     "LEGAL REQUIREMENT"--any federal, state, county, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

     "MATERIAL CONTRACT"--a Contract involving a total commitment by or to any party thereto of at least $65,000 on an annual basis or at least $250,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party.

     "MBCL"--the Massachusetts Business Corporation Law.

     "ORDER"--any award, decision, decree, injunction, judgment, order, writ, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action and authorization therefor is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

          (b) such action is not required by law to be authorized by the board of directors (or similar authority) of such Person or of such Person's parent company (if any).

     "ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation or organization and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

     "PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

     "PROCEEDING"--any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PUHCA"--the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "RELATED DOCUMENTS"--any Contract provided for in this Agreement to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Merger.

     "RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SEC"--the United States Securities and Exchange Commission or any successor agency.

     "SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

     "SUBSIDIARY"--with respect to any Person (the "Owner"), any Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of FAL.

     "SUG BALANCE SHEET"--the audited consolidated balance sheet of SUG at June 30, 1999 (including the notes thereto), provided by SUG to FAL as part of the SUG Financial Statements.

     "SUG COMMON STOCK"--the common stock, par value $1.00 per share, of SUG.

     "SUG DISCLOSURE SCHEDULE"--the disclosure schedule delivered by SUG to FAL concurrently with the execution and delivery of this Agreement.

     "SUG MATERIAL ADVERSE EFFECT"--a material adverse effect (i) on the business, operations, financial condition or results of operations of SUG and its Subsidiaries, taken as a whole, or (ii) on the ability of SUG to consummate the Merger in accordance with this Agreement.

     "TAX"--any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

     "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstance exists, that would lead a director, officer or management employee of a comparable gas distribution company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

     SECTION 1.2    OTHER DEFINED TERMS.  In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.


             TERM                                       SECTION
             ----                                       -------

             Agreement                            Introductory Paragraph

             Business Combination             6.1(h)(4)

             Cash Consideration               3.1(a)

             Cash Election                    3.1(b)

             Cash Election Number             3.1(b)

             Cash Election Shares             3.1(c)

             Cash Fraction                    3.1(c)

             Certificates                     3.2(c)

             Closing                          2.3

             Confidentiality Agreement        6.1(c)(1)

             Dissenting Shares                3.3

             Effective Time                   2.2

             Election Deadline                3.2(b)

             Employees                        6.2(b)

             Exchange Ratio                   3.1(a)

             FAL                                  Introductory Paragraph

             FAL Benefit Plans                5.18(a)

             FAL Commonly Controlled Entity   5.18(e)

             FAL Financial Statements         5.9

             FAL Meeting                      6.1(j)(1)

             FAL Proxy Statement              4.18

             FAL SEC Documents                5.9

             FAL Stockholders' Approval       5.24

             Form of Election                 3.2(b)

             Indemnified Parties              9.1(a)

             Initial Termination Date         8.1(k)

             Maximum Value                    3.1(a)

                                     A-7


             Merger                                    Recitals

             Merger Consideration             3.1(a)

             Minimum Value                    3.1(a)

             NYSE                             3.1(e)

             Paying Agent                     3.2(a)

             PBGC                             4.14(b)

             PEI                              4.2

             PEI Merger Agreement             4.2

             Registration Statement           4.18

             Rule 145 Affiliates              6.1(k)

             Rule 145 Letters                 6.1(k)

             Stock Consideration              3.1(a)

             SUG                                 Introductory Paragraph

             SUG Benefit Plans                4.14(a)

             SUG Commonly Controlled Entity   4.14(d)

             SUG Financial Statements         4.9

             SUG SEC Documents                4.9

             Superior Proposal                6.1(h)(4)

             Surviving Corporation            2.1

             Third Party Beneficiary          10.11

             Total Consideration              3.1(e)


                                     ARTICLE II
                           THE MERGER; OTHER TRANSACTIONS

     SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, FAL will be merged with and into SUG in accordance with the laws of the State of Delaware and the Commonwealth of Massachusetts. SUG will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue its corporate existence under the laws of the State of Delaware. The Merger will have the effect as provided in the applicable provisions of the DGCL and the MBCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of FAL and SUG will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of FAL and SUG will be the obligations, duties, debts and liabilities of the Surviving Corporation.

     SECTION 2.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date, with respect to the Merger, (i) a duly executed certificate of merger complying with the requirements of the DGCL will be executed and filed with the Secretary of State of the State of Delaware and (ii) duly executed articles of merger complying with the requirements of the MBCL will be filed with the Secretary of State of the Commonwealth of Massachusetts. The Merger will become effective upon filing the certificate of merger with the Secretary of State of the State of Delaware and the articles of merger with the Secretary of State of the Commonwealth of Massachusetts (the "Effective Time").

     SECTION 2.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (other than Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f), 7.1(g), 7.1(h), 7.1(k), 7.1(l), 7.2(a), 7.2(b), 7.2(c), 7.2(e), 7.2(f) and
7.2(h), which shall be satisfied or waived on the Closing Date) at the offices of Hughes Hubbard & Reed LLP, New York, counsel to SUG, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 2.4 CERTIFICATE OF INCORPORATION; BYLAWS. Pursuant to the Merger, the Restated Certificate of Incorporation of SUG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and (ii) the bylaws of SUG as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law.

     SECTION 2.5 DIRECTORS AND OFFICERS. The directors and officers of SUG immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.

                                    ARTICLE III
                                CONVERSION OF SHARES

     SECTION 3.1 EFFECT OF THE MERGER. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of FAL Common Stock:

          (a) Each issued and outstanding share of FAL Common Stock (other than Dissenting Shares) will be converted into the right of each holder thereof to receive (i) that number of fully paid and nonassessable shares of SUG Common Stock (the "Stock Consideration") equal to $23.50 divided by the Exchange Ratio rounded to the nearest hundred-thousandth or (ii) upon a valid Cash Election as provided in Section 3.1(b), $23.50 in cash (the "Cash Consideration"), subject to the limitations set forth in Section 3.1(b), 3.1(c), and 3.1(e). In the case of the consideration to be received by the holders of FAL Common Stock in the aggregate, "Merger Consideration" shall mean the Cash Consideration together with the Stock Consideration. In the case of the consideration to be received by an individual holder of FAL Common Stock, "Merger Consideration" shall mean the Cash Consideration and/or the Stock Consideration to be received by such holder, as the case may be.

     "Exchange Ratio" shall mean the Average Trading Price of SUG Common Stock as of the Closing Date. Notwithstanding the foregoing, if the Exchange Ratio as calculated pursuant to the preceding sentence and without regard to this sentence (i) is less than the Minimum Value, then the Exchange Ratio will be equal to the "Minimum Value," or (ii) is greater than the "Maximum Value," then the Exchange Ratio will be equal to the "Maximum Value." "Minimum Value" will be $16.875 and "Maximum Value" will be $19.6875.

          (b) Subject to the immediately following sentence and to Section 3.1(c) and 3.1(e), each record holder of shares of FAL Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such shares of FAL Common Stock (a "Cash Election"). Notwithstanding the foregoing, the aggregate number of shares of FAL Common Stock that may be converted into the right to receive cash consideration shall not exceed the Cash Election Number. To the extent not covered by a properly given Cash Election, all shares of FAL Common Stock issued and outstanding immediately prior to the Effective Time shall, except as provided in Section 3.1(g), be converted solely into shares of SUG Common Stock.

          "Cash Election Number" shall equal, subject to reduction pursuant to Section 3.1(e), the amount by which (i) 50% of the number of shares of FAL Common Stock outstanding immediately prior to the Effective Time, exceeds
(ii) the sum of (a) the number of shares of FAL Common Stock to be exchanged for cash in lieu of fractional shares pursuant to Section 3.1(g), and (b) the number of Dissenting Shares.

          (c) If the aggregate number of shares of FAL Common Stock covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (a) $23.50 and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of SUG Common Stock equal to the product of (a) $23.50 divided by the Exchange Ratio and
(b) a fraction equal to one minus the Cash Fraction.

          (d)  SUG will make all computations to give effect to this
Section 3.1.

          (e) If, after having made the calculation under Section 3.1(b), the value of the SUG Common Stock (excluding fractional shares to be paid in cash) to be issued in the Merger, valued at the lesser of the Average Trading Price as of the Closing Date and the closing price of SUG Common Stock on the last trading day before the Closing Date (or, if determined to be more appropriate to ensure the status of the Merger as a reorganization under
Section 368(a)(1)(A) of the IRC, the trading price as of the time of the Closing), as reported on the New York Stock Exchange ("NYSE"), is less than 50% of the total consideration to be paid in exchange for the shares of FAL Common Stock (including, without limitation, the amount of cash to be paid in lieu of fractional shares and treating any Dissenting Shares as having been exchanged for the Cash Consideration) (the "Total Consideration"), then the Cash Election Number shall be reduced to the extent necessary so that the value of the SUG Common Stock to be issued in the Merger (as determined above) is 50% of the Total Consideration.

          (f) Each holder of FAL Common Stock shall surrender all such holder's certificates formerly representing ownership of FAL Common Stock in the manner provided in Section 3.2. All such shares of FAL Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration (and cash in lieu of fractional shares) therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section 3.1 shall be made net of applicable withholding taxes to the extent such withholding is required by law.

          (g) No fractional share of SUG Common Stock shall be issued in connection with the Merger. Each holder of shares of FAL Common Stock shall be entitled to receive in lieu of any fractional share of SUG Common Stock to which such holder otherwise would have been entitled pursuant to this Section
3.1 (after taking into account all shares of FAL Common Stock then held of record by such holder) a cash payment in an amount equal to the product of
(i) the fractional interest of a share of SUG Common Stock to which such holder otherwise would have been entitled and (ii) the closing price of a share of SUG Common Stock on the NYSE on the trading day immediately prior to the Effective Time. Payment of such amounts shall be made by SUG.

     SECTION 3.2    EXCHANGE OF FAL COMMON STOCK CERTIFICATES.

          (a) SUG's registrar and transfer agent, or such other bank or trust company as may be selected by SUG and be reasonably acceptable to FAL, will act as paying agent ("Paying Agent") for the holders of FAL Common Stock in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to SUG and FAL.

          (b) (i) Not fewer than 15 business days prior to the Closing Date, SUG will cause the Paying Agent to mail a form of election (the "Form of Election") to holders of record of shares of FAL Common Stock (as of a record date as close as practicable to the date of mailing). In addition, the Paying Agent will use its reasonable efforts to make the Form of Election available to the Persons who become stockholders of FAL during the period between such record date and the Election Deadline. Any election to receive Cash Consideration contemplated by Section 3.1(b) will have been properly made only if the Paying Agent shall have received at its designated office or offices, by 4:00 p.m., Eastern Time, on the third business day prior to the Closing Date (the "Election Deadline"), a Form of Election properly completed, as set forth in such Form of Election. An election may be revoked only by written notice received by the Paying Agent prior to the Election Deadline. In addition, all elections shall automatically be revoked if the Paying Agent is notified by SUG and FAL that the Merger has been abandoned. SUG shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked pursuant to this Section 3.2(b), and to disregard immaterial defects in Forms of Election. The decision of SUG (or the Paying Agent, as the case may be) in such matters shall be conclusive and binding.

          (c) At the Effective Time of the Merger, SUG will instruct the Paying Agent to promptly, and in any event not later than three (3) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of FAL Common Stock (the

"Certificates"), whose shares of FAL Common Stock were converted pursuant to
Section 3.1(a) into the right to receive the Merger Consideration (and cash in lieu of fractional shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SUG may reasonably specify) and (ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and payment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by SUG, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of FAL Common Stock formerly represented by such Certificate (and cash in lieu of fractional shares), to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three (3) business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration (and cash in lieu of fractional shares) is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration (and cash in lieu of fractional shares) to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction f the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate (other than Certificates representing FAL Common Stock held by SUG or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and cash in lieu of fractional shares) as contemplated by this Section 3.2.

          (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional shares) deliverable in respect thereof as determined in accordance with this Article III, PROVIDED THAT the Person to whom the Merger Consideration (and cash in lieu of fractional shares) is paid shall, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          (e) After the Effective Time, the stock transfer books of FAL shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of FAL Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration (and cash in lieu of fractional shares) as provided in this Article III.

          (f) The Surviving Corporation shall not be liable to any holder of FAL Common Stock for Merger Consideration (and cash in lieu of fractional shares) delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of FAL Common Stock seven years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Body) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

     SECTION 3.3 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of FAL Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration (and cash in lieu of fractional shares) pursuant to Section 3.1, but the holder thereof shall only be entitled to such rights as are granted by the MBCL. Notwithstanding the foregoing, if any holder of shares of FAL Common Stock who demands appraisal of such shares under the MBCL shall effectively withdraw the request for appraisal or lose the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration and cash in lieu of fractional shares, without interest thereon, upon surrender of the certificate representing such shares. FAL shall give SUG prompt notice of any demands received by FAL for appraisal of FAL Common Stock, and, prior to the Effective Time, SUG shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, FAL shall not, except with the prior written consent of SUG, make any payment with respect to or offer to settle, any such demands.

                                     ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF SUG

     SUG, as to SUG and its Subsidiaries, represents and warrants to FAL that:

     SECTION 4.1 ORGANIZATION, EXISTENCE AND QUALIFICATION. SUG is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement. SUG is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

     SECTION 4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of SUG consists of (i) 50,000,000 shares of SUG Common Stock, of which 31,288,321 shares were issued and 31,236,696 were outstanding on September 30, 1999, and (ii) 1,500,000 shares of Cumulative Preferred Stock, no par value, none of which are issued or outstanding. The issued and outstanding shares of SUG Common Stock have been validly issued and are fully paid and nonassessable. The shares of SUG Common Stock to be issued as the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Except as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, as of the date of this Agreement, no shares of SUG Common Stock are held, in treasury or otherwise, by SUG or any of its Subsidiaries and except as set forth in Section 4.2 of the SUG Disclosure Schedule, as of the date of this Agreement, there are no outstanding (i) securities convertible into SUG Common Stock or other capital stock of SUG or any of its material Subsidiaries, (ii) warrants or options to purchase SUG Common Stock or other securities of SUG or any of its material Subsidiaries or (iii) commitments to issue shares of SUG Common Stock (other than pursuant to the Merger and other than pursuant to the Agreement of Merger, dated as of June 7, 1999 (the "PEI Merger Agreement"), by and between SUG and Pennsylvania Enterprises, Inc. ("PEI")) or other securities of SUG or any of its material Subsidiaries.

     SECTION 4.3    SUBSIDIARIES; INVESTMENTS.  Except as set forth in
Section 4.3 of the SUG Disclosure Schedule, as of the date of this Agreement, SUG has no Subsidiaries or investments in any Person except for marketable securities reflected in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and SUG is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary of SUG has been validly issued and is fully paid and nonassessable.

     SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by SUG have been duly authorized by all requisite corporate action. The execution, delivery and performance of this Agreement and the Related Documents by SUG will not result in a violation or breach of any term or provision of, constitute a default, or require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of SUG, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Contract to which SUG is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by SUG when executed and delivered will constitute valid and binding obligations of SUG, enforceable against SUG in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

     SECTION 4.5    GOVERNMENTAL APPROVALS.  Except as set forth in Section
4.5 of the SUG Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by SUG is required to be obtained by SUG in connection with the execution and delivery by SUG of this Agreement or the Related Documents or the consummation by SUG of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

     SECTION 4.6 PUBLIC UTILITY HOLDING COMPANY STATUS; REGULATION AS A PUBLIC UTILITY. SUG is a "gas utility company" (as such term is defined in PUHCA). SUG indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to
Section 33 thereof with respect to which SUG has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated above in this Section 4.6, neither SUG nor any of its Subsidiaries is a "holding company," a "subsidiary company," a "public utility company" or an "affiliate" of a "public utility company," or a "holding company" within the meaning of such terms in PUHCA.

     SECTION 4.7    COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS.

          (a) Except as set forth in Section 4.7 of the SUG Disclosure Schedule or specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and subject to Section 4.15 of this Agreement, to the Knowledge of SUG, SUG is not in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

          (b) The SUG SEC Documents delivered to FAL prior to the date of this Agreement accurately describe all material regulation of SUG that relates to the utility business of SUG as of the date of this Agreement. Except as set forth in Section 4.7 of the SUG Disclosure Schedule, SUG has, and is in material compliance with, all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

     SECTION 4.8    LEGAL PROCEEDINGS; ORDERS.  Except as set forth in
Section 4.8 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, there is no pending Proceeding:

               (1) that has been commenced by or against, or that otherwise relates to, SUG or, if the merger with PEI is consummated, PEI, that is reasonably likely to have a SUG Material Adverse Effect; or

               (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger or any of the transactions contemplated hereby.

To the Knowledge of SUG, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. As of the date of this Agreement, SUG is not subject to any Orders that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

     SECTION 4.9 SEC DOCUMENTS. SUG has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to FAL a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by SUG with the SEC since September 16, 1999 and through the Closing Date in substantially the form filed with the SEC (the "SUG SEC Documents"). As of their respective dates, the SUG SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SUG SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SUG included in the SUG SEC Documents (collectively, the "SUG Financial Statements") were (or will be) prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of

SUG as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

     SECTION 4.10 TAXES. Except as set forth in Section 4.10 of the SUG Disclosure Schedule:

          (a) SUG and its Subsidiaries have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and SUG and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where the failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect. As of the date of this Agreement, there are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of SUG or its Subsidiaries. As of the date of this Agreement, SUG and its Subsidiaries have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the SUG Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

          (b) Neither SUG nor any of its Subsidiaries is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

          (c) SUG has no present plan or intention after the Merger to (i) sell or otherwise dispose of any of the assets of the Surviving Corporation, including the assets of FAL acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or to a corporation controlled by the Surviving Corporation within the meaning of Section 368(a)(2)(C) of the IRC, or (ii) reacquire any of the SUG Common Stock included in the Merger Consideration, other than repurchases in the open market pursuant to stock repurchase plans undertaken for reasons unrelated to the transactions contemplated by this Agreement.

     SECTION 4.11 INTELLECTUAL PROPERTY. SUG has no Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect.

     SECTION 4.12 CONTRACTS. Except as described in Section 4.12 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect, all of SUG's Contracts are in full force and effect and neither SUG nor, to the Knowledge of SUG, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that, with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

     SECTION 4.13 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of SUG as of October 1, 1999 are set forth in
Section 4.13 of the SUG Disclosure Schedule.

     SECTION 4.14   EMPLOYEE BENEFIT PLANS.

          (a) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, each of the SUG Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "SUG Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements that are applicable to any employee, director or consultant of SUG or its Subsidiaries or maintained by or contributed to by SUG or its Subsidiaries.

          (b) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, as to any SUG Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of
Section 4043 of ERISA (for which the notice requirements of Regulation
Section 4043 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to terminate the SUG Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the SUG Benefit Plan, there has been no termination or partial termination of the SUG Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, except with respect to the conversion of the retirement income plan to a cash balance plan for which full vesting was granted with respect to affected employees, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

          (c) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, each trust funding a SUG Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status, and to the Knowledge of SUG has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

          (d) Except as set forth in Section 4.14 of the SUG Disclosure Schedule, with respect to any SUG Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or has been established, sponsored, maintained or contributed to or, to the Knowledge of SUG, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by SUG or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with SUG, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("SUG Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of
Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA

(including, but not limited to, liability to the PBGC) has been incurred by SUG or any SUG Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and
Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of SUG, no action, omission or transaction has occurred with respect to any such plan or any other SUG Benefit Plan which could subject SUG or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of SUG, Threatened claims by or on behalf of any such plan or any other SUG Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to SUG and its Subsidiaries, taken as a whole, and (viii) neither SUG nor any SUG Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

          (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any SUG Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any SUG Benefit Plan, or of any payment, exercisability, funding or vesting of any benefit under any SUG Benefit Plan, (iii) result in payment becoming due or with respect to any current or former employee, director or consultant, or
(iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

          (f) SUG is not a party to any Contract nor has it established any policy or practice, which would require SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for SUG during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

          (g) Except as would affect unionized employees and/or retirees who are covered by bargaining agreements, if any, and as otherwise set forth in
Section 4.14 of the SUG Disclosure Schedule, each SUG Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by SUG or any Affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

          (h) As of the date of this Agreement, SUG has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding liability with respect to any such plan.

     SECTION 4.15 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.15 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to FAL prior to the date of this

Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect:

          (a) To the Knowledge of SUG, SUG and any Person for whose conduct SUG is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. SUG has not received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by SUG or any other Person for whose conduct SUG may be held responsible were transported for disposal; and

          (b) There are no pending or, to the Knowledge of SUG, Threatened claims or Encumbrances arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which SUG has or had a direct or indirect interest (including by ownership or use).

     SECTION 4.16 NO MATERIAL ADVERSE CHANGE. Except as described in the SUG SEC Documents that have been provided to FAL prior to the date of this Agreement, since the date of the SUG Balance Sheet, there has not been any SUG Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a SUG Material Adverse Effect, except that any SUG Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which SUG competes or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

     SECTION 4.17 BROKERS. SUG is not a party to, or in any way obligated under any Contract, and there are no outstanding claims against SUG, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

     SECTION 4.18 PROXY STATEMENT; REGISTRATION STATEMENT. None of the information supplied or to be supplied to FAL by or on behalf of SUG for inclusion in the proxy statement, in definitive form, relating to the FAL Meeting to be held in connection with the Merger (the "FAL Proxy Statement"), or supplied by or on behalf of SUG in the Registration Statement on Form S-4 (and any amendments thereto) to be filed by SUG with the SEC pursuant to the Securities Act to register the shares of SUG Common Stock constituting the Stock Consideration (the "Registration Statement") will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented, at the time of the FAL Meeting and at the Effective Time, and in the case of the FAL Proxy Statement, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented and at the time of the FAL Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form and in substance in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     SECTION 4.19 NO VOTE REQUIRED. No vote of the holders of any class or series of the capital stock of SUG is required to approve this Agreement and the Merger.

     SECTION 4.20 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, SUG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SUG HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO FAL OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                     ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF FAL

     FAL, as to the Acquired Companies, represents and warrants to SUG as follows:

     SECTION 5.1    ORGANIZATION, EXISTENCE AND QUALIFICATION.

          (a) Each Acquired Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation or organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Applicable Contracts. Section 5.1(a) of the FAL Disclosure Schedule sets forth the name of each Acquired Company, the state or jurisdiction of its incorporation or organization, and each state or jurisdiction where such Acquired Company is duly qualified as a foreign corporation. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except for such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

          (b) FAL has delivered to SUG copies of the Organizational Documents, as currently in effect, of each Acquired Company.

     SECTION 5.2 CAPITALIZATION. The capital stock of FAL consists of 2,951,334 shares of FAL Common Stock, of which 2,220,086 shares are issued and outstanding. The issued and outstanding shares of FAL Common Stock have been validly issued and are fully paid and nonassessable. Except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, no shares of FAL Common Stock are held, in treasury or otherwise, by FAL or any of its Subsidiaries and there are no outstanding
(i) securities convertible into FAL Common Stock or other capital stock of FAL or any of its Subsidiaries, (ii) warrants or options to purchase FAL Common Stock or other securities of FAL or any of its Subsidiaries or (iii) other commitments to issue shares of FAL Common Stock or other securities of FAL or any of its Subsidiaries.

     SECTION 5.3    SUBSIDIARIES; INVESTMENTS.  Except as set forth in
Section 5.3 of the FAL Disclosure Schedule, FAL has no Subsidiaries or investments in any Person (except for marketable securities disclosed to SUG prior to the date of this Agreement) and FAL is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each Subsidiary has been validly issued and is fully paid and nonassessable. All such capital stock owned by any Acquired Company is free and clear of any Encumbrance (except for any Encumbrance disclosed in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, or created or incurred by this Agreement in favor of SUG, or imposed by federal or state securities laws).

     SECTION 5.4 AUTHORITY RELATIVE TO THIS AGREEMENT AND BINDING EFFECT. The execution, delivery and performance of this Agreement and the Related Documents by FAL have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the FAL Stockholders' Approval. Except as set forth in Section 5.4 of the FAL Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by FAL will not result in a violation or breach of any term or provision of, or constitute a default, require a consent, approval or notification, or accelerate the performance required under, the Organizational Documents of any of the Acquired Companies, any indenture, mortgage, deed of trust, security agreement, loan agreement, or other Applicable Contract to which any of the Acquired Companies is a party or by which its assets are bound, or violate any Order, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by any of the Acquired Companies when executed and delivered will constitute valid and binding obligations of such Acquired Company, enforceable against such Acquired Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

     SECTION 5.5    GOVERNMENTAL APPROVALS.  Except as set forth in Section
5.5 of the FAL Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement or the Related Documents by any Acquired Company is required to be obtained by FAL in connection with the execution and delivery by FAL of this Agreement or the Related Documents or the consummation by the Acquired Companies of the transactions contemplated hereby or thereby, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

     SECTION 5.6 PUBLIC UTILITY HOLDING COMPANY STATUS; REGULATION AS A PUBLIC UTILITY. None of the Acquired Companies is a "holding company," a "subsidiary company," a "public utility company," or an "affiliate" of a "public utility company" or a "holding company" within the meaning of such terms in PUHCA.

     SECTION 5.7    COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS.

          (a) Except as set forth in Section 5.7(a) of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and subject to Section 5.19 of this Agreement, to the Knowledge of any Acquired Company, no Acquired

Company is in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

          (b) The FAL SEC Documents delivered to SUG prior to the date of this Agreement accurately describe all material regulation of each Acquired Company that relates to the utility business of any Acquired Company. Except as set forth on Section 5.7(a) of the FAL Disclosure Schedule, each Acquired Company has, and is in material compliance with, all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

     SECTION 5.8    LEGAL PROCEEDINGS; ORDERS.  Except as set forth in
Section 5.8 of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, there is no pending Proceeding:

               (1) that has been commenced by or against, or that otherwise relates to, any Acquired Company that is reasonably likely to have a FAL Material Adverse Effect; or

               (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger or any of the transactions contemplated hereby.

To the Knowledge of FAL, except as set forth in Section 5.8 of the FAL Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. As of the date of this Agreement, none of the Acquired Companies is subject to any Orders that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

     SECTION 5.9 SEC DOCUMENTS. FAL has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to SUG a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by FAL with the SEC since September 30, 1998 through the Closing Date in substantially the form filed with the SEC (the "FAL SEC Documents"). As of their respective dates, the FAL SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FAL SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of FAL included in the FAL SEC Documents (collectively, the "FAL Financial Statements") were (or will be) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of FAL and its Subsidiaries, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

     SECTION 5.10 TAXES. Except as set forth in Section 5.10 of the FAL Disclosure Schedule:

          (a) The Acquired Companies have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and the Acquired Companies have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of the Acquired Companies. As of the date of this Agreement, none of the Acquired Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the FAL Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

          (b) None of the Acquired Companies is obligated under any Applicable Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

     SECTION 5.11 INTELLECTUAL PROPERTY. No Acquired Company has any Knowledge of (i) any infringement or claimed infringement by any Acquired Company of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to any Acquired Company, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

     SECTION 5.12 TITLE TO ASSETS. Except (i) as set forth in Section 5.12 of the FAL Disclosure Schedule, (ii) as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, (iii) as set forth in Section 5.19 of this Agreement or (iv) as set forth in Section 5.19 of the FAL Disclosure Schedule, none of the Acquired Companies' assets are subject to any Encumbrance other than FAL Permitted Liens.

     SECTION 5.13 INDEBTEDNESS. All outstanding principal amounts of indebtedness for borrowed money of the Acquired Companies as of October 4, 1999 are set forth in Section 5.13 of the FAL Disclosure Schedule.

     SECTION 5.14 MACHINERY AND EQUIPMENT. Except for normal wear and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, the machinery and equipment of the Acquired Companies necessary for the conduct by the Acquired Companies of their respective businesses as presently conducted are in good operating condition and in a state of reasonable maintenance and repair.

     SECTION 5.15 APPLICABLE CONTRACTS. Set forth in Section 5.15(a) of the FAL Disclosure Schedule is a list as the date hereof of all Applicable Contracts to which any Acquired Company is a party involving a total commitment by or to any party thereto of more than $65,000 on an annual basis or more than $250,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party. Except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, all Applicable Contracts of the Acquired Companies are in full force and effect and no Acquired Company nor, to the Knowledge of FAL, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

     SECTION 5.16 INSURANCE. Section 5.16(a) of the FAL Disclosure Schedule sets forth a list of all policies of insurance held by the Acquired Companies as of the date of this Agreement. Since June 30, 1994, the assets and the business of the Acquired Companies have been continuously insured with what FAL believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as any of the Acquired Companies. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by any of the Acquired Companies with respect to such policies, and no Acquired Company has Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of the Acquired Companies under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Acquired Companies as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect.

     SECTION 5.17 EMPLOYEES. Section 5.17(a) of the FAL Disclosure Schedule sets forth a list as of no more than thirty (30) days prior to the date of this Agreement of all the present officers and employees of the Acquired Companies, indicating each employee's base salary or wage rate and identifying those who are union employees and those who are part-time employees. Except as set forth in Section 5.17(b) of the FAL Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by any of the Acquired Companies, and, to the Knowledge of the Acquired Companies, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between any of the Acquired Companies and any labor union or other collective bargaining unit representing any of the Acquired Companies' employees. There is no pending or, to the Knowledge of FAL, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving any of the Acquired Companies which are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect. Except for collective bargaining agreements or as set forth in Section 5.17(c) of the FAL Disclosure Schedule, none of the Acquired Companies is a party to any employment agreement with any employee pertaining to any of the Acquired Companies.

     SECTION 5.18   EMPLOYEE BENEFIT PLANS.

          (a) Each of the FAL Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "FAL Benefit Plans" shall mean all employee retirement, welfare, stock option, stock ownership, deferred compensation, bonus or other benefit plans, agreements, practices, policies, programs, or arrangements, that are applicable to any employee, director or consultant of the Acquired Companies or maintained by or contributed to by any of the Acquired Companies.

          (b) As to any FAL Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation Section 4043 promulgated by the PBGC have not been waived) has occurred within the last six years, no notice of intent to terminate the FAL Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the FAL Benefit Plan, there has been no termination or partial termination of the FAL Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

          (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the FAL Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

          (d) Each trust funding a FAL Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and to the Knowledge of any Acquired Company has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

          (e) With respect to any FAL Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or to the Knowledge of the Acquired Companies, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by the Acquired Companies or any corporation, trade, business or entity under common control or being a part of an affiliated service group with any of the Acquired Companies, within the meaning of Section 414(b), (c) or (m) of the IRC or
Section 4001 of ERISA ("FAL Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by the Acquired Companies or any FAL Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of any Acquired Company, no action, omission or transaction has occurred with respect to any such plan or any other FAL Benefit Plan which could subject any of the Acquired Companies, the plan or trust forming a part thereof, or SUG to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of any Acquired Company, Threatened claims by or on behalf of any such plan or any other FAL Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to the Acquired Companies taken as a whole, and (viii) neither the Acquired Companies nor any FAL Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

          (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) increase the amount of benefits otherwise payable under any FAL Benefit Plan, (ii) result in the acceleration of the time of eligibility to participate in any FAL Benefit Plan, or any payment, exercisability, funding or vesting of any benefit under any FAL Benefit Plan, (iii) result in any payment becoming due to or with respect to any current or former employee, director or consultant, or (iv) result in any payment becoming due in the event of a termination of employment or service of any employee, director or consultant.

          (g) None of the Acquired Companies is a party to any Applicable Contract nor has it established any policy or practice, which would require it or SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for any of the Acquired Companies during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

          (h) Except as would affect unionized employees and/or retirees who had been unionized employees, each FAL Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by any of the Acquired Companies, SUG or any Affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

          (i) None of the Acquired Companies has contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years, and none of the Acquired Companies has any outstanding liability with respect to any such plan.

          (j) Section 5.18(j) of the FAL Disclosure Schedule contains a true and complete list of each FAL Benefit Plan, and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus, or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer or owner of 5% or more of the stock of any Acquired Company or family member of any such director, officer or stockholder, or any plan, agreement, arrangement or understanding similar to any of the foregoing. There are no outstanding options to purchase FAL capital stock or other securities. FAL has provided to SUG a complete and correct copy of each FAL Benefit Plan (or written summary of any unwritten FAL Benefit Plan), and with respect to each FAL Benefit Plan, the current summary plan description, related trust agreements, related insurance contracts, the latest IRS determination letter, the last three annual reports on Form 5500 series (including all required schedules), and the most recent actuarial report and annual financial statements.

     SECTION 5.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 5.19 of the FAL Disclosure Schedule or as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect:

          (a) To the Knowledge of any Acquired Company, no Facility owned or operated by any Acquired Company is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and no Acquired Company has received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Requirement with respect to any Acquired Company or the Facilities;

          (b) To the Knowledge of any Acquired Company, each Acquired Company and any Person for whose conduct any Acquired Company is reasonably likely to be held responsible, is currently and at all times has been, in material compliance with any Environmental Law. No Acquired Company has received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by any Acquired Company were transported for disposal;

          (c) There are no pending or, to the Knowledge of any Acquired Company, Threatened claims arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had a direct or indirect interest (including by ownership or use); and

          (d) FAL has delivered or made available to SUG true and complete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by any Acquired Company of which any Acquired Company has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct any Acquired Company is reasonably likely to be held responsible, with Environmental Laws.

     SECTION 5.20 NO MATERIAL ADVERSE CHANGE. Since the date of the FAL Balance Sheet, except as specifically described in the FAL SEC Documents delivered to SUG prior to the date of this Agreement, there has not been any FAL Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect, except that any FAL Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which the Acquired Companies compete or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

     SECTION 5.21 BROKERS. No Acquired Company is a party to, or in any way obligated under any Applicable Contract, and there are no outstanding claims against any Acquired Company, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

     SECTION 5.22 REGULATORY PROCEEDINGS. Except as set forth in Section 5.22 of the FAL Disclosure Schedule, other than purchase gas adjustment provisions, none of FAL or its Subsidiaries all or part of whose rates or services are regulated by a Governmental Body (a) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or (b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having a FAL Material Adverse Effect.

     SECTION 5.23 PROXY STATEMENT; REGISTRATION STATEMENT. None of the information supplied or to be supplied by or on behalf of the Acquired Companies in either the FAL Proxy Statement or supplied or to be supplied by the Acquired Companies to SUG for inclusion in the Registration Statement, will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented, at the time of the FAL Meeting and at the Effective Time, and in the case of the FAL Proxy Statement, at the date the FAL Proxy Statement is first mailed to FAL's stockholders, at any time the FAL Proxy Statement is amended or supplemented and at the time of the FAL Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The FAL Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

     SECTION 5.24 VOTE REQUIRED. Other than the approval of the Merger by the holders of two thirds of the outstanding shares of FAL Common Stock entitled to vote on the question (the "FAL Stockholders' Approval"), no vote of the holders of any class or series of the capital stock of any Acquired Company is required to approve this Agreement and the Merger.

     SECTION 5.25 OPINION OF FINANCIAL ADVISOR. FAL has provided SUG a copy of the opinion of Legg Mason Wood Walker, Incorporated, dated as of the date hereof, with respect to the Merger Consideration to be received by the holders of FAL Common Stock pursuant to the transactions contemplated by this Agreement.

     SECTION 5.26 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, FAL MAKES NO

OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND FAL HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY FAL, ANY SUBSIDIARY OF FAL, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SUG OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY FAL, ANY SUBSIDIARY OF FAL, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                     ARTICLE VI
                                     COVENANTS

     SECTION 6.1 COVENANTS OF FAL. FAL agrees to observe and perform the following covenants and agreements:

          (a) CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE. With respect to the Acquired Companies, except (i) as contemplated in this Agreement, (ii) as required by law or regulation, or (iii) as otherwise expressly consented to in writing by SUG which consent shall not be unreasonably withheld or delayed, prior to the Closing, FAL will cause each Acquired Company to:

               (1) Not make or permit any material change in the general nature of its business;

               (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good operating repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

               (3) Preserve the Acquired Company as an ongoing business and use reasonable efforts to maintain the goodwill associated with the Acquired Company;

               (4) Preserve all of the Acquired Companies' franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits;

               (5)  Not enter into any material transaction or Material
          Contract;

               (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of the Acquired Company other than in the Ordinary Course of Business;

               (7) Not hire any new employee unless such employee is a bona fide replacement for a presently-filled position with the Acquired Company as of the date hereof;

               (8) Not file any material applications, petitions, motions, orders, briefs, settlement or agreements in any material Proceeding before any Governmental Body which involves any Acquired Company, and appeals related thereto;

               (9) Not engage in or modify, except in the Ordinary Course of Business, any material intercompany transactions involving any other Acquired Company;

               (10) Not voluntarily change in any material respect or terminate any insurance policies disclosed on Section 5.16(a) of the FAL Disclosure Schedule that presently are in effect unless equivalent coverage is obtained;

               (11) Except as disclosed or specifically contemplated in this Agreement or in Section 6.1(a)(11) of the FAL Disclosure Schedule, and with respect to budgeted expenditures known and specifically disclosed in writing to SUG, subject to adjustments in the Ordinary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the Closing Date), not make any capital expenditure or capital expenditure commitment;

               (12) Not make any changes in financial policies or practices, or strategic or operating policies or practices, in each case which involve any Acquired Company;

               (13) Comply in all material respects with all applicable material Legal Requirements and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

               (14) Not adopt, amend (other than amendments that reduce the amounts payable by SUG or any of its Subsidiaries or amendments required by law) or assume an obligation to contribute to any FAL Benefit Plan or collective bargaining agreement or enter into any employment, consulting, severance or similar Contract with any Person (including without limitation, contracts with management of any Acquired Company or any of its Affiliates that might require payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts;

               (15) Except in the Ordinary Course of Business or as required by the terms of any existing Contract, FAL Benefit Plan or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employee, director or consultant;

               (16) Not grant or enter into or extend the term of any Contract with respect to continued employment or service for any employee, officer, director or consultant;

               (17) Not make any loan or advance to any Person other than to any officer, director, stockholder or employee in the Ordinary Course of Business;

               (18) Not terminate any existing gas purchase, exchange or transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the supply, transportation, storage or exchange of gas with respect to the Acquired Companies' regulated gas distribution operations or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within sixty (60) days without penalty;

               (19) Not amend any of its Organizational Documents; and

               (20) Subject to Section 6.1(l), not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within one year from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of the Acquired Company on not more than thirty
          (30) days notice without penalty for such redemption or prepayment.

          (b) CUSTOMER NOTIFICATIONS. At any time and from time to time reasonably requested by SUG prior to the Closing Date, each Acquired Company will permit SUG at FAL's expense to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by this Agreement; PROVIDED, HOWEVER, that FAL has reviewed in advance and consented to the content of such materials, which consent shall not be unreasonably withheld or delayed. Other means of notifying customers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed).

          (c) ACCESS TO THE ACQUIRED COMPANIES' OFFICES, PROPERTIES AND RECORDS; UPDATING INFORMATION.

               (1) From and after the date hereof and until the Closing Date, the Acquired Companies shall permit SUG and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of the Acquired Companies, and shall disclose, and make available to SUG and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to the Acquired Companies, their businesses, assets and liabilities. Without limiting the application of the Confidentiality Agreement dated October 4, 1999 between FAL and SUG (the "Confidentiality Agreement"), all documents or information furnished by the Acquired Companies hereunder shall be subject to the Confidentiality Agreement.

               (2) FAL will notify SUG as promptly as practicable of any significant change in the Ordinary Course of Business or operation of any of the Acquired Companies and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting any of the Acquired Companies or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep SUG fully informed of such events and permit SUG's Representatives access to all materials prepared in connection therewith, consistent with any applicable
          Legal Requirement or Contract.

               (3) As promptly as practicable after SUG's request, FAL will furnish such financial and operating data and other information pertaining to the Acquired Companies and their businesses and assets as SUG may reasonably request; PROVIDED, HOWEVER, that nothing herein will obligate any of the Acquired Companies to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which the Acquired Company is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to SUG's external auditors (or the Acquired Companies' external auditors in the event a report by such auditors is requested by SUG) providing accounting services with respect to issuing an auditor's report required by or for SUG.

          (d) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. FAL will use its reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit or Contract applicable to the Acquired Companies, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in Section 5.4 and Section
5.5 of the FAL Disclosure Schedule and as required by the HSR Act.

          (e) DIVIDENDS. FAL shall not, nor shall it permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its or their capital stock other than (A) dividends by a wholly-owned Subsidiary to FAL or another wholly-owned Subsidiary, or (B) regular quarterly dividends on FAL Common Stock with usual record and payment dates that do not exceed the current rate of $0.96 per fiscal year; (ii) split, combine or reclassify any of its capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securities in respect of, or in substitution for, shares of its capital stock or the capital stock of any Subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of its capital stock or the capital stock of any Subsidiary other than redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice.

          (f) ISSUANCE OF SECURITIES. FAL shall not, nor shall it permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its or their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than as provided for in the FAL Benefit Plans, and its dividend reinvestment plan in effect as of the date hereof.

          (g) ACCOUNTING. FAL shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

          (h)  NO SHOPPING.

               (1) FAL shall not, and shall not authorize or permit any of its (or any of its Subsidiaries') officers, directors, agents, financial advisors, attorneys, accountants or other Representatives to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Business Combination; PROVIDED, HOWEVER, that, prior to the FAL Stockholders' Approval, FAL may, in response to an unsolicited written proposal from a third party with respect to a Business Combination that FAL's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, is a Superior Proposal, (i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, only if FAL's Board of Directors determines, in its good faith judgment after consultation with its financial advisors and outside legal counsel, that it is reasonably necessary in order to comply with its fiduciary duties under applicable law and (ii) take and disclose to FAL's stockholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to FAL's stockholders which in the good faith judgment of FAL's Board of Directors is required by applicable law, based on the advice of its outside counsel. Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from such third party, FAL will (i) provide written notice to SUG to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (ii) receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the Confidentiality Agreement. FAL will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted heretofore by FAL or any of its representatives with respect to any Business Combination.

               (2) Except as expressly permitted by this Section 6.1(h), neither the FAL Board of Directors nor any committee thereof may, (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, a Business Combination or (iii) cause FAL to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination. Notwithstanding the foregoing, prior to the time at which the FAL Stockholders' Approval has been obtained, in response to an unsolicited Business Combination proposal from a third party, if FAL's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i), (ii) or
          (iii) above would create a reasonable possibility of a breach of the fiduciary duties of FAL's Board of Directors under applicable law, FAL's Board of Directors may

          (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combination or cause FAL to enter into a Business Combination and (ii) negotiate with a third party with respect to such Business Combination proposal and, subject to FAL having paid to SUG the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; PROVIDED, HOWEVER, that prior to entering into a definitive agreement with respect to a Business Combination proposal, FAL shall give SUG at least five (5) day's notice thereof, and shall cause its Representatives to, negotiate with SUG to make such adjustments in the terms and conditions of this Agreement as would enable FAL to proceed with the transactions contemplated herein on such adjusted terms; PROVIDED, FURTHER, that if FAL and SUG are unable to reach an agreement on such adjustments within five (5) days after such notice from FAL, FAL may enter into such definitive agreement, subject to the provisions of Article VIII.

               (3) FAL shall notify SUG orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and conditions of any such offer or proposal and the identity of the Person making it), within one business day of the receipt thereof, shall use all reasonable efforts to keep SUG informed of the status and details of any such inquiry, offer or proposal and shall give SUG two (2) days advance notice of the first delivery of non-public information to such Person. If any such inquiry, offer or proposal is in writing, FAL shall promptly deliver to SUG a copy of such inquiry, offer or proposal.

               (4) For purposes of this Agreement, (i) "Business Combination" means (other than the transactions contemplated or permitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving FAL or any of its Subsidiaries, (B) acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, FAL or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in FAL or any of its Subsidiaries, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the Ordinary Course of Business) of FAL or any of its Subsidiaries and (ii) "Superior Proposal" means a proposed Business Combination involving at least 50% of the shares of capital stock or a material portion of the assets of FAL that FAL's Board of Directors determines, after consulting with FAL's financial advisors and outside counsel, is financially superior to the transactions contemplated hereby and it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

          (i) SOLICITATION OF PROXIES; FAL PROXY STATEMENT. Subject to Section 6.1(h), FAL shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of SUG, advisable to secure the FAL Stockholders' Approval.

          (j)  FAL STOCKHOLDERS' APPROVAL.

               (1) Subject to the provisions of Section 6.1(h) and Section 6.1(j)(2), FAL shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders (including all adjournments thereof, the "FAL Meeting") for the purpose of securing the FAL Stockholders' Approval, (ii) distribute to its stockholders the FAL Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SUG with respect to each of the foregoing matters.

               (2) The FAL Meeting for the purpose of securing the FAL Stockholders' Approval, including any adjournments thereof, will be held on such date or dates as FAL and SUG mutually determine.

          (k) RULE 145 LETTERS. FAL shall promptly identify to SUG all officers and directors of any Acquired Company and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and FAL shall use its reasonable efforts to provide to SUG undertakings from such persons ("Rule 145 Letters") to the effect that no disposition of shares of SUG Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to SUG, is exempt from registration under the Securities Act.

          (l) FINANCING ACTIVITIES. FAL shall, and shall cause its Subsidiaries to, cooperate, to the fullest extent commercially reasonable and practicable, with SUG's requests with respect to refinancing by the Acquired Companies of the current maturities of any of their indebtedness, and any repurchase, redemption or prepayment by any of the Acquired Companies of any of its indebtedness that may be required prior to or because of the Merger or that SUG may request that the Acquired Companies effect prior to the Merger, so as to permit SUG to have the maximum opportunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursuant to the terms of the Acquired Companies' indebtedness as in effect on the date of this Agreement, any of the Acquired Companies' indebtedness outstanding on the Closing Date; PROVIDED, HOWEVER, that no Acquired Company shall be required to consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by SUG.

          (m) FAL DISCLOSURE SCHEDULE. On the date hereof, FAL has delivered to SUG the FAL Disclosure Schedule, accompanied by a certificate signed by an executive officer of FAL stating the FAL Disclosure Schedule is being delivered pursuant to this Section 6.1(m). The FAL Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of FAL contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the FAL Disclosure Schedule.

          (n) FAL BONDHOLDERS' CONSENT. FAL shall use its reasonable best efforts to obtain consents from all holders of each series of First Mortgage Bonds issued and outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time, to such amendments to such Indenture as requested by SUG.

     SECTION 6.2 COVENANTS OF SUG. SUG agrees to observe and perform the following covenants and agreements:

          (a) GOVERNMENTAL APPROVALS; THIRD PARTY CONSENTS. SUG will use its reasonable best efforts at SUG's sole expense to obtain all necessary consents, approvals and waivers from any Person required in connection with the transactions contemplated hereby under any license, lease, permit, Contract or agreement applicable to SUG, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in
Section 4.5 of the SUG Disclosure Schedule and as required by the HSR Act.

          (b) EMPLOYEES; BENEFITS. With respect to the employees (excluding unionized employees) listed in Section 5.17(a) of the FAL Disclosure Schedule (or their successors employed pursuant to Section 6.1(a)(7) above) (the "Employees"), except as otherwise specified herein, SUG agrees as follows:

               (1) During the 12 months immediately following the Closing Date, to make available to the Employees who continue their service with the Surviving Corporation or any Subsidiary of the Surviving Corporation employee benefit plans or arrangements that are no less favorable, in the aggregate, than the FAL Benefit Plans listed in Section 5.18(j) of the FAL Disclosure Schedule offered to the Employees immediately prior to the date of this Agreement.

               (2) For purposes of eligibility, vesting and benefit accrual under all benefit plans provided to the Employees after the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Companies as of the Closing Date.

               (3) All vacation time earned by the Employees prior to the Closing Date must be taken by the end of the calendar year in which the Closing Date occurs, except where the Employee is requested by FAL or SUG to forego their vacation for business-related reasons. For purposes of awarding vacation time at the beginning of each calendar year following the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Company as of the Closing Date.

          (c) BLUE SKY PERMITS. SUG shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement, and will pay all expenses incident thereto.

          (d) LISTING APPLICATION. Prior to the Closing, SUG shall cause the shares of SUG Common Stock constituting the Stock Consideration to be listed on the NYSE, subject to official notice of issuance thereof.

          (e) COLLECTIVE BARGAINING AGREEMENTS. At the Effective Time, SUG agrees to assume all collective bargaining agreements covering employees of any Acquired Company, and shall discharge when due any and all liabilities of any Acquired Company under such collective bargaining agreements relating to periods after the Effective Time.

          (f) SUG DISCLOSURE SCHEDULE. On the date hereof, SUG has delivered to FAL the SUG Disclosure Schedule, accompanied by a certificate signed by an executive officer of SUG stating that the SUG Disclosure Schedule is being delivered pursuant to this Section 6.2(f). The SUG Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of SUG contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the SUG Disclosure Schedule.

          (g) CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING DATE. Except (i) as contemplated in this Agreement, (ii) in connection with the transactions contemplated by the PEI Merger Agreement, (iii) as required by law or regulation or (iv) as otherwise expressly consented to in writing by FAL which consent will not be unreasonably withheld or delayed, prior to the Closing, SUG will:

               (1) Not make or permit any material change in the general nature of its business;

               (2) Maintain its present operations in the Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

               (3) Preserve SUG as an ongoing business and use reasonable efforts to maintain the goodwill associated with SUG; and

               (4) Preserve all of SUG's franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

          (h) ACCESS TO SUG'S OFFICES, PROPERTIES AND RECORDS; UPDATING INFORMATION.

               (1) From and after the date hereof and until the Closing Date, SUG and its Subsidiaries shall permit FAL and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of SUG and its Subsidiaries, and shall disclose, and make available to FAL and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to SUG, its Subsidiaries and their respective businesses and assets. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by SUG and its Subsidiaries hereunder shall be subject to the Confidentiality Agreement.

               (2) SUG will notify FAL as promptly as practicable of any significant change in the Ordinary Course of Business or operation of SUG or any of its Subsidiaries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting SUG or any of its Subsidiaries or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep FAL fully informed of such events and permit FAL's Representatives access to all materials prepared in connection therewith consistent with any applicable Legal Requirement or Contract.

     SECTION 6.3    ADDITIONAL AGREEMENTS.

          (a) THE REGISTRATION STATEMENT AND THE FAL PROXY STATEMENT. As soon as practicable after the date hereof, FAL and SUG shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of (i) the FAL Proxy Statement by FAL and (ii) the Registration Statement, which will include certain information contained in the FAL Proxy Statement, by SUG. The foregoing shall include without limitation: (i) obtaining and furnishing the information required to be included therein, (ii) after consultation between FAL and SUG, responding promptly to any comments made by the SEC with respect to the FAL Proxy Statement and the Registration Statement and any amendments and preliminary version thereof and (iii) causing the Registration Statement to become effective, and the FAL Proxy Statement to be mailed to FAL's stockholders at the earliest practicable date. FAL agrees, as to information with respect to FAL, its officers, directors, stockholders and Subsidiaries contained in the Registration Statement and the FAL Proxy Statement, and SUG agrees, as to information with respect to SUG, its officers, directors, stockholders and Subsidiaries contained in the Registration Statement and the FAL Proxy Statement, that such information, in the case of the FAL Proxy Statement at the time of the mailing of the FAL Proxy Statement and (as then amended or supplemented) at the time of the FAL Meeting, or in the case of the Registration Statement at the time of the mailing of the FAL Proxy Statement (as then amended or supplemented), at the time of the FAL Meeting and at the effective time of the Registration Statement, will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty, covenant or agreement is made by or on behalf of FAL with respect to information supplied by any other Person for inclusion in the FAL Proxy Statement or the Registration Statement. No representation, warranty, covenant or agreement is made by or on behalf of SUG with respect to information supplied by any other Person for inclusion in the FAL Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the FAL Proxy Statement or the Registration Statement shall be made by any party hereto without providing the other party with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of SUG or FAL that will be incorporated by reference). If at any time prior to the Effective Time any information relating to any party hereto or any of their respective officers, directors, stockholders or Subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the FAL Proxy tatement or the Registration Statement so that the FAL Proxy Statement or the Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the stockholders of FAL, as may be necessary.

          (b) FURTHER ASSURANCES. Each of SUG and FAL agrees, and FAL agrees to cause its Subsidiaries, to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies, the officers and directors of the Surviving Corporation will be fully authorized to take, and will take, all such lawful and necessary action.

          (c) FINANCIAL STATEMENTS TO BE PROVIDED. Upon SUG's request, FAL shall (i) provide to SUG audited and unaudited financial statements required to be included in the proxy statements and the registration statement contemplated by the PEI Merger Agreement and (ii) cause its independent accountants to deliver to SUG and PEI the required consents in connection therewith.

                                    ARTICLE VII
                                     CONDITIONS

     SECTION 7.1 CONDITIONS TO SUG'S OBLIGATION TO EFFECT THE MERGER. The obligation of SUG to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

          (a)  REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE.
FAL's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date; PROVIDED, HOWEVER, that any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, FAL Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

          (b) COMPLIANCE WITH AGREEMENTS. The covenants, agreements and conditions required by this Agreement to be performed and complied with by any of the Acquired Companies shall have been performed and complied with in all material respects prior to or at the Closing Date.

          (c) CERTIFICATE. FAL shall execute and deliver to SUG a certificate of an authorized officer of FAL, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement applicable to the Acquired Companies have been satisfied.

          (d) GOVERNMENTAL APPROVALS. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a FAL Material Adverse Effect or a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation, or which would otherwise, in the reasonable determination of SUG, be unduly burdensome to the Surviving Corporation or any of its Affiliates. In addition, and without limitation of the condition set forth in the immediately preceding sentence, the Massachusetts Department of Telecommunications and Energy shall have resolved, by means of a Final Order, the manner in which the Surviving Corporation as a whole and its operating division in Massachusetts will be regulated under Chapter 164 of the Massachusetts General Laws, and such resolution shall be acceptable to SUG in its sole discretion. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

          (e)  THIRD PARTY CONSENTS.  Each of the consents required under
Section 5.4 of this Agreement shall have been obtained to the reasonable satisfaction of SUG, other than any such consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a FAL Material Adverse Effect after the Closing. In addition, all consents and approvals required, under the terms of any note, bond or indenture listed in
Section 5.4 of the FAL Disclosure Schedule to which any of the Acquired Companies is a party, shall have been obtained.

          (f) INJUNCTIONS. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

          (g) RESIGNATIONS. Each director of each Acquired Company shall resign any position as a director of an Acquired Company effective as of the Closing Date in accordance with such Acquired Company's Organizational Documents and applicable provisions of the MBCL; PROVIDED, HOWEVER, that such resignations shall not cause the termination of any such Person's employment as an employee of an Acquired Company or reduce any such employee's then current level of compensation.

          (h) OPINION OF TAX COUNSEL. On the Closing Date, SUG shall have received from Hughes Hubbard & Reed LLP, counsel to SUG, an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of IRC Section 368(a)(1)(A), and that no gain or loss will be recognized by SUG or FAL with respect to the Merger.

          (i) FAL STOCKHOLDERS' APPROVAL. The FAL Stockholders' Approval shall have been obtained.

          (j) APPRAISAL RIGHTS. Demand for payment for shares and appraisal thereof by stockholders of FAL in accordance with the MBCL with respect to the Merger shall not equal or exceed 5 percent of the shares of FAL Common Stock entitled to vote on the Merger.

          (k) RULE 145 LETTERS. Each Rule 145 Affiliate shall have executed and delivered to SUG a Rule 145 Letter, in form and substance reasonably satisfactory to SUG and its counsel.

          (l) REGISTRATION STATEMENT. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (m) LISTING OF SUG COMMON STOCK. The shares of SUG Common Stock constituting the Stock Consideration shall have been authorized for listing, upon official notice of issuance, on the NYSE.

          (n) FAL BONDHOLDERS' CONSENT. All holders of each series of First Mortgage Bonds issued and outstanding under the Indenture of First Mortgage, dated as of December 1, 1952, between FAL and State Street Bank and Trust Company, successor in interest to the First National Bank of Boston, successor by merger to Old Colony Trust Company, as Trustee, as amended or supplemented from time to time, shall have consented to such amendments to such Indenture as requested by SUG.

     SECTION 7.2 CONDITIONS TO FAL'S OBLIGATIONS TO EFFECT THE MERGER. The obligation of FAL to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

          (a)  REPRESENTATIONS AND WARRANTIES TRUE AS OF THE CLOSING DATE.
SUG's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date; PROVIDED, HOWEVER, that any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, SUG Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

          (b) COMPLIANCE WITH AGREEMENTS. The covenants, agreements and conditions required by this Agreement to be performed and complied with by SUG shall have been performed and complied with in all material respects prior to or at the Closing Date.

          (c) CERTIFICATE. SUG shall execute and deliver to FAL a certificate of an authorized officer of SUG, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement applicable to SUG have been satisfied.

          (d) GOVERNMENTAL APPROVALS. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

          (e) INJUNCTIONS. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Merger.

          (f) OPINION OF COUNSEL. On the Closing Date, FAL shall have received from Rich, May, Bilodeau & Flaherty, P.C., counsel to FAL, an opinion to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of IRC Section 368(a), and that no gain or loss will be recognized for federal income tax purposes by the stockholders of FAL who receive SUG Common Stock in the Merger upon their receipt of the Merger Consideration, except that any realized gain will be recognized to the extent of the amount of cash received (including cash in lieu of the fractional shares).

          (g) FAL STOCKHOLDERS' APPROVAL. The FAL Stockholders' Approval shall have been obtained.

          (h) REGISTRATION STATEMENT. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (i) LISTING OF SUG COMMON STOCK. The shares of SUG Common Stock constituting the Stock Consideration shall have been authorized for listing, upon official notice of issuance, on the NYSE.

                                    ARTICLE VIII
                                    TERMINATION

     SECTION 8.1 TERMINATION RIGHTS. This Agreement may be terminated in its entirety at any time prior to the Closing:

          (a)  By the mutual written consent of SUG and FAL;

          (b) By FAL, on the one hand, or SUG, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Merger in accordance with this Agreement;

          (c) By FAL, by written notice to SUG, if there is a breach of any representation, warranty, covenant or agreement of SUG, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) or (b) to be incapable of being satisfied;

          (d) By SUG, by written notice to FAL, if there is a breach of any representation, warranty, covenant or agreement of FAL, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) or (b) to be incapable of being satisfied;

          (e) By FAL, by written notice to SUG in accordance with Section 6.1(h)(2); PROVIDED, HOWEVER, that the termination described in this clause
(e) shall not be effective unless and until FAL shall have paid SUG the fee described in Section 8.3(a) and FAL has substantially contemporaneously entered into a definitive agreement with respect to the proposed Business Combination;

          (f) By FAL, by written notice to SUG, if the FAL Stockholders' Approval is not obtained at the FAL Meeting or by SUG, by written notice to FAL, if the FAL Stockholders' Approval is not obtained at the FAL Meeting; PROVIDED, HOWEVER, that there has not been a material misrepresentation or a material breach of covenant, warranty or agreement contained herein on the part of the party asserting its right to terminate pursuant to this Section 8.1(f);

          (g) By SUG, by written notice to FAL, if the Board of Directors of FAL or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes FAL to enter into a definitive agreement related to any Business Combination or (iv) resolves to take any of the actions specified in clause (i), (ii) and (iii) above;

          (h) By SUG, by written notice to FAL, if a third party, including a group (as defined under the Exchange Act) acquires securities representing greater than 50% of the voting power of the outstanding voting securities of FAL; or

          (i) By FAL, by written notice to SUG, if the Average Trading Price of the SUG Common Stock as of the Closing is lower than $15.00.

          (j) By either party in writing at any time after 5:00 p.m., Eastern Time, on October 15, 2000 (the "Initial Termination Date"), if the Closing has not occurred prior thereto; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(j) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and PROVIDED, FURTHER, that if on the Initial Termination Date (i) the conditions to closing set forth in Sections 7.1(d) and 7.2(d) shall not have been fulfilled or (ii) any approval or authorization of any Governmental Body required in connection with the consummation of the Merger shall have not been obtained and such approval or authorizations shall not have become a Final Order, but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date will be extended to February 28, 2001.

     SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its Affiliates, directors, officers, stockholders, agents or other Representatives; PROVIDED, HOWEVER, that (i) any fee payable under Section 8.3(a) is paid to SUG and (ii) no such termination shall relieve any party of liability for any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwithstanding anything to the contrary contained herein, the provisions of Section 8.2, Sections 10.1 through 10.6 and Sections 10.8 through 10.11 of this Agreement shall survive any termination of this Agreement.

     SECTION 8.3    TERMINATION FEE; EXPENSES.

          (a)  TERMINATION FEE.  If this Agreement is terminated pursuant to
Section 8.1(e), 8.1(g) or 8.1(h), then FAL shall pay to SUG promptly (but not later than five business days after notice is received from FAL) an amount equal to $1.5 million in cash.

          (b) EXPENSES. The parties agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 8.3, if FAL fails to pay promptly to SUG the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to Section 8.3(a), FAL shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate published in the WALL STREET JOURNAL on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.

                                     ARTICLE IX
                             INDEMNIFICATION; REMEDIES

     SECTION 9.1    DIRECTORS' AND OFFICERS' INDEMNIFICATION.

          (a) INDEMNIFICATION AND INSURANCE. For a period of six years after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of FAL and its Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under FAL's articles of organization and bylaws in effect on the date hereof; PROVIDED, HOWEVER, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, the Surviving Corporation will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by FAL's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, HOWEVER, that in satisfying its obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation for a cost not exceeding such amount.

          (b) SUCCESSORS. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 9.1.

          (c) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of any Acquired Company with respect to their activities as such prior to the Effective Time, as provided in their respective Organizational Documents in effect on the date hereof, or otherwise in effect on the date hereof, will survive the Merger and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

     SECTION 9.2 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.

                                     ARTICLE X
                                 GENERAL PROVISIONS

     SECTION 10.1 EXPENSES. Each of the parties will pay all costs and expenses of its performance of and compliance with this Agreement, except (i) as provided in Section 8.3 and as expressly provided otherwise herein, (ii) FAL shall pay all fees and expenses of counsel for FAL, (iii) SUG will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Merger, and all filing and application fees paid to Governmental Bodies in connection with the Merger and (iv) SUG and FAL will each pay half of the combined costs of printing and mailing to the FAL stockholders the prospectus that is a part of the Registration Statement and the FAL Proxy Statement.

     SECTION 10.2 NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

     if to SUG, to:           Southern Union Company
                          504 Lavaca Street, Suite 800
                                Austin, Texas 78701
          Attention:              Peter H. Kelley
                         President and Chief Operating Officer
          Telecopier:             (512) 477-3879

     with a copy to:     Pennsylvania Enterprises, Inc. One PEI Center
                             Wilkes-Barre, Pennsylvania 18711-0601
          Attention:                 Thomas F. Karam
                          President and Chief Executive Officer
          Telecopier:             (570) 829-8900

     and

                                 Hughes Hubbard & Reed LLP
                                   One Battery Park Plaza
                                  New York, New York 10004
          Attention:                  Garett J. Albert
          Telecopier:                  (212) 422-4726

     if to FAL, to:     Fall River Gas Company 155 North Main Street
                              Fall River, Massachusetts 02722
          Attention:                Bradford J. Faxon
                           President and Chief Executive Officer
          Telecopier:                   (508) 675-7811

     with a copy to:       Rich, May, Bilodeau & Flaherty, P.C.
                                     176 Federal Street
                               Boston, Massachusetts 02110
          Attention:                 Eric J. Krathwohl
          Telecopier:                  (617) 556-3889

or at such other address or number as shall be given in writing by a party to the other parties.

     SECTION 10.3 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto. Any assignment in violation of the terms of this Agreement shall be null and void AB INITIO.

     SECTION 10.4 SUCCESSOR BOUND. Subject to the provisions of Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 10.5 GOVERNING LAW; FORUM; CONSENT TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the laws of the State of New York except to the extent that the terms and consummation of the Merger are subject to the DGCL or the MBCL in which case such laws shall govern. Each party to this Agreement hereby irrevocably and unconditionally
(i) consents to submit to the exclusive jurisdiction of the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan and the jurisdiction of the federal courts of the District of Massachusetts in the county of Suffolk and the city of Boston for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of New York or the Commonwealth of Massachusetts, agrees to appoint agents in the State of New York and the Commonwealth of Massachusetts as such party's agents for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York or the Commonwealth of Massachusetts, respectively, and to notify promptly each other party hereto of the name and address of each such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan or the federal courts of the District of Massachusetts in the county of Suffolk and the city of Boston, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal court of the Southern District of New York or the District of Massachusetts has been brought in an improper or otherwise inconvenient forum.

     SECTION 10.6 WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE A PARTY ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS AGREEMENT, (ii) THE MERGER, (iii) THE CONFIDENTIALITY AGREEMENT OR (iv) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     SECTION 10.7   COOPERATION; FURTHER DOCUMENTS.

          (a) Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

          (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its personnel as have relevant information, with respect thereto.

     SECTION 10.8 CONSTRUCTION OF AGREEMENT. The terms and provisions of this Agreement represent the results of negotiations between the parties hereto and their Representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and FAL and SUG hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

     SECTION 10.9 PUBLICITY; ORGANIZATIONAL AND OPERATIONAL ANNOUNCEMENTS. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

     SECTION 10.10 WAIVER. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

     SECTION 10.11 PARTIES IN INTEREST. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section
9.1 are intended for the direct and irrevocable benefit of the Indemnified Parties described therein and their respective heirs or legal representatives (each such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

     SECTION 10.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

     SECTION 10.13 SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.14 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

     SECTION 10.15 ENTIRE AGREEMENT. This Agreement, the exhibits, annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto with respect to the subject matter hereof.

     SECTION 10.16 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                       [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.



                                 SOUTHERN UNION COMPANY

                                 By: /s/ RONALD J. ENDRES
                                    -------------------------------------------
                                    Name:  Ronald J. Endres
                                    Title: Executive Vice President

                                 FALL RIVER GAS COMPANY

                                 By: /s/ BRADFORD J. FAXON
                                    -------------------------------------------
                                    Name:  Bradford J. Faxon
                                    Title: President and Chief Executive Officer


                                 By: /s/ PETER H. THANAS
                                    -------------------------------------------
                                    Name:  Peter H. Thanas
                                    Title: Senior Vice President and Treasurer



                                 [SEAL]

                                 APPENDIX B

             [LEGG MASON WOOD WALKER, INCORPORATED LETTERHEAD]




                              October 4, 1999


The Board of Directors
Fall River Gas Company
155 North Main Street
Fall River, Massachusetts 02720
               Attention: Bradford J. Faxon


Members of the Board of Directors:

     We are advised that Fall River Gas Company (collectively, "Fall River" or the "Company") has entered into an Agreement of Merger (the "Agreement") with Southern Union Company ("Southern Union"), pursuant to which Fall River will merge into Southern Union and each outstanding share of Fall River common stock will be converted into the right to receive $23.50 in cash or in value of common stock of Southern Union on terms and conditions as more fully set forth in the Agreement (the transaction is referred to herein as the "Transaction").

     You have requested our opinion, as investment bankers, as to the fairness to the shareholders of the Company, from a financial point of view, of the consideration to be received by the shareholders of the Company in the Transaction.

     For purposes of rendering this opinion, we have, among other things:

     (i) reviewed the form of the definitive Agreement and certain related documents;

     (ii) reviewed the audited consolidated financial statements of Fall River for the twelve month periods ended September 30, 1998, 1997, 1996 and 1995;

     (iii) reviewed the unaudited financial statements of Fall River for the nine month period ended June 30, 1999;

     (iv) reviewed the audited consolidated financial statements of Southern Union for the twelve month periods ended June 30, 1999, 1998, 1997, 1996 and 1995;

     (v) reviewed certain publicly available information concerning Fall River and Southern Union;

     (vi) reviewed forecast financial statements of Fall River furnished to us by the senior management of Fall River;

     (vii) reviewed and analyzed certain publicly available financial and stock market data with respect to operating statistics relating to selected public companies that we deemed relevant to our inquiry;

     (viii) reviewed the reported prices and trading activity of the publicly-traded securities of Fall River and Southern Union;

     (ix) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our inquiry;

     (x) held meetings and discussions with certain officers and employees of Fall River and Southern Union concerning the operations, financial condition and future prospects of Fall River and Southern Union; and

     (xi) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

     In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by Southern Union and Fall River or publicly available, and we have not independently verified such information. We have further relied upon the assurances of management of Southern Union and Fall River that they are unaware of any facts that would make such information incomplete or misleading. We also have relied upon the managements of Southern Union and Fall River, as to the reasonableness and achievability of the financial projections (and the assumptions and bases therein) provided to us or prepared for Fall River and Southern Union, and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of Fall River and Southern Union, including without limitation the tax benefits, cost savings and operating synergy to be enjoyed by Southern Union after the Transaction. Neither Southern Union nor Fall River publicly discloses internal management projections of the type provided to Legg Mason in connection with Legg Mason's review of the Transaction.
Such projections were not prepared with the expectation of public disclosure.
 The projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

We have not been requested to make, and have not made, an independent appraisal or evaluation of the assets, properties or liabilities of Fall River and we have not been furnished with any such appraisal or evaluation. We have not reviewed any of the books and records of Fall River or assumed any responsibility for conducting a physical inspection of the properties or facilities of Fall River. Further, this opinion is based upon prevailing market conditions and other circumstances and conditions existing on the date hereof. We have assumed that the

Transaction will be consummated on the terms and conditions described in the form of the Agreement reviewed by us. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

     It is understood that this letter is directed to the Company's Board of Directors. The opinion expressed herein is provided for the use of the Company's Board of Directors in its evaluation of the proposed Transaction and does not constitute a recommendation to any shareholder of the Company either of the Transaction or as to how such shareholder should vote on or otherwise respond to the Transaction. In addition, this letter does not constitute a recommendation of the Transaction over any other alternative transaction which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated; provided that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Transaction.

     Legg Mason will receive a fee for providing this Opinion to the Board of Directors of Fall River. Legg Mason has previously provided a fairness opinion to a company that has agreed to be acquired by Southern Union.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the shareholders of Fall River in the Transaction is fair to such shareholders from a financial point of view.

                                   Very truly yours,

                                   LEGG MASON WOOD WALKER, INCORPORATED



                                   By: /s/ ALEXSANDER M. STEWART
                                      ----------------------------------------
                                           Alexsander M. Stewart
                                           Managing Director

                                    APPENDIX C

                                 VOTING AGREEMENT

         VOTING AGREEMENT, dated this 4th day of October, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and The Jarabek Family Limited Partnership, Ronald J. Ferris, Bradford J. Faxon, Raymond H. Faxon, Cindy L.J. Audette, Gilbert C. Oliveira, Jr. and Thomas H. Bilodeau (each a "Stockholder" and collectively the "Stockholders").

         RECITALS:

         WHEREAS, the Stockholders currently beneficially own (as such term is used under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder) the shares of common stock, par value $.83 per share ("Shares"), of Fall River Gas Company, a Massachusetts corporation ("FAL") shown on Schedule A.

         WHEREAS, as a condition of entering into the Agreement of Merger, made as of the date hereof, by and between SUG and FAL (the "Merger Agreement"), SUG has requested that the Stockholders agree, and the Stockholders have agreed (i) to enter into a voting agreement and (ii) to give SUG an irrevocable proxy, coupled with an interest, to vote the Shares held by the Stockholders, in each case as more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. AGREEMENT TO VOTE SHARES. Each Stockholder agrees during the term of this Agreement to vote, or cause to be voted, the Shares shown opposite the Stockholder's name on Schedule A hereto and any other Shares acquired after the date hereof, in person or by proxy, in favor of the Merger, the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement at every meeting of the stockholders of FAL at which such matters are considered and at every adjournment thereof.

         2. GRANT OF IRREVOCABLE PROXY. Each Stockholder hereby grants to SUG an irrevocable proxy, which proxy is coupled with an interest because of the consideration recited herein, to exercise, at any time and from time to time, all rights and powers of the Stockholder with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto to vote, give approvals, and receive and waive notices of meetings for the purpose of securing the approval and adoption by the stockholders of FAL of the Merger Agreement and the consummation of the transactions contemplated thereby and to prevent any action that would prevent or hinder in any material respect such approval or consummation. By giving this proxy each Stockholder hereby revokes any other proxy granted by the Stockholder to vote any of the Shares in a manner inconsistent with the foregoing grant. The power and authority hereby conferred shall not be terminated by any act of the Stockholder or by operation of law, by the dissolution of, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all its successors and assigns. If after the execution of this

Agreement the Stockholder shall dissolve, cease to have appropriate power or authority, or if any other such event or events shall occur, SUG is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such dissolution, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

         3. NO OTHER GRANT OF PROXY. Each Stockholder will not, directly or indirectly, grant any proxies or powers of attorney with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto or acquired after the date hereof to any person in connection with its vote, consent or other approval sought, in favor of the Merger (as defined in the Merger Agreement), the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, other than as set forth in Sections 1 and 2 hereof.

         4. TRANSFERS. Each Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Shares or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Shares or any interest therein to any person, unless prior to any such Transfer the transferee of such Shares agrees to be subject to the provisions of this Agreement.

         5. NO SOLICITATION. Until the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, each Stockholder shall not, nor shall it permit any investment banker, attorney or other advisor or representative of such Stockholder to, directly or indirectly through another person, solicit, initiate, encourage or otherwise facilitate any takeover proposal.

         6. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder as to such Stockholder hereby represents and warrants to, and covenants with, SUG as follows:

         (a) The Stockholder beneficially owns with power to vote the number of Shares shown opposite the Stockholder's name on Schedule A free and clear of any and all claims, liens, charges, encumbrances, covenants, conditions, restrictions, voting trust arrangements, options and adverse claims or rights whatsoever, except as granted hereby or as would have no adverse effect on this Agreement and/or the proxy granted hereby. The Stockholder does not own of record or beneficially any shares of capital stock of FAL or other securities representing or convertible into shares of capital stock of FAL except as set forth in the preceding sentence, Shares purchased after the date hereof which shall become subject to this Agreement and the proxy granted hereby, and Shares which any of them may have the right to purchase upon exercise of options or warrants;

         (b) The Stockholder has the full right, power and authority to enter into this Agreement and to grant an irrevocable proxy to SUG with respect to the Shares; there are no options, warrants, calls, commitments or agreements of any nature whatsoever pursuant to which any person will have the right to purchase or otherwise acquire the Shares owned by the Stockholder except as would, if exercised, require such purchaser or acquiror to abide by this

Agreement and the proxy granted hereby with respect thereto; except as provided in this Agreement, the Stockholder has not granted or agreed to grant any proxy or entered into any voting trust, vote pooling or other agreement with respect to the right to vote or give consents or approval of any kind as to the Shares which proxy, trust, pooling or other agreement remains in effect as of the date hereof and is in conflict with this Agreement or the proxy granted hereby;

         (c) The Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution, delivery or performance of this Agreement by the Stockholder or the exercise of proxy rights by SUG with respect to the Shares;

         (d) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject only to
(i) the effect of bankruptcy, insolvency, reorganization or moratorium laws or other laws generally affecting the enforceability of creditors' rights and
(ii) general equitable principles which may limit the right to obtain specific performance or other equitable remedies; and

         (e) The Stockholder will take all commercially reasonable action necessary in order that its representations and warranties set forth in this Agreement shall remain true and correct.

         7. STOCKHOLDERS' COVENANTS. Each Stockholder shall not enter into any voting trust agreement, give any proxy or other right to vote the Shares or take any action that would limit the rights of any holder of the Shares to exercise fully the right to vote such Shares that would be in conflict with this Agreement or the proxy granted hereby.

         8. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9. ASSIGNMENT. This Agreement shall not be assigned or delegated by any party hereto, except that SUG may transfer its rights hereunder to any wholly-owned subsidiary of SUG, and except that any assignment of any of the Shares by any Stockholder shall require that such Shares remain subject to this Agreement and the proxy granted hereby. This Agreement shall be binding upon and inure to the benefit of SUG and its successors and assigns and shall be binding upon and inure to the benefit of the Stockholders and their permitted successors and any permitted assigns.

         10. SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable. In addition to any other legal or equitable remedies to which SUG would be entitled, in the event of a breach or a threatened breach of this Agreement by any Stockholder, SUG shall have the right to obtain equitable relief, including

(but not limited to) an injunction or order of specific performance of the terms hereof from a court of competent jurisdiction.

         11. AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by cable, telegram or telex, or mailed by a party hereto by registered or certified mail (return receipt requested) or by a nationally recognized overnight mail deliver service, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

         if to SUG:
                                   Southern Union Company
                                 504 Lavaca Street, Suite 800
                                     Austin, Texas 78701
                                 Attention: Peter H. Kelley
                           President and Chief Operating Officer
                                  Fax Number: (512) 477-3879

         with a copy to:
                                  Pennsylvania Enterprises, Inc.
                                          One PEI Center
                             Wilkes-Barre, Pennsylvania 18711-0601
                                        Attn: Thomas F. Karam
                             President and Chief Executive Officer
                                     Fax Number: (570) 829-8900

         and:
                                   Hughes Hubbard & Reed LLP
                                    One Battery Park Plaza
                                   New York, New York 10004
                                  Attn: Garett J. Albert, Esq.
                                  Fax Number: (212) 422-4726

         if to any Stockholder, to such Stockholder:
                                  c/o Fall River Gas Company
                                    155 North Main Street
                               Fall River, Massachusetts 02722
                                  Fax Number: (508) 675-7811

         with a copy to:
                           Rich, May, Bilodeau & Flaherty, P.C.
                                    176 Federal Street
                               Boston, Massachusetts 02110

                          Attn: Eric J. Krathwohl, Esq.
                           Fax Number: (617) 556-3889

Any party may change its address for notice by notice so given.

         13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

         14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         15. TERM. This Agreement shall terminate, and the proxy granted herein shall cease to be irrevocable, upon the consummation of the Merger in accordance with and as defined in the Merger Agreement or such other expiration or termination of the Merger Agreement in accordance with its terms, and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except nothing herein will relieve any party from liability for any prior breach hereof.

         IN WITNESS WHEREOF, SUG has caused this Agreement to be duly executed, and each Stockholder has duly executed this Agreement, on the day and year first above written.

                                       SOUTHERN UNION COMPANY



                                       By: /s/ RONALD J. ENDRES
                                          -------------------------------------
                                          Name:  Ronald J. Endres
                                          Title: Executive Vice President


                                      THE JARABEK FAMILY LIMITED PARTNERSHIP


                                       /s/ BARBARA N. JARABEK
                                       ----------------------------------------
                                       Barbara N. Jarabek, General Partner


                                       /s/ RONALD J. FERRIS
                                       ----------------------------------------
                                       Ronald J. Ferris


                                       /s/ BRADFORD J. FAXON
                                       ----------------------------------------
                                       Bradford J. Faxon


                                       /s/ RAYMOND H. FAXON
                                       ----------------------------------------
                                       Raymond H. Faxon


                                       /s/ CINDY L.J. AUDETTE
                                       ----------------------------------------
                                       Cindy L.J. Audette


                                       /s/ GILBERT C. OLIVEIRA, JR.
                                       ----------------------------------------
                                       Gilbert C. Oliveira, Jr.


                                       /s/ THOMAS H. BILODEAU
                                       ----------------------------------------
                                       Thomas H. Bilodeau

                                   SCHEDULE A


Stockholder                                               Number of Shares
-----------                                               ----------------
The Jarabek Family Limited Partnership                         295,710

Ronald J. Ferris                                               145,059

Bradford J. Faxon                                               40,306

Raymond H. Faxon                                                57,370

Cindy L.J. Audette                                              13,190

Gilbert C. Oliveira, Jr.                                        12,539

Thomas H. Bilodeau                                               9,006

                                 APPENDIX  D

               FORM OF VOTING AGREEMENT AND IRREVOCABLE PROXY

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger among Southern Union Company ("Southern Union"), and Fall River Gas Company ("Fall River"), dated as of October 4,1999 (as amended, supplemented or otherwise modified from time to time, the "Merger Agreement").

         In connection therewith, the undersigned agrees, upon each and every oral or written request or direction by Fall River, and in accordance with such request or direction, (a) to vote each of the shares of common stock (par value $.83 1/3 per share) of Fall River beneficially owned by the undersigned (the "Shares") entitled to vote as of the record date for the Special Meeting of Shareholders of Fall River called for the purpose of voting on the Merger Agreement, either in person or by proxy, in favor of the approval of the Merger Agreement and the transactions contemplated thereby and (b) to vote the Shares, either in person or by proxy, on any other matter that is not inconsistent with the Merger Agreement and the transactions contemplated thereby submitted to Fall River's shareholders for approval in the same proportion as the votes cast by the shareholders of Fall River other than Southern Union. The undersigned irrevocably appoints each of Bradford J. Faxon and Peter H. Thanas attorney-in-fact and proxy of the undersigned, with full power of substitution, to vote the Shares on its behalf pursuant to the preceding sentence. This appointment is effective upon execution of this proxy and shall be valid until (A) in the case of clause (a) of the second preceding sentence, the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the consummation of the transactions contemplated by the Merger Agreement and (B) in the case of clause (b) of the second preceding sentence, the earliest to occur of (i) February 28, 2001, (ii) the sale of the Shares to one or more parties unaffiliated with Southern Union in open market transactions or (iii) the consummation of the transactions contemplated by the Merger Agreement. This proxy is irrevocable and shall be deemed to be coupled with an interest. The execution of this proxy shall revoke all prior proxies or written consents given by the undersigned at any time with respect to the Shares and no subsequent proxies or written consents may be given (and if given will be deemed not to be effective) by the undersigned with respect to the Shares.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to execute this proxy, and has, or will have, good and unencumbered title to the Shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, in any such case that would preclude the effectiveness of this proxy. The undersigned will, upon request, execute and deliver any additional documents and take such further actions necessary or desirable to carry out the purposes of the proxy. All authority conferred or agreed to be conferred in this proxy shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned.


                                       SOUTHERN UNION COMPANY

                                       By: /s/ PETER H. KELLEY
                                          --------------------------------------
                                           Peter H. Kelley
                                           President and Chief Operating Officer

DATED: April 25, 2000

                                     PART II

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article TWELFTH of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that
(i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

         The directors and officers of Southern Union are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union. Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

       EXHIBIT
       NUMBER    DESCRIPTION
       -------   -----------

        (2)      PLAN OF ACQUISITION
        2.1 - Agreement of Merger between Southern Union Company and Fall River Gas Company dated as of October 4, 1999. (Filed as
                 Exhibit 2 to Southern Union's Current Report on Form 8-K filed on October 4, 1999 and incorporated herein by reference; also included in the Proxy Statement/Prospectus as Appendix A).
        2.2 - Agreement and Plan of Merger among Southern Union Company, GUS Acquisition Corporation and Providence Energy Corporation dated November 15, 1999. (Filed as Exhibit 2 to Southern Union's Current Report on Form 8-K filed on November 19, 1999 and incorporated herein by reference.)
        2.3 - Agreement and Plan of Merger among Southern Union Company, SUG Acquisition Corporation and Valley Resources, Inc. dated November 30, 1999. (Filed as Exhibit 2 to

                 Southern Union's Current Report on Form 8-K filed on December 6, 1999 and incorporated herein by reference.)

        (3)(i)   ARTICLES OF INCORPORATION
         3.1 - Restated Certificate of Incorporation of Southern Union Company. (Filed as Exhibit 3(a) to Southern Union's Transition Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference.)
         3.2 - Amendment to Restated Certificate of Incorporation of Southern Union Company which was filed with the Secretary of State of Delaware and became effective on October 26, 1999. (Filed as Exhibit 3(a) to Southern Union's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)

        (3)(ii)  BY-LAWS
         3.3 - Southern Union Company Bylaws, as amended. (Filed as Exhibit 3(a) to Southern Union's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
        (4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES
         4.1 - Specimen Common Stock Certificate. (Filed as Exhibit 4(a) to Southern Union's Annual Report on Form 10-K for the year ended December 31, 1989 and incorporated herein by reference.)
         4.2 - Indenture between Chase Manhattan Bank, N.A., as trustee, and Southern Union Company dated January 31, 1994. (Filed as
                 Exhibit 4.1 to Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
         4.3 - Officers' Certificate dated January 31, 1994 setting forth the terms of the 7.60% Senior Debt Securities due 2024. (Filed as Exhibit 4.2 to Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
         4.4 - Officer's Certificate of Southern Union Company dated November 3, 1999 with respect to 8.25% Senior Notes due 2029. (Filed as Exhibit 99.1 to Southern Union's Current Report on Form 8-K filed on November 19, 1999 and incorporated herein by reference.)
         4.5 - Certificate of Trust of Southern Union Financing I. (Filed as Exhibit 4-A to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.6 - Certificate of Trust of Southern Union Financing II. (Filed as Exhibit 4-B to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.7 - Certificate of Trust of Southern Union Financing III. (Filed as Exhibit 4-C to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.8 - Form of Amended and Restated Declaration of Trust of Southern Union Financing I. (Filed as Exhibit 4-D to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.9 - Form of Subordinated Debt Securities Indenture among Southern Union Company and Chase Manhattan Bank, N.A., as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.10 - Form of Supplemental Indenture to Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities issued in connection with the Southern Union Financing Preferred Securities. (Filed as Exhibit 4-H to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)

         4.11 - Form of Southern Union Financing I Preferred Security (included in 4.7 above). (Filed as Exhibit 4-I to Southern Union's Registration Statement on Form S-3 (Filed as Exhibit 3(a) to Southern Union's Transition Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference.)

         4.12 - Form of Subordinated Debt Security (included in 4.9 above.) (Filed as Exhibit 4-J to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.13 - Form of Guarantee with respect to Southern Union Financing I Preferred Securities. (Filed as Exhibit 4-K to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
         4.14 - First Mortgage Bonds Indenture of Mortgage and Deed of Trust dated as of March 15, 1946 by Southern Union Company (as successor to PG Energy, Inc. formerly, Pennsylvania Gas and Water Company, and originally, Scranton-Spring Brook Water Service Company) to Guaranty Trust Company of New York. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
         4.15 - Twenty-Third Supplemental Indenture dated as of August 15, 1989 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company and Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New
                 York). (Filed as Exhibit 4.2 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
         4.16 - Twenty-Sixth Supplemental Indenture dated as of December 1, 1992 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company and Morgan Guaranty Trust Company of New York. (Filed as Exhibit 4.3 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
         4.17 - Thirtieth Supplemental Indenture dated as of December 1, 1995 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York). (Filed as Exhibit 4.4 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
         4.18 - Thirty-First Supplemental Indenture dated as of November 4, 1999 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company and U. S. Bank Trust, National Association (formerly, First Trust of New York, National Association). (Filed as Exhibit 4.5 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
         4.19 - Pennsylvania Gas and Water Company Bond Purchase Agreement dated September 1, 1989. (Filed as Exhibit 4.6 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
         4.20 - Southern Union is a party to other debt instruments, none of which authorizes the issuance of debt securities in an amount which exceeds 10% of the total assets of Southern Union. Southern Union hereby agrees to furnish a copy of any of these instruments to the Commission upon request.

         (5)     OPINION RE LEGALITY
         5.1 - Opinion of Fleischman and Walsh, L.L.P. including the consent of such firm.

         (8)     OPINIONS RE TAX MATTERS
         8.1 - Opinion of Rich, May, Bilodeau & Flaherty, P.C. including the consent of such firm.
         8.2 - Opinion of Hughes Hubbard & Reed LLP including the consent of such firm.

         (10)    MATERIAL CONTRACTS
         10.1 - Amended and Restated Revolving Credit Agreement (Long-Term Credit Facility) between Southern Union Company and the Banks named therein dated May 31, 2000.
         10.2 - Amended and Restated Revolving Credit Agreement (Short-Term Credit Facility) between Southern Union Company and the Banks named therein dated May 31, 2000.
         10.3 - Southern Union Company 1982 Incentive Stock Option Plan and form of related Stock Option Agreement. (Filed as Exhibits 4.1 and 4.2 to Form S-8, File No. 2-79612 and incorporated herein by reference.)
         10.4 - Form of Indemnification Agreement between Southern Union Company and each of the Directors of Southern Union Company. (Filed as Exhibit 10(I) to Southern Union's Annual Report on Form 10-K for the year ended December 31, 1986 and incorporated herein by reference.)
         10.5 - Southern Union Company 1992 Long-Term Stock Incentive Plan, as Amended. (Filed as Exhibit 10(l) to Southern Union's Annual Report on Form 10-K for the year ended June 30, 1998 and incorporated herein by reference.)*
         10.6 - Southern Union Company Director's Deferred Compensation Plan. (Filed as Exhibit 10(g) to Southern Union's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.)*
         10.7 - Southern Union Company Amended Supplemental Deferred Compensation Plan with Amendments. (Filed as Exhibit 4 to Southern Union's Form S-8 filed March 27, 1999 and incorporated herein by reference.)*
         10.8 - Form of Warrant granted to Fleischman and Walsh, L.L.P. (Filed as Exhibit 10(j) to Southern Union's Transition Report on Form 10-K for the year ended June 30, 1994 and incorporated herein by reference.)
         10.9 - Renewal of Promissory Note Agreement between Peter H. Kelley and Southern Union Company dated May 31, 1995. (Filed as
                 Exhibit 10(i) to Southern Union's Annual Report on Form 10-K for the year ended June 30, 1995 and incorporated herein by reference.)
         10.10 - Employment agreement between Thomas F. Karam and Southern Union Company dated December 28, 1999. (Filed as Exhibit 10(a) to Southern Union's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
         10.11 - Secured Promissory Note and Security Agreements between Thomas F. Karam and Southern Union Company dated December 20, 1999. (Filed as Exhibit 10(b) to Southern Union's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and incorporated herein by reference.)
         10.12 - Southern Union Company Pennsylvania Division Stock Incentive Plan. (Filed as Exhibit 4 to Form S-8, SEC File No. 333-36146, filed on May 3, 2000 and incorporated herein by reference.)*
         10.13 - Southern Union Company Pennsylvania Division 1992 Stock Option Plan. (Filed as Exhibit 4 to Form S-8, SEC File No. 333-36150, filed on May 3, 2000 and incorporated herein by reference.)*

----------------
* Indicates Management Compensation Plan

         (21)    SUBSIDIARIES OF THE COMPANY
         21      -  Subsidiaries of the Company.

         (23)    CONSENT OF EXPERTS
         23.1    - Consent of Independent Accountants, PricewaterhouseCoopers
                   LLP
         23.2    - Consent of Independent Accountants, PricewaterhouseCoopers
                   LLP
         23.3    - Consent of Independent Accountants, Arthur Andersen LLP
         23.4    - Consent of Independent Public Accountants, Arthur Andersen
                   LLP
         23.5    - Consent of Independent Public Accountants, Arthur Andersen
                   LLP
         23.6 - Consent of Independent Certified Public Accountants, Grant Thornton LLP
         23.7 - Consent of Fleischman and Walsh, L.L.P. is included in the opinion of counsel filed as Exhibit 5.1.
         23.8    - Consent of Rich, May, Bilodeau & Flaherty, P.C. is included in the opinion of counsel filed as Exhibit 8.1.
         23.9    - Consent of Hughes Hubbard & Reed LLP is included in the
                   opinion of counsel filed as Exhibit 8.2.
         23.10   - Consent of Legg Mason Wood Walker, Incorporated.
         (24)    POWER OF ATTORNEY
         24      - Power of Attorney of Directors of Registrant
         (99)    ADDITIONAL EXHIBITS
         99      - Form of Proxy of Fall River


         All supporting schedules have been omitted because they are not required or the information required to be set forth therein is included in the consolidated financial statements or in the notes thereto.

ITEM 22. UNDERTAKINGS.

         (A) The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (B) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (C)      The undersigned Registrant hereby undertakes as follows:

                  (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (E) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (F) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 6, 2000.


                                          SOUTHERN UNION COMPANY


                                          /s/ RONALD J. ENDRES
                                          -----------------------------------
                                          Ronald J. Endres
                                          Executive Vice President and Chief
                                          Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 6, 2000.

                SIGNATURE                          CAPACITY
                ---------                          --------

         George L. Lindemann*       Director and Chief Executive Officer

         /s/PETER H. KELLEY         Director and Chief Operating Officer
         ------------------
         Peter H. Kelley

         John E. Brennan*           Director

         Frank W. Denius*           Director

         Aaron I. Fleischman*       Director

         Kurt A. Gitter, M.D.*      Director

         Adam M. Lindemann*         Director

         Roger J. Pearson*          Director

         George Rountree, III*      Director

         Dan K. Wassong*            Director

         Thomas F. Karam*           Director

         Ronald W. Simms*           Director

         /s/RONALD J. ENDRES        Executive Vice President and Chief Financial
         -------------------        Officer
         Ronald J. Endres

         /s/DAVID J. KVAPIL         Senior Vice President and Controller
         ------------------                (Principal Accounting Officer)
         David J. Kvapil

*By: /s/ RONALD J. ENDRES
         ----------------
     Ronald J. Endres
     Attorney-in-Fact